AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 9, 1999
                             REGISTRATION NOS. 333-          AND 333-
===========================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                    -----------------------------------

                    COUNTRYWIDE CREDIT INDUSTRIES, INC.

                        COUNTRYWIDE HOME LOANS, INC.
         (Exact name of registrants as specified in their charters)
                    -----------------------------------

       DELAWARE                                               NEW YORK
    (State or other                                       (State or other
    jurisdiction of                                       jurisdiction of
   incorporation or                                       incorporation or
     organization)                                         organization)
      13-2641992                                             13-2631719
   (I.R.S. Employer                                       (I.R.S. Employer
  Identification No.)                                   Identification No.)
                             4500 PARK GRANADA
                            CALABASAS, CA 91302
                               (818) 225-3000
                     (Address, including zip code, and
                      telephone number, including area
                      code, of registrants' principal
                             executive offices)
                              ANGELO R. MOZILO
                      Chairman of the Board and Chief
                             Executive Officer
                    Countrywide Credit Industries, Inc.
                         and Chairman of the Board
                        COUNTRYWIDE HOME LOANS, INC.
                             4500 PARK GRANADA
                            CALABASAS, CA 91302
                               (818) 225-3000
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)
                    -----------------------------------
                                 COPIES TO:

           KENNETH R. BLACKMAN                       EDWARD J. FINE
     FRIED, FRANK, HARRIS, SHRIVER &                BROWN & WOOD LLP
                JACOBSON                         ONE WORLD TRADE CENTER
           ONE NEW YORK PLAZA                   NEW YORK, NEW YORK 10048
        NEW YORK, NEW YORK 10004                     (212) 839-5300
             (212) 859-8000

                    -----------------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.

                    -----------------------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

                                                    (Continued on next page)

                    -----------------------------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===========================================================================

   (Continued from previous page)

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
_______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                      CALCULATION OF REGISTRATION FEE
============================================================================================================
                                          MAXIMUM          PROPOSED       PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES     AMOUNT TO BE    MAXIMUM OFFERING      AGGREGATE         AMOUNT OF
        TO BE REGISTERED(1)          REGISTERED(2)(3)   PRICE PER UNIT    OFFERING PRICE   REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Common Stock, par value $.05 per
share(5)
Preferred Stock, par value
$.05 per share
Stock Purchase Contracts
Debt Securities..........              $3,000,000,000         (6)        $3,000,000,000(4)      $834,000
------------------------------------------------------------------------------------------------------------
Guarantees of Debt Securities......    $3,000,000,000         (7)               (7)                None
------------------------------------------------------------------------------------------------------------
Debt Securities and Guarantees to be
sold in market-making transactions(8)              --          --                --                  --
============================================================================================================

(1) Also includes (i) such indeterminate number of shares of Common Stock and Preferred Stock as may be issued upon (a) conversion of or exchange for other shares of Preferred Stock or Debt Securities to the extent such other shares of Preferred Stock or Debt Securities provide for conversion into or exchange for shares of Common Stock or Preferred Stock, or (b) exercise of any Stock Purchase Contracts, (ii) such indeterminate principal amount of Debt Securities and related Guarantees of such Debt Securities as may be issued upon conversion of or exchange for shares of Preferred Stock or other Debt Securities and related Guarantees of such Debt Securities to the extent such shares of Preferred Stock and other Debt Securities and related Guarantees of such Debt Securities provide for conversion into or exchange for Debt Securities and related Guarantees of such Debt Securities and (iii) Stock Purchase Contracts which may be offered as part of Units of Stock Purchase Contracts and other Securities registered hereby.

(2) Or, if any Debt Securities are issued at an Original Issue Discount, such greater amount as shall result in an aggregate public offering price not in excess of $3,000,000,000.

(3) In U.S. dollars or the equivalent thereof in one or more foreign currencies or currency units or composite currencies.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(5) This Registration Statement also applies to associated Preferred Stock purchase rights under the stockholders' rights agreement of Countrywide Credit Industries, Inc., which, prior to the occurrence of certain events, are attached to and tradable only with the shares of Common Stock registered hereby. No registration fee is required for such Preferred Stock purchase rights, as they will be issued for no additional consideration.

(6) Not specified as to each class of Securities to be registered pursuant to General Instruction II-D of Form S-3.

(7) No separate consideration will be received for the Guarantees of Debt Securities.

(8) This Registration Statement registers an indeterminate principal amount of Debt Securities and related Guarantees of such Debt Securities to be sold by Countrywide Securities Corporation in market-making transactions where required.

                    -----------------------------------

(REDHEARING)

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND THEY ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION. DATED JULY 9, 1999.
            Prospectus Supplement to Prospectus dated [     ], 1999.

                                   Units
                 [LOGO] COUNTRYWIDE CREDIT INDUSTRIES, INC.
             % Adjustable Conversion-rate Equity Security Units
                             -----------------

     Each unit consists of a contract to purchase shares of common stock and a subordinated deferrable note of Countrywide Credit Industries, Inc. The note is subject to a call option granted to Goldman, Sachs & Co. Investors will receive from each unit:

     o    interest payments at the rate of [ ]% per year, paid quarterly;
          and

     o on [ ], between [ ] and one share of common stock of Countrywide Credit Industries, Inc., depending on the average trading price of the shares of common stock at that time.

     In addition, investors will be entitled to receive from Countrywide Credit Industries, Inc. contract fees of [ ]% per year or investors will be required to pay to Countrywide Credit Industries, Inc. contract fees of [ ]% per year, as Countrywide Credit Industries, Inc. will specify in the final prospectus supplement.

     Countrywide Credit Industries, Inc. can defer payments of contract fees and quarterly interest payments on the notes, but deferrals will bear additional interest of [ ]%. Investors will pledge their notes to secure their obligations under the purchase contracts and the call options.

     Investors may not separate the notes from the purchase contracts, unless they pledge alternative collateral as described below. The notes and the purchase contracts will therefore trade together as units.

     Countrywide Credit Industries, Inc. will apply to list the units on the New York Stock Exchange under the symbol "[ ]." Countrywide Credit Industries, Inc.'s common stock is listed on the New York Stock Exchange under the symbol "CCR." The last reported sale price of Countrywide Credit Industries, Inc.'s common stock on the New York Stock Exchange on July 8, 1999 was $43 per share.

     Investing in the units involves risks that are described in this prospectus supplement beginning on page S-6.

                             -----------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER
REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -----------------
                                                     Per Unit         Total
                                                     --------         -----
Initial public offering price....................       $               $
Proceeds from sale of call options remitted to          $               $
   Countrywide Credit Industries, Inc............
Underwriting discount............................       $               $
Proceeds to Countrywide Credit Industries, Inc.,
   before expenses...............................       $               $

     The underwriters may, under the terms of the underwriting agreement, purchase up to an additional [ ] units from us at the initial public offering price less the underwriting discount.

                             -----------------

     The underwriters expect to deliver the units against payment in New York, New York on [ ], 1999.

                             -----------------

GOLDMAN, SACHS & CO.                           [OTHER UNDERWRITERS]

                             ------------------
                   Prospectus Supplement dated [ ], 1999.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Countrywide Credit Industries, Inc. has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Countrywide Credit Industries, Inc. is not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement and the accompanying prospectus, respectively. The business, financial condition, results of operations and prospects of Countrywide Credit Industries, Inc. may have changed since those dates.

     References in this prospectus supplement to "Countrywide Credit Industries," "we," "us" and "our" are to Countrywide Credit Industries, Inc.

     References in this prospectus supplement to "Countrywide Home Loans" are to Countrywide Home Loans, Inc.

                       PROSPECTUS SUPPLEMENT SUMMARY

     The following summary may not contain all of the information that you should consider before investing in the units. You should read this entire prospectus supplement and the accompanying prospectus carefully.

                                THE OFFERING

THE UNITS

   COMPONENTS OF THE UNITS

     Each unit consists of a contract to purchase shares of our common stock and one of our subordinated deferrable notes. You will receive from each unit:

     o    interest payments at the rate of [ ]% per year, paid quarterly;
          and

     o on [ ], between [ ] and one share of our common stock, depending on the average trading price of the shares of our common stock at that time.

     In addition, you will be entitled to receive from us contract fees of [ ]% per year or you will be required to pay to us contract fees of [ ]% per year, as we will specify in the final prospectus supplement.

     The note is subject to a call option granted to Goldman, Sachs & Co., whom we refer to as the call option holder. Under the call option, the call option holder is entitled to acquire, on or before the last quarterly payment date before the stock purchase date, the notes underlying the units.

     The notes will be pledged to secure the unit holder's obligations to us to purchase shares of our common stock under the purchase contracts and to the call option holder to deliver the notes upon the call option holder's exercise of the call options.

     You may elect to substitute treasury securities as pledged securities in exchange for the notes underlying the units. If you elect to substitute treasury securities as pledged securities, the notes will no longer secure your obligations to purchase our common stock under the purchase contracts but will continue to secure your obligations to deliver the notes to the call option holder upon exercise of the call option. The units will then become "stripped units" that no longer generate cash payments, other than any contract fees payable by us, if required, under the terms of the underlying purchase contracts. Stripped units will not be interchangeable with units. We will endeavor to list the stripped units on the New York Stock Exchange if a sufficient number of stripped units are created.

     You may not separate the notes from the purchase contracts, unless you pledge alternative collateral as summarized above. The notes and the purchase contracts will therefore trade together as units.

   SETTLEMENT RATE

     The number of shares of our common stock that you will receive for each unit will be determined by one of the following settlement rates:

     o If the average trading price equals or exceeds $[ ], you will receive [ ] shares of our common stock.

     o If the average trading price is less than $[ ] but greater than $[ ], you will receive shares of our common stock having a value, based on the average trading price, equal to $[ ].

     o If the average trading price is less than or equal to $[ ], you will receive one share of our common stock.

     The average trading price used to determine the settlement rate will be the average closing price of our common stock during the 20-trading day period ending before [ ]. The settlement rate will be subject to anti-dilution adjustment in the case of stock splits, stock dividends or other events affecting our common stock. You can find more information about the settlement rate starting on page S-[ ].

   SETTLEMENT MECHANICS

     On the stock purchase date, each unit holder will be required to purchase, for the stated amount of $[ ] per unit, a number of shares of our common stock, or fraction of a share, equal to the settlement rate.

THE NOTES

     The notes will:

     o bear interest at an annual rate of [ ]%. Interest will be paid quarterly on [ ], [ ], [ ] and [ ], subject to the deferral provisions described below;

     o    mature on [ ]; and

     o    not be redeemable prior to maturity.

     On [insert call option expiration date], a nationally recognized investment banking firm chosen by us (the "rate increase agent") may decide to increase the interest rate on the notes after analyzing the then current total market value of the notes and the total consideration to be paid in exchange for the acquisition of the notes under the terms of the call options.

     We may defer payments of interest on the notes. Any deferred payments of interest will bear additional interest at an annual rate equal to the deferral rate of [ ]% until paid.

     Each holder of notes may elect to require us to repurchase its notes on the stock purchase date or in the event we become involved in certain cash mergers, at a price equal to their principal amount plus accrued interest, but only if the cash received on the exercise of the election is used to settle the related purchase contract.

OTHER TERMS OF THE UNITS

   CONTRACT FEES

     We may be required to pay contract fees of [ ]% to the holders of units or the holders of units may be required to pay contract fees of [ ]% to us, as specified in the final prospectus supplement. Any obligation of the holders of units to pay contract fees to us will be funded out of interest payments that will be made on the pledged securities. If those payments are insufficient to cover the obligation of the holders to pay contract fees, that obligation will be deferred until the earlier of the date enough cash is available and the stock purchase date. Any deferred contract fees will bear additional contract fees at an annual rate of [ ]% (compounding on each succeeding quarterly payment date).

   LISTING

     We will apply to list the units on the New York Stock Exchange under the symbol "[ ]".

                                RISK FACTORS

     Before purchasing units, you should carefully consider the following risk factors relating to the units.

YOU WILL BEAR THE ENTIRE RISK OF A DECLINE IN THE PRICE OF OUR COMMON STOCK

     The market value of the shares of our common stock you receive on [ ] (which we refer to as the "stock purchase date") may be materially different from the price you pay for the shares of our common stock. If the average trading price of our common stock on the stock purchase date is less than $[ ] (that is, less than the closing price of our common stock on the date of this prospectus supplement), you will on the stock purchase date, be required to purchase shares of our common stock at a loss. Accordingly, a holder of units assumes the entire risk that the market value of our common stock may decline. Any such decline could be substantial.

YOU WILL RECEIVE ONLY A PORTION OF ANY APPRECIATION IN OUR COMMON STOCK PRICE

     The number of shares of our common stock that will be issued upon settlement may decline by up to [ ]% as the market value of our common stock increases. Therefore, your opportunity for equity appreciation will be less than if you invested directly in our common stock. In addition, if the average trading price of our common stock at the stock purchase date exceeds $[ ] but falls below $[ ], you will receive no equity appreciation in our common stock.

THE MARKET PRICE FOR OUR COMMON STOCK IS UNPREDICTABLE

     It is impossible to predict whether the market price of our common stock will rise or fall. Many factors influence the trading price of our common stock. These factors include changes in our financial condition, results of operations and prospects and complex and interrelated political, economic, financial and other factors that can affect the capital markets generally, the stock exchanges on which our common stock trades and the market segments of which we are a part.

YOU MAY SUFFER DILUTION OF THE SHARES OF OUR COMMON STOCK ISSUABLE UPON SETTLEMENT OF PURCHASE CONTRACTS

     The number of shares of our common stock issuable upon settlement is subject to adjustment only for stock splits and combinations, stock dividends and certain other specified transactions. The number of shares of our common stock issuable upon settlement of each purchase contract is not subject to adjustment for other events, such as employee stock option grants, offerings of our common stock for cash or in connection with acquisitions or certain other transactions, which may adversely affect the price of our common stock. The terms of the units do not restrict our ability to offer our common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the interests of the holders of the units for any reason.

YOU HAVE NO RIGHTS AS COMMON STOCKHOLDERS

     Until you acquire shares of our common stock upon settlement of your purchase contract, you will have no rights with respect to our common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock. Upon settlement of your purchase contract, you will be entitled to exercise the rights of a holder of our common stock only as to actions for which the record date occurs after the settlement date.

YOUR NOTES WILL BE SUBORDINATED

     Our obligations under the notes will be unsecured and subordinated and rank junior in right of payment to all of our present and future senior indebtedness. We cannot make payments of principal of interest on the notes if:

     o We are in default under any payment obligation with respect to senior indebtedness beyond any applicable grace period;

     o We are otherwise in default with respect to any senior indebtedness permitting the holders of that senior indebtedness to accelerate the maturity of that senior indebtedness; or

     o any judicial proceeding is pending with respect to any default affecting the senior indebtedness.

     Neither the indenture nor the master unit agreement, which governs the terms of the units, places any limitation on the amount of additional secured or unsecured debt, including senior indebtedness, that may be incurred by us or any of our subsidiaries.

YOUR PLEDGED SECURITIES WILL BE ENCUMBERED

     Although holders of units will be beneficial owners of the underlying pledged securities, those pledged securities will be pledged with the collateral agent to secure the obligations of the holders under the purchase contracts. Therefore, for so long as the purchase contracts remain in effect, holders will not be allowed withdraw their pledged securities from the pledge agreement, except in the limited circumstances described in this prospectus supplement.

WE WILL HAVE THE OPTION TO DEFER PAYMENTS

     We have the right to defer interest payments on the notes at any time or from time to time. We cannot defer interest payments beyond the maturity date. However, deferred payments of interest on the notes will bear additional interest at an effective rate per year of [ ]% until paid.

     If we are required to pay contract fees on the purchase contracts, we will have the right to defer the payment of these fees at any time or from time to time. We cannot defer payments of contract fees beyond the stock purchase date. However, deferred payments of contract fees will bear additional contract fees at an effective rate per year of [ ]% until paid.

     If we exercise our right to defer interest or, to the extent we are required to pay contract fees, we exercise our right to defer contract fee payments, the market price of the units is likely to decrease. In addition, the mere existence of the right to defer payments may cause the market price of the units to be more volatile than the market prices of other securities that are not subject to such deferrals.

LIMITATION ON VALUE OF NOTES AS A RESULT OF CALL OPTIONS

     If the value of the notes underlying the units is greater than the value of the total consideration to be paid upon exercise of the call options (as expected), it is likely that the call option holder will exercise its call options. In that case, the call option holder, rather than holders of units, will realize the benefit of that greater value. The notes may increase in value due to, among other things, a decrease in market interest rates or an increase in the perceived credit quality of the notes or as a result of the interest rate adjustment described under "Description of the Notes--Interest Rate Increases."

MASTER UNIT AGREEMENT NOT QUALIFIED UNDER TRUST INDENTURE ACT; LIMITED OBLIGATIONS OF UNIT AGENT

     Although the notes included in the units will be issued under the terms of an indenture qualified under the Trust Indenture Act, the master unit agreement relating to the units will not be qualified under the Trust Indenture Act. The unit agent under the master unit agreement, who will act as the agent and the attorney-in-fact for the holders of the units, will not be qualified as a trustee under the Trust Indenture Act. Accordingly, holders of the units will not have the benefit of the protections of the Trust Indenture Act. Under the terms of the master unit agreement, the unit agent will have only limited obligations to the holders of the units.

POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET

     The units are securities for which there is currently no secondary market. It is not possible to predict how the units will trade in the secondary market or whether the market for the units will be liquid or illiquid. We will apply to list the units on the New York Stock Exchange. The underwriters have advised us that they intend to make a market for the units and thus facilitate trading in the units. However, the underwriters are not obligated to make a market and may discontinue market-making at any time.

YOU WILL HAVE OID INCOME

     For U.S. federal income tax purposes, the notes will be classified as contingent payment debt instruments. As a result, they will be considered to be issued with original issue discount or OID, which you will be required to include in income during your period of ownership of the notes, subject to certain adjustments. Additionally, any gain realized on a sale of notes or any gain attributable to notes on a sale of units before maturity will be treated as ordinary interest income.

YOU WILL NOT BE PERMITTED TO DEDUCT CONTRACT FEES

     If you are required to pay contract fees to us, it is unlikely that those fees will be deductible by you for United States federal income tax purposes. As a result, although the amount of cash distributions made to you will be reduced by the amount of any contract fees payable to us, you will nevertheless recognize ordinary income each quarter equal to the full amount of OID required to be accrued with respect to the notes or treasury securities without a deduction for the contract fees.

                       COUNTRYWIDE CREDIT INDUSTRIES

     Through Countrywide Home Loans, our principal subsidiary, we originate, purchase, securitize, sell and service mortgage loans. Our mortgage loans are principally prime credit quality first-lien mortgage loans secured by single- (one- to four-) family residences ("Prime mortgages"). We also offer home equity loans either with newly produced Prime mortgages or as a separate product. In addition, we offer sub-prime credit quality first-lien single-family mortgage loans. Our other subsidiaries offer products and services that complement our mortgage banking business.

RECENT DEVELOPMENTS

     On June 12, 1999, we agreed to purchase Balboa Life Insurance Company and Balboa Insurance Company from Associates First Capital Corporation for $425 million, payable in cash, subject to adjustment. Balboa Life Insurance Company underwrites life insurance policies, and Balboa Insurance Company underwrites credit-related insurance and specializes in creditor-placed auto and homeowners insurance. Completion of the acquisition is subject to regulatory approval and customary closing conditions. Assuming we receive the necessary regulatory approvals and satisfy other closing conditions, we anticipate closing the acquisition during our fiscal quarter ending November 30, 1999, but we can not assure you that the acquisition will close.


                              USE OF PROCEEDS

     We estimate that we will receive approximately $[ ] from the sale of the units after deducting our estimated expenses for the offering. We plan to use the net proceeds from the offering to partially finance the acquisition of the Balboa companies as described in "Countrywide Credit Industries --Recent Developments." We intend to fund the balance of the purchase price for the Balboa companies with funds obtained through other financing sources.

                               CAPITALIZATION

     The following table sets forth our consolidated capitalization (1) at February 28, 1999 and (2) as adjusted to reflect the sale and the application of the net proceeds of the units. The table should be read together with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement. See "Additional Information" in the accompanying prospectus.

                                                            FEBRUARY 28, 1999
                                                         ACTUAL      AS ADJUSTED
                                                              (IN THOUSANDS)
  DEBT:
     Commercial paper ...............................   $   176,559
     Medium-term notes ..............................     8,039,824
     Repurchase agreements ..........................     1,517,405
     Subordinated notes .............................       200,000
     __% Subordinated deferrable
       notes due 20__  ..............................          --
     Unsecured notes payable ........................          --
     Other notes payable ............................         1,971
     Drafts payable in connection with
       mortgage loan closings .......................     1,083,499
                                                        -----------
          Total debt ................................    11,019,258
     Accounts payable and accrued ...................       517,937
     liabilities
     Deferred income taxes ..........................     1,092,176
                                                       ------------  -----------
     Total debt and liabilities .....................   $12,629,371
                                                       ------------  -----------
     Company-obligated mandatorily
       redeemable preferred
       securities of subsidiary
       trust holding a
       company-guaranteed related
       subordinated debt(1) ......................          300,000
      Company-obligated
        mandatorily redeemable
        subordinated capital
        income securities of
        subsidiary trust holding a
        company-guaranteed related
        subordinated debt(2) .....................          200,000

     SHAREHOLDERS' EQUITY:
        Preferred stock -- authorized
          1,500,000 shares of $.05
          par value; issued and
          outstanding, none ......................             --
        Common stock-- authorized,
          240,000,000 shares of $.05
          par value; 112,619,313
          issued and outstanding shares(3)........            5,631
        Additional paid-in capital ...............        1,153,673
        Accumulated other
          comprehensive (loss) income ............          (19,593)
        Retained earnings ........................        1,379,174
                                                       ------------  -----------
     Total shareholders' equity ..................     $  2,518,885
                                                       ------------  -----------
     Total capitalization ........................     $ 15,648,256
                                                       ============  ===========

-----------------

(1) Represents the 8% Capital Trust Pass-through Securities of Countrywide Capital I, a Delaware business trust.
(2) Represents the 8.05% Subordinated Capital Income Securities of Countrywide Capital III, a Delaware business trust.
(3) Does not include 11,497,044 shares reserved for issuance upon exercise of stock options of which options for 6,514,039 shares were exercisable as of February 28, 1999.

                            DESCRIPTION OF UNITS

     The summaries of the documents described below are not necessarily complete. Copies of those documents are on file with the SEC as part of our registration statement. See "Additional Information" on page 2 of the accompanying prospectus for information on how to obtain copies of those documents. Because this section is a summary, it does not describe every aspect of the units. This summary is subject to and qualified in its entirety by reference to all the provisions of each of the underlying agreements.

     You should also review the description of the stock purchase contracts and the stock purchase units beginning on page 9 in the accompanying prospectus.

GENERAL

     Each unit will have a stated amount of $[ ]. Each unit will initially consist of:

     a purchase contract under which

     o the holder will purchase from us on the stock purchase date of [ ], for cash in an amount equal to the stated amount, between [ ] of a share and one share of our common stock (depending upon the average trading price of our common stock on the stock purchase date, as described below); and

     o we will pay the holder or the holder will pay us, as specified in the final prospectus supplement, contract fees at the contract fee rate of [ ]% of the stated amount per year, each as described below; and

     one of our subordinated deferrable notes

     o    having a principal amount equal to the stated amount; and

     o bearing interest at a rate of [ ]%, subject to a call option granted to Goldman, Sachs & Co., whom we refer to as the call option holder, that (when added to the call options underlying all other units) will entitle the call option holder to acquire the notes underlying the units on or before the last quarterly payment date before the stock purchase date in exchange for the total call option exercise consideration as described below.

     As long as a purchase contract remains in effect, the purchase contract, and the note or other pledged securities securing it (and, for so long as the call option relating to those pledged securities is exercisable, the obligations of the holder to the call option holder), cannot be separated and the holder may transfer them only as an integrated unit, unless the holder pledges alternative collateral as described below.

     Between the date the units are issued and the stock purchase date, the holder will be entitled to receive cash payments totaling [ ]% of the stated amount per year, payable in arrears on the [ ], [ ], [ ] and [ ] of each year beginning on [ ] (unless deferred as described below). Those payments will consist of interest payments on the notes or other pledged securities plus any contract fees payable by us or net of the contract fees payable by the holder, as applicable. If the holder does not provide cash as substitute collateral to settle the underlying purchase contract, in the manner described below, cash proceeds received from the sale of the note or other pledged securities will be applied on the stock purchase date to your purchase of shares of our common stock under the terms of the purchase contract.

     You will pledge the note underlying a unit to the collateral agent to secure your obligations to us under the purchase contract and the call option holder under the call option. If treasury securities are exchanged for pledged securities, upon exercise of the call options, the treasury securities will automatically be substituted as pledged securities.

     Each holder, by accepting the units, will be considered to have

     o irrevocably agreed to be bound by the terms of the master unit agreement, pledge agreement, call option agreement, purchase contracts and call options, for so long as the holder remains a holder of those units, and

     o appointed the unit agent under the master unit agreement as the holder's agent to enter into and perform the purchase contracts and call options on behalf of the holder.

FORMATION OF THE UNITS

     At the closing of the offering of the units, the underwriters will (1) enter into purchase contracts with us and (2) purchase notes from us for cash. The underwriters will fund that cash payment partially by the sale of the units to the initial investors and partially by the sale of call options (on behalf of the initial investors) to the call option holder. The notes will then be pledged to the collateral agent to secure the obligations owed to us under the purchase contracts and the obligations owed to the call option holder under the call options. The right to purchase shares of our common stock under a purchase contract, together with the notes or other pledged securities, subject to (1) the obligations owed to us under that purchase contract, (2) the obligations owed to the call option holder under the call option relating to the notes or other pledged securities and (3) the pledge arrangements securing the foregoing obligations, are collectively referred to in this prospectus supplement as a "unit."

     Each holder of units will have the right, at any time on or before the second business day before the stock purchase date, to substitute for the then existing pledged securities treasury securities that will generate payments to satisfy the holder's obligations under the underlying purchase contracts. If a holder of units exercises its right to substitute treasury securities for the notes as pledged securities, the notes will no longer secure the holder's obligations to purchase our common stock under the purchase contracts but will continue to secure the holder's obligations to deliver the notes to the call option holder upon exercise of the call option. The units will then become "stripped units" that will no longer generate cash payments, other than contract fees payable by us, if required, under the terms of the underlying purchase contracts or be interchangeable with the units. We will endeavor to list the stripped units on the New York Stock Exchange if a sufficient number of stripped units are created.

     A holder of units may exercise the right referred to in the preceding paragraph by presenting and surrendering at the offices of the unit agent the certificate evidencing the units, together with the completed and executed request form to create stripped units, and concurrently delivering to the collateral agent treasury securities that will generate, on the stock purchase date, an amount of cash equal to the total stated amount of the units. If treasury securities are the pledged securities underlying the units, the right must be exercised with respect to a number of units that will result in the release of treasury securities in denominations of $1,000 and integral multiples of $1,000. A certificate representing the newly created stripped units to replace the surrendered units will then be issued and delivered to the holder or its designee. In addition, the pledged securities previously underlying the units will then be released from the pledge under the pledge agreement and delivered to the holder or its designee, upon payment by the holder of any transfer or similar taxes payable in connection with the transfer of units or previously pledged securities to any person other than the holder.

     We will enter into:

     o a master unit agreement with [ ], as unit agent, governing the appointment of the unit agent as the agent and attorney-in-fact for the holders of the units, the purchase contracts, the transfer, exchange or replacement of certificates representing the units and certain other matters relating to the units and

     o a pledge agreement with [ ], as collateral agent, and Goldman, Sachs & Co., as the call option holder, creating a pledge and security interest for our benefit to secure the obligations of holders of units under the purchase contracts and a pledge and security interest for the benefit of the call option holder to secure the obligations of the holders of units under the call options.

     In addition, the unit agent will enter into a call option agreement with the call option holder governing the call options.

                   DESCRIPTION OF THE PURCHASE CONTRACTS

     The purchase contracts will be governed by the master unit agreement. Each purchase contract underlying a unit will require the holder of that unit to purchase from us, and us to sell to the holder, on the stock purchase date, for cash in an amount equal to $[ ], a number of shares of our common stock equal to the settlement rate. The settlement rate will be calculated as follows (subject to adjustment as described below under "--Anti-Dilution Adjustments"):

     (1) if the average trading price is greater than or equal to the threshold appreciation price of $[ ] (that is, [ ]% higher than the stated amount), the settlement rate will be [ ];

     (2) if the average trading price is between the threshold appreciation price and the stated amount, the settlement rate will equal the stated amount divided by the average trading price (that is, the shares deliverable under the contract will have a value, based on the average trading price of our common stock, equal to the stated amount); and

     (3) if the average trading price is less than or equal to the stated amount, the settlement rate will be one.

     "Average trading price" means the average of the closing prices per share of our common stock on each of the 20 consecutive trading days ending on the last trading day before the stock purchase date.

     "Closing price" of a share of our common stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of our common stock on the New York Stock Exchange on that date, or if our common stock is not listed for trading on the New York Stock Exchange on that date, as reported in the composite transactions for the principal U.S. securities exchange on which our common stock is so listed, or if our common stock is not so listed on a U.S. national or regional securities exchange, as reported by The Nasdaq Stock Market, or if our common stock is not so reported, the last quoted bid price of our common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if that bid price is not available, the market value of our common stock on that date as determined by a nationally recognized investment banking firm retained by us for this purpose.

     "Trading day" means a day on which our common stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our common stock.

     We will not issue any fractional shares under the purchase contracts. In place of a fraction of a share otherwise issuable in respect of purchase contracts being settled by a holder of units, the holder will be entitled to receive an amount of cash equal to that fraction times the average closing price.

     Cash payments on the units will accrue at a rate per year that is greater than the current dividend yield on our common stock. However, since the number of shares of our common stock issuable upon settlement of each purchase contract may decline by up to approximately [ ]% as the average closing price increases, the opportunity for equity appreciation afforded by an investment in the units is less than that afforded by a direct investment in our common stock.

     Prior to the stock purchase date, the shares of our common stock purchasable on settlement of purchase contracts will not be considered to be outstanding for any purpose, and you will not have any voting rights, rights to dividends or other distributions or other rights or privileges of our stockholders by virtue of holding units.

SETTLEMENT

     In order to settle the purchase contracts underlying the units, the holder of the units, by no later than 10:00 a.m., New York City time, on the stock purchase date, will be required to deliver payment, at the offices of the unit agent, of an amount equal to the total stated amount of such units; provided, however, that the holder's obligation to satisfy the purchase contracts may be offset by any amounts due and owing by us to the holder. The shares of our common stock purchased on settlement of the purchase contracts will then be issued and delivered to the holder or its designee and the pledged securities securing the purchase contracts (or, in the case of treasury securities, the proceeds from the payment of those treasury securities at maturity) will then be released from the pledge under the pledge agreement and delivered to the holder or its designee, upon presentation and surrender of the certificate evidencing those units and payment by the holder of any transfer or similar taxes payable in connection with the issuance of shares of our common stock or the transfer of pledged securities to any person other than the holder.

     On the stock purchase date, if a holder of units has not delivered cash to settle the underlying purchase contracts in the manner described above and no event described under "--Termination" below has occurred, then

     o the unit agent will notify the collateral agent and the collateral agent, on behalf of the holder, will, as put agent, exercise the note put option as described below,

     o a portion of the proceeds from the exercise of the note put option (or, if treasury securities underlie the units, a portion of the proceeds from the payment of the treasury securities at maturity) will be applied to satisfy in full the holder's obligation to purchase shares of our common stock under the purchase contracts,

     o the remainder of the proceeds, if any, will be paid to the holder and

     o shares of our common stock will be issued and delivered to the holder or its designee, upon presentation and surrender of the certificate evidencing the units and payment by the holder of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than the holder.

EARLY SETTLEMENT

     Prior to the stock purchase date, if we are involved in a merger in which at least 30% of the consideration for shares of our common stock consists of cash or cash equivalents ("cash merger"), on or after the date of the cash merger each holder of the units has the right to accelerate and settle the underlying purchase contracts. We refer to this right as the "early settlement right." We will provide each of the holders with a notice of the completion of a cash merger. The notice will specify a date on which the optional early settlement will occur and a date by which each holder's early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise your early settlement right, you must deliver to the unit agent, on or before the early settlement date, the certificate evidencing your units and payment of the applicable purchase price in the form of a certified or cashier's check. If you exercise your early settlement right, we will deliver or cause to be delivered to you the cash, securities and other property as set forth in the notice.

CONTRACT FEES

     We may be required to pay contract fees to the holders of units or the holders of the units may be required to pay contract fees to us.

     Any obligation of the holders of units to pay contract fees to us will be funded out of interest payments that will be made on the pledged securities. If those payments are insufficient to cover the obligation of the holders to pay contract fees, that obligation will be deferred until the earlier of the date enough cash is available and the stock purchase date.

     Our obligation to pay contract fees to the holder of units is subordinated and junior in right of payment to our obligations under our senior indebtedness as defined below, in a manner substantially similar to the manner in which the notes are subordinated as described under "Description of the Notes" below.

     So long as no default in our obligations under the master unit agreement, pledge agreement and call option agreement has occurred and is continuing, we will have the right to defer the payment of contract fees at any time or from time to time for a period not extending beyond the stock purchase date. To exercise this right, we must give the holders and the unit agent notice at least five business days before the earliest of

     (1)  the date the payment would otherwise have been payable,

     (2) the date we are required to give notice to any securities exchange or to holders of units of the record date or the date the payment is payable and

     (3)  the record date.

     During any deferral period, neither we nor Countrywide Home Loans may take any of the actions that we or Countrywide Home Loans would be prohibited from taking during an extension period as described below.

     Any deferred contract fees will bear additional contract fees at [ ]% (the "deferral rate") (compounding on each succeeding quarterly payment date) until paid. Contract fees payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Contract fees will accrue from the date of issuance of the units to the stock purchase date and will be payable in arrears on the quarterly payment dates (unless deferred as described above). If the purchase contracts are terminated, the right of holders of units to receive contract fees (including any deferred contract fees) will also terminate.

ANTI-DILUTION ADJUSTMENTS

     The formula for determining the settlement rate may be adjusted if certain events occur, including:

     (1) the payment of a stock dividend or other distributions on our common stock;

     (2) the issuance to all holders of our common stock of rights or warrants entitling them to subscribe for or purchase shares of our common stock at less than the current market price, as defined below;

     (3) subdivisions of shares of our common stock (including an effective subdivision of the shares through reclassification of our common stock);

     (4) distributions to all holders of our common stock of evidences of indebtedness, other securities, cash or other assets (excluding any dividend or distribution covered by clause (1) or (2) above and any dividend or distribution paid exclusively in cash);

     (5) distributions consisting exclusively of cash to all holders of our common stock in a total amount that, when combined with (a) other all-cash distributions made within the preceding 12 months and (b) the cash and the fair market value, as of the date of expiration of the tender or exchange offer referred to below, of the consideration paid in respect of any tender or exchange offer by us or a subsidiary for our common stock concluded within the preceding 12 months, exceeds 15% of our total market capitalization (the total market capitalization being the product of the current market price of our common stock multiplied by the number of shares of our common stock then outstanding) on the date fixed for the determination of stockholders entitled to receive such distribution; and

     (6) the successful completion of a tender or exchange offer made by us or any subsidiary for our common stock which involves a total consideration that, when combined with (a) any cash and the fair market value of other consideration payable in respect of any other tender or exchange offer by us or a subsidiary for our common stock concluded within the preceding 12 months and (b) the total amount of any all-cash distributions to all holders of our common stock made within the preceding 12 months, exceeds 15% of our total market capitalization on the date of expiration of that tender or exchange offer.

     The "current market price" per share of our common stock on any day means the average of the daily closing prices for the five consecutive trading days selected by us commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question and the day before the "ex date" regarding the issuance or distribution requiring the computation. For purposes of this paragraph, the term "ex date," when used regarding any issuance or distribution, shall mean the first date on which our common stock trades without the right to receive that issuance or distribution.

     Some reclassifications, consolidations, mergers, sales or transfers of assets or other transactions may cause shares of our common stock to be converted into the right to receive other securities, cash or property. If this happens, each purchase contract would, without the consent of the holders of units, become a contract to purchase only the kind and amount of securities, cash or other property that the holder would be entitled to receive if the holder had settled its purchase contract immediately before that transaction.

     If at any time we make a distribution of property to our stockholders which would be taxable to our stockholders as a dividend for U.S. federal income tax purposes (that is, distributions of evidences of our indebtedness or our assets, but generally not stock dividends or rights to subscribe for capital stock) and, under the terms of the settlement rate adjustment provisions of the master unit agreement, the settlement rate is increased, that increase may be considered to be the receipt of taxable income to holders of units. See "U.S. Federal Income Tax Consequences--Adjustment of Settlement Rate."

     In addition, we may increase the settlement rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of shares of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.

     Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the settlement rate. If any adjustment is not required to be made because it would not change the settlement rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment.

     We will be required, as soon as practicable, following the occurrence of an event that requires or permits an adjustment in the settlement rate, to provide written notice to the holders of units of the occurrence of that event. We will also be required to deliver a statement in reasonable detail setting forth the method by which the adjustment to the settlement rate was determined and setting forth the revised settlement rate.

TERMINATION

     The purchase contracts, and our rights and obligations and the rights and obligations of the holders of the units under the purchase contracts (including the right to receive or obligation to pay contract fees or deferred contract fees and the right and obligation of the holders to purchase and us to sell shares of our common stock), will automatically terminate if we become subject to certain events of bankruptcy, insolvency or reorganization. Upon any termination, the call options will terminate and the pledged securities will be distributed in the manner described below.

                      DESCRIPTION OF THE CALL OPTIONS

     At the closing of the offering of the units, the underwriters (on behalf of the initial investors in the units) will sell the call options to the call option holder at a price equal to $[ ] per call option. The call options will be governed by the call option agreement.

     Each call option underlying a unit, when combined with the call options underlying all other units, will entitle the call option holder to acquire the notes underlying the units, on or before the date the call options expire, defined as the "call option expiration date," in exchange for the total call option exercise consideration. The total call option exercise consideration will consist of:

     (1) treasury securities that will generate, by each quarterly payment date falling after the settlement date for the call options, defined as the "call settlement date," and on or before the stock purchase date, an amount of cash equal to the aggregate interest payments that are scheduled to be payable on the notes underlying the units on that quarterly payment date (assuming for this purpose, even if not true, that (a) no interest payments will then have been deferred and (b) the interest rate on the notes remains at the initial note rate);

     (2) treasury securities that will generate, by the stock purchase date, an amount of cash equal to the total stated amount of the units; and

     (3) if we are, at the call settlement date, deferring interest payments on the notes as described below, an amount in cash equal to (a) the total unpaid interest payments on the notes underlying the units accrued to the call settlement date, if the call settlement date is a quarterly payment date, and (b) the total unpaid interest payments on the notes underlying the units accrued to the quarterly payment date before the call settlement date plus interest on the notes at the deferral rate for the period from and including the quarterly payment date to, but excluding, the call settlement date, if the call settlement date is not a quarterly payment date.

     The call option holder may exercise all of its call options (but not less than all) by (1) delivering to the unit agent and the collateral agent, on or before the call settlement date, a notice stating that the call option holder is exercising its call options and specifying the call settlement date (which may not be after the call option expiration date) and (2) delivering to the collateral agent, by noon, New York City time, on the call settlement date, the total call option exercise consideration. Under the terms of the pledge agreement, when the collateral agent receives the total call option exercise consideration, the collateral agent will transfer the notes underlying the units to the call option holder or its designee free and clear of the pledge and security interest created by the pledge agreement. In addition, the treasury securities included in the total call option exercise consideration will automatically be substituted for the notes as pledged securities, and the call option holder will cease to have a security interest in the pledged securities.

     If the call options are exercised, the unit agent will, not later than three business days after the call settlement date, mail notice of the exercise to the holders of the units.

     The call options, and the rights and obligations of the call option holder and of the holders of the units under the call options, will automatically terminate if we become subject to certain events of bankruptcy, insolvency or reorganization.

              THE PLEDGED SECURITIES AND THE PLEDGE AGREEMENT

GENERAL

     Under the pledge agreement, the pledged securities will be pledged to the collateral agent, for our benefit and the benefit of the call option holder, to secure (1) the obligations of holders of units to purchase our common stock under the purchase contracts and (2) the obligations of holders of units to deliver the underlying notes to the call option holder if the call options are exercised. The pledged securities will initially consist of the notes. If treasury securities are exchanged for pledged securities upon exercise of the call options or in connection with the creation of stripped units, the treasury securities will automatically be substituted as pledged securities and the former pledged securities will automatically be released from the pledge and security interest created by the pledge agreement.

     The rights of the holders of the units to the underlying pledged securities will be subject to the pledge and security interest created by the pledge agreement. No holder of units will be permitted to withdraw the pledged securities underlying the units from the pledged arrangement except upon the settlement or termination of the purchase contracts or as described under "-- Formation of the Units" above. Subject to the pledge and security interest, however, each holder of units will have full beneficial ownership of the underlying pledged securities and will be entitled (directly or through the collateral agent) to all of the rights provided by the pledged securities. We and the call option holder will have no rights in pledged securities other than our respective security interests.

QUARTERLY PAYMENTS ON PLEDGED SECURITIES

     The collateral agent, upon receipt of any payments of interest on the pledged securities, will distribute those payments to the unit agent, which will, in turn, distribute that amount together with the contract fees to the holders of units on the record date. As long as the units remain in book-entry only form, the record date for any payment will be one business day before the payment date.

SETTLEMENT OF PURCHASE CONTRACTS

     On the stock purchase date, the pledged securities (or, if treasury securities have been exchanged for the pledged securities, the amount paid on those treasury securities at maturity) will be released from the pledge and security interest created by the pledge agreement and distributed or delivered as specified under "Description of the Purchase Contracts--Settlement."

TERMINATION OF PURCHASE CONTRACTS

     Upon termination of the purchase contracts (see "Description of the Purchase Contracts--Termination"), the collateral agent will release the pledged securities underlying the units to the unit agent for distribution to the holders of the units, upon presentation and surrender of the certificates evidencing those units. If upon that termination any holder would otherwise be entitled to receive a principal amount of treasury securities of any series that is not an integral multiple of $1,000, the unit agent will distribute to that holder treasury securities of the series in a principal amount equal to the next lower integral multiple of $1,000. The unit agent will sell the treasury securities not otherwise distributed to the holder (together with the treasury securities of that series not otherwise distributed to other holders) and will distribute the net proceeds to all the holders (in accordance with their respective interests in those treasury securities).

     CERTAIN PROVISIONS OF THE MASTER UNIT AGREEMENT, PLEDGE AGREEMENT
                         AND CALL OPTION AGREEMENT

     Distributions on the units will be payable, purchase contracts (and related documents) will be settled and transfers of the units will be registrable at the office of the unit agent in the Borough of Manhattan, The City of New York. In addition, in the event that the units do not remain in book-entry form, payment of distributions on the units may be made, at our option, by check mailed to the address of the persons shown on the unit register.

     If any quarterly payment date, the stock purchase date or any put date is not a business day, then any payment required to be made on that date must be made on the next business day (and so long as such payment is made on the next business day, without any interest or other payment on account of any such delay), except that if the next business day is in the next calendar year, payment or settlement will be made on the prior business day with the same force and effect as if made on the payment date. A "business day" means any day other than Saturday, Sunday or any other day on which banking institutions in The City of New York or the State of California are authorized or obligated by law or executive order to be closed.

     If you fail to surrender the certificate evidencing your units to the unit agent on the stock purchase date, the shares of our common stock issuable in settlement of the related purchase contracts will be registered in the name of the unit agent. These shares of our common stock, together with any distributions on them, will be held by the unit agent, as agent for your benefit, until the certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the unit agent and us.

     If the purchase contracts have terminated before the stock purchase date, the related pledged securities have been transferred to the unit agent for distribution to the holders and you as a holder of units fail to present and surrender the certificate evidencing your units to the unit agent, the pledged securities that would otherwise be delivered to you and any related payments will be held by the unit agent as agent for your benefit, until you present and surrender the certificate or provide the evidence and indemnity described above.

     The unit agent will not be required to invest or to pay interest on any amounts held by it before distribution.

     No service charge will be made for any registration of transfer or exchange of the units, except for any applicable tax or other governmental charge.

MODIFICATION

     The master unit agreement, the pledge agreement and the call option agreement will contain provisions permitting the relevant parties to modify the terms of those agreements, the purchase contracts and the call options with the consent of the holders of a majority of the units at the time outstanding (or, in the case of modifications affecting only holders of units or stripped units, the consent of the holders of a majority of the units or stripped units, as the case may be). However, no modification may, without the consent of the holder of each outstanding unit affected by the modification:

     (1)  change any payment date;

     (2) change the amount or type of pledged securities required to be pledged to secure obligations under the units, impair the right of the holder of any units to receive distributions on the pledged securities underlying those units or otherwise adversely affect the holder's rights in or to pledged securities;

     (3) change the place or currency of payment for any amounts payable in respect of the units, increase any amounts payable by holders in respect of units or decrease any other amounts receivable by holders in respect of units;

     (4) impair the right to institute suit for the enforcement of any purchase contract;

     (5) reduce the amount of shares of our common stock purchasable under any purchase contract, increase the price to purchase shares of our common stock on settlement of any purchase contract, change the stock purchase date or otherwise adversely affect the holder's rights under any purchase contract;

     (6) reduce the amount payable on exercise of any call option, extend the call option expiration date or otherwise adversely affect the holder's rights under any call option; or

     (7) reduce the above-stated percentage of outstanding units the consent of whose holders is required for the modification or amendment of the provisions of the master unit agreement, the pledge agreement, the call option agreement, the purchase contracts or the call options.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     We will agree in the master unit agreement that we will not merge with or into or consolidate with any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person, firm or corporation unless:

     (1) we are the continuing corporation or the successor corporation is a corporation organized under the laws of the United States of America or a state thereof;

     (2) the successor corporation expressly assumes our obligations under the master unit agreement, the pledge agreement and the purchase contracts; and

     (3) we or the successor corporation is not, immediately after the merger, consolidation, sale, assignment, transfer, lease or conveyance, in default in the performance of any of our or its obligations under the purchase contracts and the master unit agreement or the pledge agreement.

TITLE

     We, the unit agent, the collateral agent and the call option holder may treat the registered holder of any units as the absolute owner of those units for the purpose of making payment and settling the related purchase contracts or call options and for all other purposes.

REPLACEMENT OF UNITS CERTIFICATES

     If physical certificates are issued, any mutilated certificate will be replaced by us at the expense of the holder when that certificate is surrendered to the unit agent. We will replace certificates that are destroyed, lost or stolen at your expense upon delivery to us and the unit agent of satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the unit agent and us.

     We, however, are not required to issue any certificates representing units on or after the stock purchase date or after the purchase contracts have terminated. In place of the delivery of a replacement certificate following the stock purchase date, the unit agent, upon delivery of the evidence and indemnity described above, will deliver the shares of our common stock issuable under the purchase contracts included in the units evidenced by that certificate, or, if the purchase contracts have terminated prior to the stock purchase date, transfer the pledged securities related to the units evidenced by that certificate.

GOVERNING LAW

     The master unit agreement, the pledge agreement, the call option agreement, the purchase contracts and the call options will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE UNIT AGENT

     [ ] will initially act as unit agent. The unit agent will act as the agent for the holders of units from time to time. The master unit agreement will not obligate the unit agent to exercise any discretionary actions in connection with a default under the terms of the master unit agreement, the pledge agreement, the call option agreement, the purchase contracts, the call options or the pledged securities.

     The master unit agreement will contain provisions limiting the liability of the unit agent. The master unit agreement will contain provisions under which the unit agent may resign or be replaced. Resignation or replacement of the unit agent will be effective upon appointment of a successor.

     The unit agent is one of a number of banks with which we maintain ordinary banking and trust relationships.

INFORMATION CONCERNING THE COLLATERAL AGENT

     [ ] will initially act as collateral agent. The collateral agent will act solely as our agent or agent of the call option holder and will not assume any obligation or relationship of agency or trust for or with any of the holders of the units except for the obligations owed by a pledgee of property to the owner of the property under the pledge agreement and applicable law.

     The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement will contain provisions under which the collateral agent may resign or be replaced. Resignation or replacement of the collateral agent will be effective upon the appointment of a successor.

     The collateral agent is one of a number of banks with which we maintain ordinary banking and trust relationships.

                          DESCRIPTION OF THE NOTES

     The notes are to be issued under an indenture between us and The Bank of New York, as trustee. The indenture will be qualified under the Trust Indenture Act.

     The notes will be subordinated to our senior indebtedness.

     The notes will mature on [ ]. The notes will not be redeemable at our option before the maturity date.

INTEREST

     Interest on the notes will accrue from the first date of issuance of the notes at an initial rate of [ ]% per year (the "note rate") and will be payable quarterly in arrears on each quarterly payment date (each, an "interest payment date"), subject to the deferral provisions described below. Interest will be payable to the holders of the notes on each record date, which will be one business day before the relevant interest payment date. The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on the notes is not a business day, then payment of the interest payable on that date will be on the next business day (and if payment is made on the next business day, without any interest or other payment as a result of such delay), except that if that business day is in the next succeeding calendar year, the payment will be made on the prior business day, in each case with the same force and effect as if made on the date that payment was originally payable.

INTEREST RATE INCREASES

     By 9:30 a.m., New York City time, on the call option expiration date, the rate increase agent will determine whether the then current total market value of the notes underlying the units is at least equal to 100.25% of the cash equivalent of the total call option exercise consideration (as defined below). If the rate increase agent determines that it is (or the notes rate is already equal to or greater than the maximum note rate, as defined below), interest on the notes will continue to accrue at the initial note rate. If the rate increase agent determines that it is not (and the note rate is less than the maximum note rate), the rate increase agent will, by 9:30 a.m., New York City time, on the call option expiration date, select an increased interest rate equal to the lower of (1) the rate that it determines is sufficient to cause the then current total market value of such notes to be at least equal to 100.25% of the cash equivalent of the total call option exercise consideration and (2) the maximum note rate (and notify us and the call option holder of such increased rate). The note rate will then become that increased rate.

     The "cash equivalent of the total call option exercise consideration" means the cash value on the call option expiration date of the total call option exercise consideration, assuming for this purpose, even if not true, that the call options are exercised on the call option expiration date, and further assuming that (1) the treasury securities included in the total call option exercise consideration are highly liquid treasury securities maturing on or within 35 days before the stock purchase date (as designated in good faith by the call option holder in a notice delivered to the rate increase agent by 8:30 a.m., New York City time, on the call option expiration date or, if the call option holder fails to so designate those treasury securities, as designated in good faith by the rate increase agent, in either case in a manner intended to minimize the cash equivalent of the total call option exercise consideration) and (2) those treasury securities are valued based on the ask-side price of the treasury securities at 9:00 a.m., New York City time, on the call option expiration date (as determined on a same day settlement basis by a reasonable and customary means selected in good faith by the rate increase agent and notified to the call option holder before that time) plus accrued interest to that date.

     "Maximum note rate" means (1) the yield to maturity (calculated in accordance with standard market practice) corresponding to the bid-side price at 9:00 a.m., New York City time, on the call option expiration date (as determined by a reasonable and customary means selected in good faith by the rate increase agent and notified to the call option holder before that time) of highly liquid treasury securities maturing on or around the note maturity date as selected in good faith by the rate increase agent plus (2) [ ] basis points ([ %]).

OPTION TO EXTEND INTEREST PAYMENT DATE

     So long as no event of default has occurred and is continuing, we will have the right under the indenture at any time during the term of the notes to defer the payment of interest for a period not extending beyond the maturity date (any such period of deferral shall be referred to as an "extension period"). At the end of an extension period, we must pay all interest then accrued and unpaid (together with accrued interest at the deferral rate compounded on each succeeding interest payment date). During an extension period, interest will continue to accrue on the notes and holders of notes will be required to accrue interest income for U.S. federal income tax purposes before the receipt of cash attributable to that income. See "U.S. Federal Income Tax Consequences--Interest Received on the Notes".

     During any extension period, we may not take any of the prohibited actions described under "--Certain Covenants of Countrywide Credit Industries."

     Prior to the expiration of any extension period, we may further extend the extension period, but not beyond the maturity date of the notes. Upon the termination of any extension period and the payment of all amounts then due on any interest payment date, we may elect to begin a new extension period, subject to the same requirements as described above. No interest will be due and payable during an extension period. We must give the trustee written notice of our election of any extension period (or its further extension) at least five business days prior to the earlier of:

     (1) the date the interest on the notes would have been payable except for the election to begin or extend the extension period;

     (2) the date the trustee is required to give notice to any securities exchange or to holders of notes of the record date or the date the interest is payable; and

     (3)  the record date.

     The trustee must give notice of our election to begin or extend an extension period to the holders of the notes. There is no limitation on the number of times that we may elect to begin an extension period.

NOTE PUT OPTIONS

     Each holder of notes will have the right, defined as a "note put option," to require us to repurchase our notes, on the stock purchase date or, in the event we become involved in a cash merger before the stock purchase date, on or after the date of the cash merger, for a purchase price, defined as the "put price," equal to the principal amount of the notes plus unpaid interest accrued, to but not including, the stock purchase date, but only if the cash received on the exercise of the option is used to settle the related purchase contracts.

     Each holder of notes or the put agent on behalf of the holder may exercise the note put option related to its securities by presenting and surrendering the certificate evidencing those securities, at the offices of the trustee, with the form of "Notice of Exercise of Put Right" on the reverse side of the certificate completed and executed as indicated, by 10:00 a.m., New York City time, on the stock purchase date.

CERTAIN COVENANTS OF COUNTRYWIDE CREDIT INDUSTRIES

     We will covenant that, during an extension period or during the continuance of an event of default, we will not

     (1) declare or pay dividends on, or make a distribution on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our capital stock, other than

          (a) purchases or acquisitions of shares of our capital stock or rights to acquire our capital stock in connection with the satisfaction by us of our obligations under any of our benefit plans for our and our subsidiaries' directors, officers or employees or dividend reinvestment plans,

          (b) as a result of a reclassification of our capital stock or rights to acquire our capital stock or the exchange or conversion of one class or series of our capital stock or rights to acquire our capital stock for another class or series of our capital stock or rights to acquire our capital stock,

          (c) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged,

          (d) dividends and distributions made on our capital stock or rights to acquire our capital stock with our capital stock or rights to acquire our capital stock, and

          (e) any declaration of a dividend in connection with the implementation of any stockholders' rights plan, or the redemption of rights under any such plan in the future,

     or make any guarantee payments with respect to any of the foregoing, and

     (2) make any payment of interest, principal or any premium on or repay, repurchase or redeem any of debt securities, including any guarantees, issued by us that rank equally with or junior to the notes.

EVENTS OF DEFAULT

     The indenture provides that the events of default for the notes will be:

     (a)  failure to pay principal on any notes when due;

     (b)  failure to pay interest within 30 days of the date when due;

     (c) failure to perform for 90 days after notice any other covenant in the indenture;

     (d)  certain events of bankruptcy, insolvency or reorganization; and

     (e) failure to pay the put price when due upon exercise of a note put option.

     If any event of default occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the notes due and payable immediately, but upon certain conditions the declaration may be annulled and past defaults may be waived by holders of a majority in principal amount of the notes on behalf of the holders of all the notes.

     The trustee will, within 90 days after the occurrence of an event of default, give the holders of the notes notice of that event of default known to it if uncured or not waived, provided that, except in the case of an event of default in the payment of principal of or interest on the notes, notice shall not be given until 30 days after the occurrence of an event of default. Except in the case of an event of default in the payment of principal of or interest on the notes, the trustee may withhold notice of the event of default if it determines in good faith that withholding that notice is in the interest of the holders of the notes.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The indenture permits us, without the consent of the holders of the notes, to consolidate with or merge into any other corporation or transfer or lease our assets substantially as an entirety to any person provided that:

     (1) the successor is a corporation organized under the laws of any domestic jurisdiction;

     (2) the successor corporation assumes our obligations on the notes and under the indenture;

     (3) after giving effect to the transaction no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and

     (4)  certain other conditions are met.

     The general provisions of the indenture do not afford holders of the notes protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the notes.

MODIFICATION OF THE INDENTURE

     We and the trustee may, with the consent of the holders of a majority in aggregate principal amount of the notes, modify the indenture or the rights of the holders of notes. However, no modifications may, without the consent of the holder of each note:

     (1) change the maturity date, or reduce the principal amount or the rate of payment of interest of the notes;

     (2) reduce the percentage of notes indicated above, the consent of the holders of which is required for any supplemental indenture or for waiver of compliance with certain provisions of the indenture or certain defaults thereunder; or

     (3)  effect certain other changes.

     The indenture also permits us to omit compliance with certain covenants in the indenture upon waiver by the holders of a majority in principal amount of notes.

SATISFACTION AND DISCHARGE

     The indenture provides that we will be discharged from any and all obligations related to the notes (except for certain obligations to register the transfer or exchange of notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and hold moneys for payment in trust) upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge the principal of and interest on the notes on their maturity date in accordance with the terms of the indenture and the notes. This discharge may only occur if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service ("IRS") a ruling, or there has been a change in tax law, in either case to the effect that the discharge will not be deemed, or result in, a taxable event with respect to holders of the notes.

     The indenture provides us with the option to omit to comply with certain restrictive covenants. In order to exercise such option, we will be required to deposit with the trustee money and/or U.S. government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on the notes on their maturity date in accordance with the terms of the indenture and the notes. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the notes to recognize income, gain or loss for federal income tax purposes. If we exercise this option and the notes are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations, as the case may be, on deposit with the trustee will be sufficient to pay amounts due on the notes at their maturity date but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from the event of default. However, we shall remain liable for such payments.

SUBORDINATION

     Our obligations under the notes will be subordinate in right of payment to all present and future senior indebtedness to the extent provided in the indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of all senior indebtedness before the holders of notes will be entitled to receive or retain any payment.

     No payments on account of principal of or any premium or interest on the notes (including payments on exercise of note put options) may be made if a default in any payment on senior indebtedness has occurred and is continuing, or an event of default on any senior indebtedness resulting in the acceleration of its maturity has occurred, or if any judicial proceeding is pending with respect to any such default.

     In the event the maturity of notes is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due in respect of such senior indebtedness before the holders of notes will be entitled to receive or retain any payment related to the notes.

     Amounts that would be due and payable by us to holders of units in the absence of the foregoing subordination provisions, however, may be applied by those holders to offset their obligations under their respective purchase contracts.

     "Senior indebtedness" means:

     (1) the principal and any premium and interest in respect of indebtedness for money borrowed and indebtedness evidenced by securities, debentures, bonds or other similar instruments;

     (2)  all capital lease obligations;

     (3) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, excluding trade accounts payable arising in the ordinary course of business;

     (4) all obligations for the reimbursement on any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction;

     (5)  all obligations of the type referred to in clauses (1) through
          (4) above of others, the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

     (6)  all obligations of the type referred to in clauses (1) through
          (5) above of others secured by any lien on any of our properties or assets, whether or not the obligation is assumed by us,

except for:

     (a) any indebtedness that states, or is issued under a deed, indenture or other instrument that states, that it is subordinate to or ranks equally with the notes;

     (b)  any indebtedness between or among us and any of our affiliates;

     (c) the indebtedness represented by our guarantee of the 8% Junior Subordinated Deferrable Interest Debentures due December 15, 2026 of Countrywide Home Loans; and

     (d) the indebtedness represented by our guarantee of the 8.05% Junior Subordinated Debentures due June 15, 2027 of Countrywide Home Loans.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness. Substantially all of the indebtedness set forth under "Capitalization" constitutes senior indebtedness.

     The indenture does not limit our ability to issue additional senior indebtedness.

FORM AND BOOK-ENTRY PROCEDURES

     As long as the notes constitute pledged securities with respect to the units, the notes will be represented by a single certificate and held for the benefit of the unit holders. If the notes no longer constitute pledged securities with respect to the units, the notes may be represented by one or more global certificates registered in the name of the depositary or its nominee. The depositary arrangements for those notes are expected to be substantially similar to those for the units. For a description of the depositary and the terms of the depositary arrangements for the units, see "--Book-Entry System."

PAYMENT AND PAYING AGENTS

     Payment of principal of and any premium and interest on notes will be made at the office of the trustee in The City of New York or at the office of the paying agent or paying agents that we may designate from time to time, except that at our option we may make payments of interest (1) by check mailed to the address of the holder as that address appears in the register for notes or (2) by transfer to an account maintained by the holder as specified in that register, provided that proper payment instructions have been received by the relevant record date. Payment of any interest on any notes will be made to the person in whose name the notes are registered at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We will at all times, however, be required to maintain a paying agent in each place of payment for the notes.

     Any money deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of and any premium or interest on any note (or its put price) that remains unclaimed for two years after the principal and any premium or interest (or put price) has become due and payable will, at our request, be repaid to us. After that, the holder of such notes must look, as a general unsecured creditor, only to us for payment.

GOVERNING LAW

     The indenture and the note will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE TRUSTEE

     Except as described above, the trustee is not required to exercise any of the powers vested in it by the indenture at the request of any holder of notes, unless the holder offers reasonable indemnity against any costs, expenses and liabilities. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The trustee is one of a number of banks with which we maintain ordinary banking and trust relationships.

BOOK-ENTRY SYSTEM

     The Depository Trust Company (the "depositary") will act as securities depositary for the units. The units will be issued only as fully-registered securities registered in the name of Cede & Co. or another nominee of the depositary. Fully-registered global security certificates representing the total number of units, will be issued, will be deposited with the depositary and will bear a legend regarding restrictions on their exchanges and registration of transfer as described below.

     The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the units as long as the units are represented by global security certificates.

     The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with it. The depositary also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("direct participants"). The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or an indirect custodial relationship with a direct participant either directly or indirectly ("indirect participants"). The rules applicable to the depositary and its participants are on file with the SEC.

     No transfer of global security certificates, in whole or in part, may be registered in the name of any person other than the depositary or a nominee of the depositary unless the depositary has notified us that it is unwilling or unable to continue as depositary for those global security certificates or has ceased to be qualified to act as depositary under the master unit agreement or if there occurs and continues a default by us under the master unit agreement or the pledge agreement. All units and portions of units represented by global security certificates will be registered in the names as the depositary may direct.

     As long as the depositary or its nominee is the registered owner of the global security certificates, that depositary or that nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all units represented by them for all purposes under the units, purchase contracts, call options, the master unit agreement, the pledge agreement and the call option agreement. Except in the limited circumstances referred to in the paragraph above, owners of beneficial interests in global security certificates will not be entitled to have the global security certificates or the underlying units registered in their names, will not receive or be entitled to receive physical delivery of certificates and will not be considered to be owners or holders of those global security certificates or any underlying units for any purpose under the units, purchase contracts, call options, the master unit agreement, the pledge agreement and the call option agreement. All payments on the units represented by the global security certificates and all deliveries of pledged securities or shares of common stock to the holders thereof will be made to the depositary or its nominee, as the case may be, as the holder of the global security certificates.

     Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Procedures for settlement of purchase contracts on the stock purchase date will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit such settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. The depositary has advised us that it will not take any action permitted to be taken by a holder of units unless directed to do so by one or more participants to whose account the depositary interests in the global security certificates are credited and only for the number of units as to which the participant or participants has or have given such direction. None of us, the unit agent nor any of our or its agents will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to those beneficial ownership interests.

     The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

                            ACCOUNTING TREATMENT

     The purchase contracts are forward transactions in our common stock. Under generally accepted accounting principles, the purchase contracts will not be recorded on our consolidated balance sheets but will be disclosed in the notes to our consolidated financial statements. Upon settlement of a purchase contract, we will receive the stated amount of that purchase contract and will issue the requisite number of shares of our common stock. The stated amount received will be credited to stockholders' equity allocated between the common stock and additional paid-in capital accounts.

     Before the issuance of shares of our common stock upon settlement of the purchase contracts, we anticipate that we will reflect the units in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is considered to be increased by any excess of the number of shares issuable upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds received upon settlement. Consequently, we anticipate there will be no dilutive effect on our diluted earnings per share except during periods when the average market price of our common stock is above the threshold appreciation price.

                    U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of units, notes and common stock is based on the views of Fried, Frank, Harris, Shriver & Jacobson. This summary deals only with units, notes and common stock held as capital assets by the beneficial owners of the units, notes and common stock (referred to as "holders") that purchase units in the initial offering at the issue price and that are

     (1) citizens or individual residents of the United States,

     (2) corporations, partnerships or other entities created or organized in or under the laws of the United States, any state thereof, or the District of Columbia (other than a partnership that is not treated as a U.S. person under any applicable Treasury regulations),

     (3) estates the income of which is subject to United States federal income taxation regardless of its source, or

     (4) trusts if, in general, a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, this summary does not discuss all aspects of federal income taxation that may be relevant to a particular holder in light of the holder's particular circumstances, or to certain types of holders subject to special treatment under United States federal income tax laws including, but not limited to the following:

     o    financial institutions;

     o    tax-exempt organizations;

     o    insurance companies;

     o    taxpayers subject to the alternative minimum tax;

     o    brokers;

     o    dealers in securities or currencies;

     o    traders in securities;

     o    foreign persons and entities;

     o    certain U.S. expatriates;

     o persons holding purchase contracts, notes or common stock as part of a "straddle", "conversion" or hedging transaction; or

     o persons whose functional currency (as defined in section 985 of the Internal Revenue Code of 1986, as amended (the "Code")) is not the U.S. dollar.

Moreover, the effect of any applicable estate and gift tax laws or state, local or foreign tax laws is not discussed.

     NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY ADDRESSES THE TAX TREATMENT OF UNITS OR INSTRUMENTS SIMILAR TO UNITS FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, NO ASSURANCE CAN BE GIVEN THAT THE IRS WILL AGREE WITH THE TAX CONSEQUENCES DESCRIBED IN THIS SECTION OR THAT THESE CONSEQUENCES WILL NOT BE SUCCESSFULLY CHALLENGED. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE UNITS, INCLUDING THE APPLICATION OF STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

     This summary is for general information only and is based upon the Code, applicable Treasury regulations, published rulings, administrative pronouncements and court decisions, all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations at any time and in some circumstances with retroactive effect.

     This discussion assumes that, in connection with the formation of the units, the underwriters will be acting on behalf of the holders and will
(a) sell the call options to the call option holder and apply the proceeds from that sale in an amount equal to $[ ] per note (the "call premium") together with the amount of $[ ] per unit paid directly by the holders to the underwriters (the "purchase price") to the purchase of the units and
(b) enter into the purchase contracts with Countrywide Credit Industries, and that holders will assume the rights and obligations arising from these actions undertaken on their behalf. This discussion also assumes that the call options will be exercised on the call option expiration date. Accordingly, this discussion does not address the tax consequences of holding notes after the call option expiration date or of recognition of gain or loss on a disposition of the notes after that date.

     Because we will be prohibited from declaring or paying dividends if we exercise our right to defer the payment of interest on the notes or the payment of contract fees, we do not expect to, and the following discussion assumes that we will not, exercise our right to defer those payments.

TREATMENT OF THE CALL PREMIUM

     A holder will not be subject to tax by reason of the receipt of the call premium at the time the call premium is received. Rather, the amount of the call premium will be included in the amount realized by a holder when the call option is exercised (see "--Exercise of the Call Option and Ownership of Treasury Securities," below) or the units are sold (see "--Sale or Disposition of Units," below).

INITIAL TAX BASIS OF NOTES

     The amount paid by a holder for a unit, which, for United States federal income tax purposes, will equal the sum of the purchase price plus the amount of the call premium deemed to have been received by the holder and paid to us in partial payment for the units, will be allocated between the notes and the purchase contract included in such unit in proportion to their respective fair market values at the time of purchase. That allocation will establish the respective issue price of, and each holder's initial tax basis in, the notes and the purchase contract. Consistent with the documentation, and reasonably consistent with the facts and circumstances, we intend to take the position that, at the time of issuance of the unit, the fair market value of the purchase contract (including the holder's right to receive contract fees from us) equals zero, and the entire amount paid for the unit, including the call premium, is allocable to the notes. Under Treasury regulations dealing with determination of the issue price of a debt instrument that is part of an investment unit, our position will be binding upon each holder unless the holder explicitly discloses a contrary position on a statement attached to the holder's timely filed United States federal income tax return for the taxable year in which units are acquired by that holder.

     Assuming the above allocation, the issue price of, and each holder's initial tax basis in, the notes will exceed the amount payable at maturity with respect to the notes by the amount of the call premium. Because the notes will be classified as contingent debt instruments for United States federal income tax purposes, this excess will not be treated as "bond premium" that is amortizable at the holder's election. Instead, this excess will be taken into account in determining the yield at which holders will be required to accrue income. See "--Interest Received on the Notes," below.

INTEREST RECEIVED ON THE NOTES

     Because of the ability of the rate increase agent to increase the note rate, the notes will be classified as contingent debt instruments subject to the "noncontingent bond method" as set forth in applicable Treasury regulations. As discussed below, we do not believe that classification of the notes as contingent debt instruments will require holders to recognize taxable income that differs materially from the cash payments of interest on the notes. As discussed below, however, as a result of classification of the notes as contingent debt instruments, any gain realized on the sale or exchange of the notes will be treated as ordinary income. See "--Sale or Disposition of Units," below.

     Under the noncontingent bond method, the yield on the notes is projected based on the yield on a hypothetical noncontingent bond issued by us with similar terms and conditions. Based on that yield (the "comparable yield"), a projected schedule of payments is determined. In general, holders of notes will be required to accrue interest income from the notes under the rules applicable to debt instruments with original issue discount ("OID"), on the assumption that the projected amounts will actually be paid. Under these rules, none of the stated interest on the notes will be "qualified stated interest" as defined in the applicable Treasury regulations and, accordingly, all payments of stated interest will be treated as payments of OID or as return of principal.

     Under the noncontingent bond method, holders of a contingent debt instrument generally must take into account adjustments if contingent payments are fixed at amounts that differ from their projected amounts. Holders will not be required to take into account any such adjustments after the call option expiration date.

     Applying the noncontingent bond method, we have determined the comparable yield and a projected payment schedule for the notes. The projected payment, per $[ ] of stated amount, is $[ ] (which is the stated interest payment) for each quarter ending on or prior to the call option expiration date, and is $[ ] for each quarter ending after the option expiration date and prior to the maturity date. The projected payment, per $[ ] of stated amount, at the maturity date is $[ ] (which includes the stated principal amount of the notes as well as the projected amount of the final interest payment).

     The comparable yield is [ ]%. Applied to the issue price of the notes ([ ]% of their principal amount), this comparable yield results in interest income to holders of $[ ], per $[ ] of stated amount, for each quarter ending on or prior to the call option expiration date. Thus, the amount of interest income to holders for each quarter (other than during extension periods) generally is expected to equal the amount of the cash payment due to holders for each quarter.

     The foregoing comparable yield and projected payment schedule will be used by us for purposes of determining our own taxable income and for any required information reporting.

     If a holder of notes does not use this projected payment schedule to determine interest accruals, holder must apply the foregoing rules using its own projected payment schedule. A holder that determines its own projected payment schedule must explicitly disclose this fact and the reason why the holder has used its own schedule (that is, why our projected payment schedule is unreasonable). In general, this disclosure must be made on a statement attached to the timely filed federal income tax return of the holder for the taxable year that includes the date of its acquisition of the notes.

     The foregoing projected payment schedule is supplied by us solely for computing income under the noncontingent bond method for federal income tax purposes, and does not constitute a projection or representation as to the amounts that holders of notes will actually receive.

     Because income with respect to the notes will constitute interest for United States federal income tax purposes, corporate holders of units will not be entitled to a dividends-received deduction in respect of that income.

ADJUSTMENTS TO TAX BASIS IN NOTES

     During the period ending on the call option expiration date, the initial tax basis of a holder of notes (See "--Initial Tax Basis of Notes," above) will be increased by the amount of any interest recognized under the noncontingent bond method and reduced by payments projected to be made with respect to the notes (See "--Interest Received on the Notes," above). Based on our belief (See "--Interest Received on the Notes," above) that the taxable income from the notes will equal cash payments of interest during this period, we believe that the adjusted tax basis of a holder in the notes as of the call option expiration date will equal the initial tax basis.

CONTRACT FEES

     There is no authority describing the tax treatment of the contract fees under current law.

     If we are required to pay contract fees to the holders of the units, we intend to file information returns on the basis that the contract fees will be taxable currently as ordinary income to holders. Because any contract fees received by a holder will not constitute dividends for United States federal income tax purposes, corporate holders will not be entitled to a dividends-received deduction as a result of receiving those fees. Holders should consult their own tax advisors concerning the treatment of the contract fees, including the possibility that the contract fees may not be treated as current income to holders, but would instead reduce a holder's basis in the common stock received upon exercise of the purchase contracts, by analogy to the treatment of rebates. We do not intend to deduct any contract fees we are required to pay, because we view them as a cost of issuing the common stock. If they are treated as items of ordinary income, contract fees received by a regulated investment company should be treated as income derived with respect to that company's business of investing in stock and securities.

     If holders are required to pay contract fees to us, it is unlikely that the contract fees will be deductible for United States federal income tax purposes. Therefore, although the amount of cash interest received by holders will be reduced by the amount of contract fees payable to us, holders most likely will include in income the full amount of OID on the notes (or interest or OID on other pledged securities) without a deduction for payment of contract fees. Payment of the contract fees should increase the holder's basis in the purchase contracts and be included in the basis of the common stock received under the purchase contracts. See "--Purchase of Common Stock under the Purchase Contract" below.

EXERCISE OF THE CALL OPTION AND OWNERSHIP OF TREASURY SECURITIES

     Exercise of the call option by the call option holder will be a taxable event to holders of the units. As a result, holders will recognize gain or loss equal to the difference between the amount realized from exercise of the call option and their adjusted tax basis in the notes. The amount treated as the amount realized from exercise of the call option will equal the sum of the call premium and the fair market value of the treasury securities received, determined as of the call settlement date. The rules that govern determination of the character of gain or loss on sale of the notes (including pursuant to the exercise of the call option) are summarized under "--Sale or Disposition of Units," below.

     A holder's initial basis in the treasury securities received as a result of the exercise of the call option will be equal to the fair market value of the treasury securities, determined as of the call settlement date. Except to the extent the treasury securities are "stripped" treasury securities, the treatment of which is discussed in the next paragraph, (a) interest with respect to the treasury securities will be taxable as ordinary income to the holder as it is received or accrued, in accordance with the holder's normal method of accounting for United States federal income tax purposes, (b) any excess of a holder's basis in the treasury securities over the amount payable at maturity may be amortized at the holder's election over the remaining term as a reduction of interest income and (c) any gain realized by a holder at maturity of the treasury securities will generally be treated as capital gain, unless the treasury securities are considered to have more than a "de minimis" amount of market discount.

     A holder will be required to treat a stripped treasury security received by the holder as a bond that was originally issued on the date received by the holder. Stripped treasury securities (other than stripped treasury securities with a remaining term of one year or less) will be considered to have OID in an amount equal to the difference between the amount payable on such security and the holder's initial basis in that security (determined as described in the immediately preceding paragraph). As a result, a holder that receives a stripped treasury security (other than a stripped treasury security with a remaining term of one year or less) will be required to include OID in income as ordinary income under a constant yield method over the remaining term of the stripped treasury security (regardless of the holder's normal method of accounting for United States federal income tax purposes) and will increase its basis in the stripped treasury security by the amount of OID included in income with respect to the stripped treasury security.

     Stripped treasury securities with a remaining term of one year or less ("short-term stripped treasury securities") generally should be considered to have "acquisition discount" in an amount equal to the difference between the principal amount of the short-term stripped treasury security and the holder's basis in the short-term stripped treasury security. A holder using the cash method of accounting that has not elected to accrue acquisition discount generally will recognize ordinary income upon maturity of the short-term stripped treasury security equal to the amount of that acquisition discount.

SALE OR DISPOSITION OF UNITS

     A holder generally will recognize gain or loss upon the sale or other disposition of units. This gain or loss will be calculated separately with respect to the notes or treasury securities, as the case may be, and the related purchase contract composing the units by allocating the sum of any cash and the fair market value of any property received between the two components in proportion to their respective fair market values. The amount considered to be received by a holder with respect to the sale of the notes will include the value of the assumption of the holder's obligations under the call option, which, in the absence of any means of independent valuation, will likely be deemed to equal the amount of the call premium previously received by that holder. See "--Treatment of the Call Premium," above.

     The amount of gain or loss with respect to each component will equal the difference between the consideration so allocated to each component (reduced, in the case of certain treasury securities (that is, treasury securities that are not stripped treasury securities), by any amount attributable to accrued but unpaid interest, which will be taxable as ordinary income) and the holder's adjusted tax basis in the respective components. Except in the case of gain or loss with respect to notes and certain short-term stripped treasury securities, that gain or loss will be capital gain or loss.

     If a holder sells or disposes of notes pursuant to the call option or otherwise, the rules governing contingent debt instruments treat any gain recognized as ordinary interest income and treat any loss recognized as ordinary to the extent of prior interest inclusions.

PURCHASE OF COMMON STOCK UNDER THE PURCHASE CONTRACT

     Assuming that the initial basis of the purchase contract will be zero (see "--Initial Tax Basis of Notes" above), the tax basis of the common stock acquired under a purchase contract should equal the amount of cash paid to purchase the common stock (including cash applied by the collateral agent upon maturity of the treasury securities), increased by the amount of any contract fees paid by the holder to us, and decreased by (a) the amount of any contract fees received by the holder and not previously included in income and (b) the amount of any cash received in place of fractional shares of common stock. A holder will recognize capital gain or loss upon receipt of cash in place of fractional shares of common stock equal to the difference between the amount of cash received and the holder's basis in those fractional shares. A holder's holding period in the common stock purchased pursuant to the purchase contract will begin on the day after the purchase of that common stock.

OWNERSHIP OF COMMON STOCK ACQUIRED UNDER THE PURCHASE CONTRACT

     Assuming that we have current or accumulated earnings and profits at least equal to the amount of the dividends, a holder will include a dividend on the common stock in income when paid, and the dividend will be eligible for the dividends-received deduction if received by an otherwise qualifying corporate holder that meets the holding period and other requirements for such deduction. Upon the sale, exchange or other disposition of common stock, the holder will recognize gain or loss equal to the difference between the holder's tax basis in the common stock and the amount realized on the disposition. The gain or loss will be capital gain or loss.

ADJUSTMENT OF SETTLEMENT RATE

     Holders may be treated as receiving a constructive distribution from us if (a) the settlement rate is adjusted and, as a result of such adjustment, the proportionate interest of holders in our assets or earnings and profits is increased, and (b) the adjustment is not made pursuant to a reasonable antidilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate for certain taxable distributions with respect to common stock. Thus, under certain circumstances, an increase in the settlement rate is likely to be taxable to holders of units as a dividend to the extent of the current or accumulated earnings and profits of Countrywide Credit Industries. Holders of units would be required to include their allocable share of those constructive dividends in gross income but would not receive any cash by reason of the constructive dividends.

                                UNDERWRITING

     Countrywide Credit Industries, Inc. and the underwriters for the offering named below have entered into an underwriting agreement with respect to the units being offered. Subject to certain conditions, (1) Countrywide Credit Industries, Inc. has agreed to enter into the purchase contracts with each of the underwriters named below underlying the respective number of units indicated opposite its name below, (2) Countrywide Credit Industries, Inc. has agreed to sell to each of the underwriters the notes underlying the respective number of units indicated opposite its name below, and (3) each of the underwriters has severally agreed to enter into the purchase contracts with Countrywide Credit Industries, Inc., purchase the notes from Countrywide Credit Industries, Inc., pledge under the pledge agreement such notes and sell (on behalf of the initial investors in the units) to the call option holder the call options with respect to such units.

                    Underwriter                                Number of Units
                    -----------                                ---------------
Goldman, Sachs & Co.........................................
[Other Underwriters]........................................
                                                               ---------------
                Total.......................................
                                                               ===============

     If the underwriters sell more units than the total number set forth in the table above, the underwriters have an option to buy up to an additional [ ] units to cover such sales. The underwriters may exercise that option for 30 days. If any units are purchased pursuant to this option, the underwriters will severally purchase units in approximately the same proportion as set forth in the table above.

     The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters by Countrywide Credit Industries, Inc. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase [ ] additional units.

                                                     Paid by
                                                Countrywide Credit
                                                 Industries, Inc.
                                            ---------------------------
                                            No Exercise   Full Exercise
                                            -----------   -------------
         Per unit.........................      $[ ]           $[ ]
         Total............................      $[ ]           $[ ]

     Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $[ ] per unit from the initial public offering price. Any such securities dealers may resell any units purchased from the underwriters to certain other brokers or dealers at a discount of up to $[ ] per unit from the initial public offering price. If all the units are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

     Countrywide Credit Industries, Inc. has agreed with the underwriters not to dispose of or hedge any of Countrywide Credit Industries, Inc.'s units, notes or its shares of common stock or any of Countrywide Credit Industries, Inc.'s securities which are substantially similar to its common stock, or securities convertible into or exchangeable for shares of its common stock (other than the units offered in this offering) during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of Goldman, Sachs & Co. This agreement does not apply to any existing employee benefit plans or employee stock purchase plans.

     The units will be a new issue of securities with no established trading market. Countrywide Credit Industries, Inc. will apply to list the units on the New York Stock Exchange under the symbol "[ ] ." Countrywide Credit Industries, Inc. has been advised by the underwriters that the underwriters intend to make a market in the units, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the units.

     In connection with the offering, the underwriters may purchase and sell the units or shares of Countrywide Credit Industries, Inc.'s common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of units than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the units or the common stock while the offering pursuant to this prospectus supplement is in progress.

     The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased units sold by or for the account of such underwriter in stabilizing or short covering transactions.

     These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the units or the common stock. As a result, the price of the units or the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

     Countrywide Credit Industries, Inc. estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $[ ].

     Countrywide Credit Industries, Inc. has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

     Certain of the underwriters have in the past performed investment banking services for Countrywide Credit Industries, Inc. and have received compensation for these services.

                           VALIDITY OF SECURITIES

     The validity of the notes and the purchase contracts will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York. Edwin Heller (whose professional corporation retired as partner of Fried, Frank, Harris, Shriver & Jacobson in September 1996) is Of Counsel to Fried, Frank, Harris, Shriver & Jacobson and one of our directors. Brown & Wood LLP, New York, New York, will serve as counsel for the underwriters. Brown & Wood LLP also serves as counsel for CWMBS, Inc. and CWABS, Inc., each one of our wholly owned subsidiaries, in connection with offerings of mortgage-backed and asset-backed securities, and from time to time also serves as our counsel on other matters.

(REDHERRING)
THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND THEY ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION. DATED JULY 9, 1999.
            Prospectus Supplement to Prospectus dated [ ], 1999.

                                   Units
                 [LOGO] COUNTRYWIDE CREDIT INDUSTRIES, INC.
             % Adjustable Conversion-rate Equity Security Units
                             -----------------

     Each unit consists of a contract to purchase shares of common stock of Countrywide Credit Industries, Inc. and a subordinated deferrable note of its subsidiary, Countrywide Home Loans, Inc. that is guaranteed by Countrywide Credit Industries, Inc. The note is subject to a call option granted to Goldman, Sachs & Co. Investors will receive from each unit:

     o    interest payments at the rate of [ ]% per year, paid quarterly;
          and

     o on [ ], between [ ] and one share of common stock of Countrywide Credit Industries, Inc., depending on the average trading price of the shares of common stock at that time.

     In addition, investors will be entitled to receive from Countrywide Credit Industries, Inc. contract fees of [ ]% per year or investors will be required to pay to Countrywide Credit Industries, Inc. contract fees of [ ]% per year, as Countrywide Credit Industries, Inc. will specify in the final prospectus supplement.

     Countrywide Credit Industries, Inc. can defer payments of contract fees and Countrywide Home Loans, Inc. can defer quarterly interest payments on the notes, but deferrals will bear additional interest of [ ]%. Investors will pledge their notes to secure their obligations under the purchase contracts and the call options.

     Investors may not separate the notes from the purchase contracts, unless they pledge alternative collateral as described below. The notes and the purchase contracts will therefore trade together as units.

     Countrywide Credit Industries, Inc. will apply to list the units on the New York Stock Exchange under the symbol "[ ]." Countrywide Credit Industries, Inc.'s common stock is listed on the New York Stock Exchange under the symbol "CCR." The last reported sale price of Countrywide Credit Industries, Inc.'s common stock on the New York Stock Exchange on July 8, 1999 was $43 per share.

     Investing in the units involves risks that are described in this prospectus supplement beginning on page S-6.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER
REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------
                                                     Per Unit         Total
Initial public offering price....................       $               $
Proceeds from sale of call options remitted to
    Countrywide Credit Industries, Inc...........       $               $
Underwriting discount............................       $               $
Proceeds to Countrywide Credit Industries, Inc.,
    before expenses..............................       $               $

     The underwriters may, under the terms of the underwriting agreement, purchase up to an additional [ ] units from us at the initial public offering price less the underwriting discount.

                             -----------------
     The underwriters expect to deliver the units against payment in New York, New York on [ ], 1999.

                             -----------------
GOLDMAN, SACHS & CO.                           [OTHER UNDERWRITERS]

                             ------------------
                   Prospectus Supplement dated [ ], 1999.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Countrywide Credit Industries, Inc. and Countrywide Home Loans, Inc. have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Countrywide Credit Industries, Inc. and Countrywide Home Loans, Inc. are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement and the accompanying prospectus, respectively. The business, financial condition, results of operations and prospects of Countrywide Credit Industries, Inc. and Countrywide Home Loans, Inc. may have changed since those dates.

     References in this prospectus supplement to "Countrywide Credit Industries," "we," "us" and "our" are to Countrywide Credit Industries, Inc.

     References in this prospectus supplement to "Countrywide Home Loans" are to Countrywide Home Loans, Inc.

                       PROSPECTUS SUPPLEMENT SUMMARY

     The following summary may not contain all of the information that you should consider before investing in the units. You should read this entire prospectus supplement and the accompanying prospectus carefully.

                                THE OFFERING

THE UNITS

   COMPONENTS OF THE UNITS

     Each unit consists of a contract to purchase shares of our common stock and a subordinated deferrable note of Countrywide Home Loans, one of our subsidiaries. The notes are guaranteed by us. You will receive from each unit:

     o    interest payments at the rate of [ ]% per year, paid quarterly;
          and

     o on [ ], between [ ] and one share of our common stock, depending on the average trading price of the shares of our common stock at that time.

     In addition, you will be entitled to receive from us contract fees of [ ]% per year or you will be required to pay to us contract fees of [ ]% per year, as we will specify in the final prospectus supplement.

     The note is subject to a call option granted to Goldman, Sachs & Co., whom we refer to as the call option holder. Under the call option, the call option holder is entitled to acquire, on or before the last quarterly payment date before the stock purchase date, the notes underlying the units.

     The notes will be pledged to secure the unit holder's obligations to us to purchase shares of our common stock under the purchase contracts and to the call option holder to deliver the notes upon the call option holder's exercise of the call options.

     You may elect to substitute treasury securities as pledged securities in exchange for the notes underlying the units. If you elect to substitute treasury securities as pledged securities, the notes will no longer secure your obligations to purchase our common stock under the purchase contracts but will continue to secure your obligations to deliver the notes to the call option holder upon exercise of the call option. The units will then become "stripped units" that no longer generate cash payments, other than any contract fees payable by us, if required, under the terms of the underlying purchase contracts. Stripped units will not be interchangeable with units. We will endeavor to list the stripped units on the New York Stock Exchange if a sufficient number of stripped units are created.

     You may not separate the notes from the purchase contracts, unless you pledge alternative collateral as summarized above. The notes and the purchase contracts will therefore trade together as units.

   SETTLEMENT RATE

     The number of shares of our common stock that you will receive for each unit will be determined by one of the following settlement rates:

     o If the average trading price equals or exceeds $[ ], you will receive [ ] shares of our common stock.

     o If the average trading price is less than $[ ] but greater than $[ ], you will receive shares of our common stock having a value, based on the average trading price, equal to $[ ].

     o If the average trading price is less than or equal to $[ ], you will receive one share of our common stock.

     The average trading price used to determine the settlement rate will be the average closing price of our common stock during the 20-trading day period ending before [ ]. The settlement rate will be subject to anti-dilution adjustment in the case of stock splits, stock dividends or other events affecting our common stock. You can find more information about the settlement rate starting on page S-[ ].

   SETTLEMENT MECHANICS

     On the stock purchase date, each unit holder will be required to purchase, for the stated amount of $[ ] per unit, a number of shares of our common stock, or fraction of a share, equal to the settlement rate.

THE NOTES

     The notes will:

     o bear interest at an annual rate of [ ]%. Interest will be paid quarterly on [ ], [ ], [ ] and [ ], subject to the deferral provisions described below;

     o    mature on [ ]; and

     o    not be redeemable prior to maturity.

     On [insert call option expiration date], a nationally recognized investment banking firm chosen by us (the "rate increase agent") may decide to increase the interest rate on the notes after analyzing the then current total market value of the notes and the total consideration to be paid in exchange for the acquisition of the notes under the terms of the call options.

     Countrywide Home Loans may defer payments of interest on the notes. Any deferred payments of interest will bear additional interest at an annual rate equal to the deferral rate of [ ]% until paid.

     Each holder of notes may elect to require Countrywide Home Loans to repurchase its notes on the stock purchase date or in the event Countrywide Credit Industries becomes involved in certain cash mergers, at a price equal to their principal amount plus accrued interest, but only if the cash received on the exercise of the election is used to settle the related purchase contract.

OTHER TERMS OF THE UNITS

   CONTRACT FEES

     We may be required to pay contract fees of [ ]% to the holders of units or the holders of units may be required to pay contract fees of [ ]% to us, as specified in the final prospectus supplement. Any obligation of the holders of units to pay contract fees to us will be funded out of interest payments that will be made on the pledged securities. If those payments are insufficient to cover the obligation of the holders to pay contract fees, that obligation will be deferred until the earlier of the date enough cash is available and the stock purchase date. Any deferred contract fees will bear additional contract fees at an annual rate of [ ]% (compounding on each succeeding quarterly payment date).

   LISTING

     We will apply to list the units on the New York Stock Exchange under the symbol "[ ]".

                                RISK FACTORS

     Before purchasing units, you should carefully consider the following risk factors relating to the units.

YOU WILL BEAR THE ENTIRE RISK OF A DECLINE IN THE PRICE OF OUR COMMON STOCK

     The market value of the shares of our common stock you receive on [ ] (which we refer to as the "stock purchase date") may be materially different from the price you pay for the shares of our common stock. If the average trading price of our common stock on the stock purchase date is less than $[ ] (that is, less than the closing price of our common stock on the date of this prospectus supplement), you will on the stock purchase date, be required to purchase shares of our common stock at a loss. Accordingly, a holder of units assumes the entire risk that the market value of our common stock may decline. Any such decline could be substantial.

YOU WILL RECEIVE ONLY A PORTION OF ANY APPRECIATION IN OUR COMMON STOCK PRICE

     The number of shares of our common stock that will be issued upon settlement may decline by up to [ ]% as the market value of our common stock increases. Therefore, your opportunity for equity appreciation will be less than if you invested directly in our common stock. In addition, if the average trading price of our common stock at the stock purchase date exceeds $[ ] but falls below $[ ], you will receive no equity appreciation in our common stock.

THE MARKET PRICE FOR OUR COMMON STOCK IS UNPREDICTABLE

     It is impossible to predict whether the market price of our common stock will rise or fall. Many factors influence the trading price of our common stock. These factors include changes in our financial condition, results of operations and prospects and complex and interrelated political, economic, financial and other factors that can affect the capital markets generally, the stock exchanges on which our common stock trades and the market segments of which we are a part.

YOU MAY SUFFER DILUTION OF THE SHARES OF OUR COMMON STOCK ISSUABLE UPON SETTLEMENT OF PURCHASE CONTRACTS

     The number of shares of our common stock issuable upon settlement is subject to adjustment only for stock splits and combinations, stock dividends and certain other specified transactions. The number of shares of our common stock issuable upon settlement of each purchase contract is not subject to adjustment for other events, such as employee stock option grants, offerings of our common stock for cash or in connection with acquisitions or certain other transactions, which may adversely affect the price of our common stock. The terms of the units do not restrict our ability to offer our common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the interests of the holders of the units for any reason.

YOU HAVE NO RIGHTS AS COMMON STOCKHOLDERS

     Until you acquire shares of our common stock upon settlement of your purchase contract, you will have no rights with respect to our common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on our common stock. Upon settlement of your purchase contract, you will be entitled to exercise the rights of a holder of our common stock only as to actions for which the record date occurs after the settlement date.

YOUR NOTES WILL BE SUBORDINATED

     The obligations of Countrywide Home Loans under the notes will be unsecured and subordinated and rank junior in right of payment to all present and future senior indebtedness of Countrywide Home Loans.
Countrywide Home Loans cannot make payments of principal of or interest on the notes if:

     o Countrywide Home Loans is in default under any payment obligation with respect to senior indebtedness beyond any applicable grace period;

     o Countrywide Home Loans is otherwise in default with respect to any senior indebtedness permitting the holders of that senior indebtedness to accelerate the maturity of that senior indebtedness; or

     o any judicial proceeding is pending with respect to any default affecting the senior indebtedness.

     Our guarantees of the notes will be subordinated to our present and future senior indebtedness in the same manner.

     Neither the indenture nor the master unit agreement, which governs the terms of the units, places any limitation on the amount of additional secured or unsecured debt, including senior indebtedness, that may be incurred by us, Countrywide Home Loans or any of our respective subsidiaries.

YOUR PLEDGED SECURITIES WILL BE ENCUMBERED

     Although holders of units will be beneficial owners of the underlying pledged securities, those pledged securities will be pledged with the collateral agent to secure the obligations of the holders under the purchase contracts. Therefore, for so long as the purchase contracts remain in effect, holders will not be allowed withdraw their pledged securities from the pledge agreement, except in the limited circumstances described in this prospectus supplement.

WE WILL HAVE THE OPTION TO DEFER PAYMENTS

     Countrywide Home Loans has the right to defer interest payments on the notes at any time or from time to time. Countrywide Home Loans cannot defer interest payments beyond the maturity date. However, deferred payments of interest on the notes will bear additional interest at an effective rate per year of [ ]% until paid.

     If we are required to pay contract fees under the purchase contracts, we will have the right to defer the payment of these fees at any time or from time to time. We cannot defer payments of contract fees beyond the stock purchase date. However, deferred payments of contract fees will bear additional contract fees at an effective rate per year of [ ]% until paid.

     If Countrywide Home Loans exercises its right to defer interest or, to the extent we are required to pay contract fees, we exercise our right to defer contract fee payments, the market price of the units is likely to decrease. In addition, the mere existence of the right to defer payments may cause the market price of the units to be more volatile than the market prices of other securities that are not subject to such deferrals.

LIMITATION ON VALUE OF NOTES AS A RESULT OF CALL OPTIONS

     If the value of the notes underlying the units is greater than the value of the total consideration to be paid upon exercise of the call options (as expected), it is likely that the call option holder will exercise its call options. In that case, the call option holder, rather than holders of units, will realize the benefit of that greater value. The notes may increase in value due to, among other things, a decrease in market interest rates or an increase in the perceived credit quality of the notes or as a result of the interest rate adjustment described under "Description of the Notes--Interest Rate Increases."

MASTER UNIT AGREEMENT NOT QUALIFIED UNDER TRUST INDENTURE ACT; LIMITED OBLIGATIONS OF UNIT AGENT

     Although the notes included in the units will be issued under the terms of an indenture qualified under the Trust Indenture Act, the master unit agreement relating to the units will not be qualified under the Trust Indenture Act. The unit agent under the master unit agreement, who will act as the agent and the attorney-in-fact for the holders of the units, will not be qualified as a trustee under the Trust Indenture Act. Accordingly, holders of the units will not have the benefit of the protections of the Trust Indenture Act. Under the terms of the master unit agreement, the unit agent will have only limited obligations to the holders of the units.

POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET

     The units are securities for which there is currently no secondary market. It is not possible to predict how the units will trade in the secondary market or whether the market for the units will be liquid or illiquid. We will apply to list the units on the New York Stock Exchange. The underwriters have advised us that they intend to make a market for the units and thus facilitate trading in the units. However, the underwriters are not obligated to make a market and may discontinue market-making at any time.

YOU WILL HAVE OID INCOME

     For U.S. federal income tax purposes, the notes will be classified as contingent payment debt instruments. As a result, they will be considered to be issued with original issue discount or OID, which you will be required to include in income during your period of ownership of the notes, subject to certain adjustments. Additionally, any gain realized on a sale of notes or any gain attributable to notes on a sale of units before maturity will be treated as ordinary interest income.

YOU WILL NOT BE PERMITTED TO DEDUCT CONTRACT FEES

     If you are required to pay contract fees to us, it is unlikely that those fees will be deductible by you for United States federal income tax purposes. As a result, although the amount of cash distributions made to you will be reduced by the amount of any contract fees payable to us, you will nevertheless recognize ordinary income each quarter equal to the full amount of OID required to be accrued with respect to the notes or treasury securities without a deduction for the contract fees.

                       COUNTRYWIDE CREDIT INDUSTRIES

     Through Countrywide Home Loans, our principal subsidiary, we originate, purchase, securitize, sell and service mortgage loans. Our mortgage loans are principally prime credit quality first-lien mortgage loans secured by single- (one- to four-) family residences ("Prime mortgages"). We also offer home equity loans either with newly produced Prime mortgages or as a separate product. In addition, we offer sub-prime credit quality first-lien single-family mortgage loans. Our other subsidiaries offer products and services that complement our mortgage banking business.

RECENT DEVELOPMENTS

     On June 12, 1999, we agreed to purchase Balboa Life Insurance Company and Balboa Insurance Company from Associates First Capital Corporation for $425 million, payable in cash, subject to adjustment. Balboa Life Insurance Company underwrites life insurance policies, and Balboa Insurance Company underwrites credit-related insurance and specializes in creditor-placed auto and homeowners insurance. Completion of the acquisition is subject to regulatory approval and customary closing conditions. Assuming we receive the necessary regulatory approvals and satisfy other closing conditions, we anticipate closing the acquisition during our fiscal quarter ending November 30, 1999, but we can not assure you that the acquisition will close.

                              USE OF PROCEEDS

     We estimate that Countrywide Home Loans will receive approximately $[ ] from the sale of the units after deducting the estimated expenses of the offering. We plan to use the net proceeds from the offering to partially finance the acquisition of the Balboa companies as described in "Countrywide Credit Industries -- Recent Developments." We intend to fund the balance of the purchase price for the Balboa companies with funds obtained through other financing sources.

                               CAPITALIZATION

     The following table sets forth our consolidated capitalization (1) at February 28, 1999 and (2) as adjusted to reflect the sale and the application of the net proceeds of the units. The table should be read together with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement. See "Additional Information" in the accompanying prospectus.

                                                           FEBRUARY 28, 1999
                                                           -----------------
                                                       ACTUAL        AS ADJUSTED
                                                       ------        -----------
                                                             (IN THOUSANDS)
    DEBT:
        Commercial paper .......................    $    176,559
        Medium-term notes ......................       8,039,824
        Repurchase agreements ..................       1,517,405
        Subordinated notes .....................         200,000
        __% Subordinated deferrable
        notes due 20__..........................            --
        Unsecured notes payable ................            --
        Other notes payable ....................           1,971
        Drafts payable in connection with
          mortgage loan closings................       1,083,499
                                                    ------------
             Total debt ........................      11,019,258
        Accounts payable and accrued ...........         517,937
        liabilities
        Deferred income taxes ..................       1,092,176
                                                    ------------    ------------
        Total debt and liabilities .............    $ 12,629,371
                                                    ------------    ------------

        Company-obligated mandatorily
          redeemable preferred
          securities of subsidiary
          trust holding a company-guaranteed
          related subordinated debt(1)..........         300,000
         Company-obligated
           mandatorily redeemable
           subordinated capital
           income securities of
           subsidiary trust holding a
           company-guaranteed related
           subordinated debt(2).................         200,000

      SHAREHOLDERS' EQUITY:
         Preferred stock -- authorized
           1,500,000 shares of $.05
           par value; issued and
           outstanding, none ...................            --
         Common stock-- authorized,
           240,000,000 shares of $.05
           par value; 112,619,313
           issued and outstanding shares(3).....           5,631
         Additional paid-in capital ............       1,153,673
         Accumulated other
           comprehensive (loss) income .........         (19,593)
         Retained earnings .....................       1,379,174
                                                    ------------    ------------
      Total shareholders' equity ...............    $  2,518,885
                                                    ------------    ------------
      Total capitalization .....................    $ 15,648,256
                                                    ============    ============

---------------
(1) Represents the 8% Capital Trust Pass-through Securities of Countrywide Capital I, a Delaware business trust.
(2) Represents the 8.05% Subordinated Capital Income Securities of Countrywide Capital III, a Delaware business trust.
(3) Does not include 11,497,044 shares reserved for issuance upon exercise of stock options of which options for 6,514,039 shares were exercisable as of February 28, 1999.

                            DESCRIPTION OF UNITS

     The summaries of the documents described below are not necessarily complete. Copies of those documents are on file with the SEC as part of our registration statement. See "Additional Information" on page 2 of the accompanying prospectus for information on how to obtain copies of those documents. Because this section is a summary, it does not describe every aspect of the units. This summary is subject to and qualified in its entirety by reference to all the provisions of each of the underlying agreements.

     You should also review the description of the stock purchase contracts and the stock purchase units beginning on page 9 in the accompanying prospectus.

GENERAL

     Each unit will have a stated amount of $[ ]. Each unit will initially consist of:

     a purchase contract under which

     o the holder will purchase from us on the stock purchase date of [ ], for cash in an amount equal to the stated amount, between [ ] of a share and one share of our common stock (depending upon the average trading price of our common stock on the stock purchase date, as described below); and

     o we will pay the holder or the holder will pay us, as specified in the final prospectus supplement, contract fees at the contract fee rate of [ ]% of the stated amount per year, each as described below; and

     a subordinated deferrable note of Countrywide Home Loans that is guaranteed by us on a subordinated basis

     o    having a principal amount equal to the stated amount; and

     o bearing interest at a rate of [ ]%, subject to a call option granted to Goldman, Sachs & Co., whom we refer to as the call option holder, that (when added to the call options underlying all other units) will entitle the call option holder to acquire the notes underlying the units on or before the last quarterly payment date before the stock purchase date in exchange for the total call option exercise consideration as described below.

     As long as a purchase contract remains in effect, the purchase contract, and the note or other pledged securities securing it (and, for so long as the call option relating to those pledged securities is exercisable, the obligations of the holder to the call option holder), cannot be separated and the holder may transfer them only as an integrated unit, unless the holder pledges alternative collateral as described below.

     Between the date the units are issued and the stock purchase date, the holder will be entitled to receive cash payments totaling [ ]% of the stated amount per year, payable in arrears on the [ ], [ ], [ ] and [ ] of each year beginning on [ ] (unless deferred as described below). Those payments will consist of interest payments on the notes or other pledged securities plus any contract fees payable by us or net of the contract fees payable by the holder, as applicable. If the holder does not provide cash as substitute collateral to settle the underlying purchase contract, in the manner described below, cash proceeds received from the sale of the note or other pledged securities will be applied on the stock purchase date to your purchase of shares of our common stock under the terms of the purchase contract.

     You will pledge the note underlying a unit to the collateral agent to secure your obligations to us under the purchase contract and the call option holder under the call option. If treasury securities are exchanged for pledged securities, upon exercise of the call options, the treasury securities will automatically be substituted as pledged securities.

     Each holder, by accepting the units, will be considered to have

     o irrevocably agreed to be bound by the terms of the master unit agreement, pledge agreement, call option agreement, purchase contracts and call options, for so long as the holder remains a holder of those units, and

     o appointed the unit agent under the master unit agreement as the holder's agent to enter into and perform the purchase contracts and call options on behalf of the holder.

FORMATION OF THE UNITS

     At the closing of the offering of the units, the underwriters will (1) enter into purchase contracts with us and (2) purchase notes from Countrywide Home Loans for cash. The underwriters will fund that cash payment partially by the sale of the units to the initial investors and partially by the sale of call options (on behalf of the initial investors) to the call option holder. The notes will then be pledged to the collateral agent to secure the obligations owed to us under the purchase contracts and the obligations owed to the call option holder under the call options. The right to purchase shares of our common stock under a purchase contract, together with the notes or other pledged securities, subject to (1) the obligations owed to us under that purchase contract, (2) the obligations owed to the call option holder under the call option relating to the notes or other pledged securities and (3) the pledge arrangements securing the foregoing obligations, are collectively referred to in this prospectus supplement as a "unit."

     Each holder of units will have the right, at any time on or before the second business day before the stock purchase date, to substitute for the then existing pledged securities treasury securities that will generate payments to satisfy the holder's obligations under the underlying purchase contracts. If a holder of units exercises its right to substitute treasury securities for the notes as pledged securities, the notes will no longer secure the holder's obligations to purchase our common stock under the purchase contracts but will continue to secure the holder's obligations to deliver the notes to the call option holder upon exercise of the call option. The units will then become "stripped units" that will no longer generate cash payments, other than contract fees payable by us, if required, under the terms of the underlying purchase contracts or be interchangeable with the units. We will endeavor to list the stripped units on the New York Stock Exchange if a sufficient number of stripped units are created.

     A holder of units may exercise the right referred to in the preceding paragraph by presenting and surrendering at the offices of the unit agent the certificate evidencing the units, together with the completed and executed request form to create stripped units, and concurrently delivering to the collateral agent treasury securities that will generate, on the stock purchase date, an amount of cash equal to the total stated amount of the units. If treasury securities are the pledged securities underlying the units, the right must be exercised with respect to a number of units that will result in the release of treasury securities in denominations of $1,000 and integral multiples of $1,000. A certificate representing the newly created stripped units to replace the surrendered units will then be issued and delivered to the holder or its designee. In addition, the pledged securities previously underlying the units will then be released from the pledge under the pledge agreement and delivered to the holder or its designee, upon payment by the holder of any transfer or similar taxes payable in connection with the transfer of units or previously pledged securities to any person other than the holder.

     We will enter into:

     o a master unit agreement with [ ], as unit agent, governing the appointment of the unit agent as the agent and attorney-in-fact for the holders of the units, the purchase contracts, the transfer, exchange or replacement of certificates representing the units and certain other matters relating to the units and

     o a pledge agreement with [ ], as collateral agent, and Goldman, Sachs & Co., as the call option holder, creating a pledge and security interest for our benefit to secure the obligations of holders of units under the purchase contracts and a pledge and security interest for the benefit of the call option holder to secure the obligations of the holders of units under the call options.

     In addition, the unit agent will enter into a call option agreement with the call option holder governing the call options.

                   DESCRIPTION OF THE PURCHASE CONTRACTS

     The purchase contracts will be governed by the master unit agreement. Each purchase contract underlying a unit will require the holder of that unit to purchase from us, and us to sell to the holder, on the stock purchase date, for cash in an amount equal to $[ ], a number of shares of our common stock equal to the settlement rate. The settlement rate will be calculated as follows (subject to adjustment as described below under "--Anti-Dilution Adjustments"):

     (1) if the average trading price is greater than or equal to the threshold appreciation price of $[ ] (that is, [ ]% higher than the stated amount), the settlement rate will be [ ];

     (2) if the average trading price is between the threshold appreciation price and the stated amount, the settlement rate will equal the stated amount divided by the average trading price (that is, the shares deliverable under the contract will have a value, based on the average trading price of our common stock, equal to the stated amount); and

     (3) if the average trading price is less than or equal to the stated amount, the settlement rate will be one.

     "Average trading price" means the average of the closing prices per share of our common stock on each of the 20 consecutive trading days ending on the last trading day before the stock purchase date.

     "Closing price" of a share of our common stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of our common stock on the New York Stock Exchange on that date, or if our common stock is not listed for trading on the New York Stock Exchange on that date, as reported in the composite transactions for the principal U.S. securities exchange on which our common stock is so listed, or if our common stock is not so listed on a U.S. national or regional securities exchange, as reported by The Nasdaq Stock Market, or if our common stock is not so reported, the last quoted bid price of our common stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or if that bid price is not available, the market value of our common stock on that date as determined by a nationally recognized investment banking firm retained by us for this purpose.

     "Trading day" means a day on which our common stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of our common stock.

     We will not issue any fractional shares under the purchase contracts. In place of a fraction of a share otherwise issuable in respect of purchase contracts being settled by a holder of units, the holder will be entitled to receive an amount of cash equal to that fraction times the average closing price.

     Cash payments on the units will accrue at a rate per year that is greater than the current dividend yield on our common stock. However, since the number of shares of our common stock issuable upon settlement of each purchase contract may decline by up to approximately [ ]% as the average closing price increases, the opportunity for equity appreciation afforded by an investment in the units is less than that afforded by a direct investment in our common stock.

     Prior to the stock purchase date, the shares of our common stock purchasable on settlement of purchase contracts will not be considered to be outstanding for any purpose, and you will not have any voting rights, rights to dividends or other distributions or other rights or privileges of our stockholders by virtue of holding units.

SETTLEMENT

     In order to settle the purchase contracts underlying the units, the holder of the units, by no later than 10:00 a.m., New York City time, on the stock purchase date, will be required to deliver payment, at the offices of the unit agent, of an amount equal to the total stated amount of such units; provided, however, that the holder's obligation to satisfy the purchase contracts may be offset by any amounts due and owing by us to the holder. The shares of our common stock purchased on settlement of the purchase contracts will then be issued and delivered to the holder or its designee and the pledged securities securing the purchase contracts (or, in the case of treasury securities, the proceeds from the payment of those treasury securities at maturity) will then be released from the pledge under the pledge agreement and delivered to the holder or its designee, upon presentation and surrender of the certificate evidencing those units and payment by the holder of any transfer or similar taxes payable in connection with the issuance of shares of our common stock or the transfer of pledged securities to any person other than the holder.

     On the stock purchase date, if a holder of units has not delivered cash to settle the underlying purchase contracts in the manner described above and no event described under "--Termination" below has occurred, then

     o the unit agent will notify the collateral agent and the collateral agent, on behalf of the holder, will, as put agent, exercise the note put option as described below,

     o a portion of the proceeds from the exercise of the note put option (or, if treasury securities underlie the units, a portion of the proceeds from the payment of the treasury securities at maturity) will be applied to satisfy in full the holder's obligation to purchase shares of our common stock under the purchase contracts,

     o the remainder of the proceeds, if any, will be paid to the holder and

     o shares of our common stock will be issued and delivered to the holder or its designee, upon presentation and surrender of the certificate evidencing the units and payment by the holder of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than the holder.

EARLY SETTLEMENT

     Prior to the stock purchase date, if we are involved in a merger in which at least 30% of the consideration for shares of our common stock consists of cash or cash equivalents ("cash merger"), on or after the date of the cash merger each holder of the units has the right to accelerate and settle the underlying purchase contracts. We refer to this right as the "early settlement right." We will provide each of the holders with a notice of the completion of a cash merger. The notice will specify a date on which the optional early settlement will occur and a date by which each holder's early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise your early settlement right, you must deliver to the unit agent, on or before the early settlement date, the certificate evidencing your units and payment of the applicable purchase price in the form of a certified or cashier's check. If you exercise your early settlement right, we will deliver or cause to be delivered to you the cash, securities and other property as set forth in the notice.

CONTRACT FEES

     We may be required to pay contract fees to the holders of units or the holders of the units may be required to pay contract fees to us.

     Any obligation of the holders of units to pay contract fees to us will be funded out of interest payments that will be made on the pledged securities. If those payments are insufficient to cover the obligation of the holders to pay contract fees, that obligation will be deferred until the earlier of the date enough cash is available and the stock purchase date.

     Our obligation to pay contract fees to the holder of units is subordinated and junior in right of payment to our obligations under our senior indebtedness as defined below, in a manner substantially similar to the manner in which the notes are subordinated as described under "Description of the Notes" below.

     So long as no default in our obligations under the master unit agreement, pledge agreement and call option agreement has occurred and is continuing, we will have the right to defer the payment of contract fees at any time or from time to time for a period not extending beyond the stock purchase date. To exercise this right, we must give the holders and the unit agent notice at least five business days before the earliest of

     (1)  the date the payment would otherwise have been payable,

     (2) the date we are required to give notice to any securities exchange or to holders of units of the record date or the date the payment is payable and

     (3)  the record date.

     During any deferral period, neither we nor Countrywide Home Loans may take any of the actions that we or Countrywide Home Loans would be prohibited from taking during an extension period as described below.

     Any deferred contract fees will bear additional contract fees at [ ]% (the "deferral rate") (compounding on each succeeding quarterly payment date) until paid. Contract fees payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Contract fees will accrue from the date of issuance of the units to the stock purchase date and will be payable in arrears on the quarterly payment dates (unless deferred as described above). If the purchase contracts are terminated, the right of holders of units to receive contract fees (including any deferred contract fees) will also terminate.

ANTI-DILUTION ADJUSTMENTS

     The formula for determining the settlement rate may be adjusted if certain events occur, including:

     (1) the payment of a stock dividend or other distributions on our common stock;

     (2) the issuance to all holders of our common stock of rights or warrants entitling them to subscribe for or purchase shares of our common stock at less than the current market price, as defined below;

     (3) subdivisions of shares of our common stock (including an effective subdivision of the shares through reclassification of our common stock);

     (4) distributions to all holders of our common stock of evidences of indebtedness, other securities, cash or other assets (excluding any dividend or distribution covered by clause (1) or (2) above and any dividend or distribution paid exclusively in cash);

     (5) distributions consisting exclusively of cash to all holders of our common stock in a total amount that, when combined with (a) other all-cash distributions made within the preceding 12 months and (b) the cash and the fair market value, as of the date of expiration of the tender or exchange offer referred to below, of the consideration paid in respect of any tender or exchange offer by us or a subsidiary for our common stock concluded within the preceding 12 months, exceeds 15% of our total market capitalization (the total market capitalization being the product of the current market price of our common stock multiplied by the number of shares of our common stock then outstanding) on the date fixed for the determination of stockholders entitled to receive such distribution; and

     (6) the successful completion of a tender or exchange offer made by us or any subsidiary for our common stock which involves a total consideration that, when combined with (a) any cash and the fair market value of other consideration payable in respect of any other tender or exchange offer by us or a subsidiary for our common stock concluded within the preceding 12 months and (b) the total amount of any all-cash distributions to all holders of our common stock made within the preceding 12 months, exceeds 15% of our total market capitalization on the date of expiration of that tender or exchange offer.

     The "current market price" per share of our common stock on any day means the average of the daily closing prices for the five consecutive trading days selected by us commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question and the day before the "ex date" regarding the issuance or distribution requiring the computation. For purposes of this paragraph, the term "ex date," when used regarding any issuance or distribution, shall mean the first date on which our common stock trades without the right to receive that issuance or distribution.

     Some reclassifications, consolidations, mergers, sales or transfers of assets or other transactions may cause shares of our common stock to be converted into the right to receive other securities, cash or property. If this happens, each purchase contract would, without the consent of the holders of units, become a contract to purchase only the kind and amount of securities, cash or other property that the holder would be entitled to receive if the holder had settled its purchase contract immediately before that transaction.

     If at any time we make a distribution of property to our stockholders which would be taxable to our stockholders as a dividend for U.S. federal income tax purposes (that is, distributions of evidences of our indebtedness or our assets, but generally not stock dividends or rights to subscribe for capital stock) and, under the terms of the settlement rate adjustment provisions of the master unit agreement, the settlement rate is increased, that increase may be considered to be the receipt of taxable income to holders of units. See "U.S. Federal Income Tax Consequences--Adjustment of Settlement Rate."

     In addition, we may increase the settlement rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of shares of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.

     Adjustments to the settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the settlement rate will be required unless the adjustment would require an increase or decrease of at least one percent in the settlement rate. If any adjustment is not required to be made because it would not change the settlement rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment.

     We will be required, as soon as practicable, following the occurrence of an event that requires or permits an adjustment in the settlement rate, to provide written notice to the holders of units of the occurrence of that event. We will also be required to deliver a statement in reasonable detail setting forth the method by which the adjustment to the settlement rate was determined and setting forth the revised settlement rate.

TERMINATION

     The purchase contracts, and our rights and obligations and the rights and obligations of the holders of the units under the purchase contracts (including the right to receive or obligation to pay contract fees or deferred contract fees and the right and obligation of the holders to purchase and us to sell shares of our common stock), will automatically terminate if we become subject to certain events of bankruptcy, insolvency or reorganization. Upon any termination, the call options will terminate and the pledged securities will be distributed in the manner described below.

                      DESCRIPTION OF THE CALL OPTIONS

     At the closing of the offering of the units, the underwriters (on behalf of the initial investors in the units) will sell the call options to the call option holder at a price equal to $[ ] per call option. The call options will be governed by the call option agreement.

     Each call option underlying a unit, when combined with the call options underlying all other units, will entitle the call option holder to acquire the notes underlying the units, on or before the date the call options expire, defined as the "call option expiration date," in exchange for the total call option exercise consideration. The total call option exercise consideration will consist of:

     (1) treasury securities that will generate, by each quarterly payment date falling after the settlement date for the call options, defined as the "call settlement date," and on or before the stock purchase date, an amount of cash equal to the aggregate interest payments that are scheduled to be payable on the notes underlying the units on that quarterly payment date (assuming for this purpose, even if not true, that (a) no interest payments will then have been deferred and (b) the interest rate on the notes remains at the initial note rate);

     (2) treasury securities that will generate, by the stock purchase date, an amount of cash equal to the total stated amount of the units; and

     (3) if Countrywide Home Loans is, at the call settlement date, deferring interest payments on the notes as described below, an amount in cash equal to (a) the total unpaid interest payments on the notes underlying the units accrued to the call settlement date, if the call settlement date is a quarterly payment date, and (b) the total unpaid interest payments on the notes underlying the units accrued to the quarterly payment date before the call settlement date plus interest on the notes at the deferral rate for the period from and including the quarterly payment date to, but excluding, the call settlement date, if the call settlement date is not a quarterly payment date.

     The call option holder may exercise all of its call options (but not less than all) by (1) delivering to the unit agent and the collateral agent, on or before the call settlement date, a notice stating that the call option holder is exercising its call options and specifying the call settlement date (which may not be after the call option expiration date) and (2) delivering to the collateral agent, by noon, New York City time, on the call settlement date, the total call option exercise consideration. Under the terms of the pledge agreement, when the collateral agent receives the total call option exercise consideration, the collateral agent will transfer the notes underlying the units to the call option holder or its designee free and clear of the pledge and security interest created by the pledge agreement. In addition, the treasury securities included in the total call option exercise consideration will automatically be substituted for the notes as pledged securities, and the call option holder will cease to have a security interest in the pledged securities.

     If the call options are exercised, the unit agent will, not later than three business days after the call settlement date, mail notice of the exercise to the holders of the units.

     The call options, and the rights and obligations of the call option holder and of the holders of the units under the call options, will automatically terminate if we become subject to certain events of bankruptcy, insolvency or reorganization.

              THE PLEDGED SECURITIES AND THE PLEDGE AGREEMENT

GENERAL

     Under the pledge agreement, the pledged securities will be pledged to the collateral agent, for our benefit and the benefit of the call option holder, to secure (1) the obligations of holders of units to purchase our common stock under the purchase contracts and (2) the obligations of holders of units to deliver the underlying notes to the call option holder if the call options are exercised. The pledged securities will initially consist of the notes. If treasury securities are exchanged for pledged securities upon exercise of the call options or in connection with the creation of stripped units, the treasury securities will automatically be substituted as pledged securities and the former pledged securities will automatically be released from the pledge and security interest created by the pledge agreement.

     The rights of the holders of the units to the underlying pledged securities will be subject to the pledge and security interest created by the pledge agreement. No holder of units will be permitted to withdraw the pledged securities underlying the units from the pledged arrangement except upon the settlement or termination of the purchase contracts or as described under "-- Formation of the Units" above. Subject to the pledge and security interest, however, each holder of units will have full beneficial ownership of the underlying pledged securities and will be entitled (directly or through the collateral agent) to all of the rights provided by the pledged securities. We and the call option holder will have no rights in pledged securities other than our respective security interests.

QUARTERLY PAYMENTS ON PLEDGED SECURITIES

     The collateral agent, upon receipt of any payments of interest on the pledged securities, will distribute those payments to the unit agent, which will, in turn, distribute that amount together with the contract fees to the holders of units on the record date. As long as the units remain in book-entry only form, the record date for any payment will be one business day before the payment date.

SETTLEMENT OF PURCHASE CONTRACTS

     On the stock purchase date, the pledged securities (or, if treasury securities have been exchanged for the pledged securities, the amount paid on those treasury securities at maturity) will be released from the pledge and security interest created by the pledge agreement and distributed or delivered as specified under "Description of the Purchase Contracts--Settlement."

TERMINATION OF PURCHASE CONTRACTS

     Upon termination of the purchase contracts (see "Description of the Purchase Contracts--Termination"), the collateral agent will release the pledged securities underlying the units to the unit agent for distribution to the holders of the units, upon presentation and surrender of the certificates evidencing those units. If upon that termination any holder would otherwise be entitled to receive a principal amount of treasury securities of any series that is not an integral multiple of $1,000, the unit agent will distribute to that holder treasury securities of the series in a principal amount equal to the next lower integral multiple of $1,000. The unit agent will sell the treasury securities not otherwise distributed to the holder (together with the treasury securities of that series not otherwise distributed to other holders) and will distribute the net proceeds to all the holders (in accordance with their respective interests in those treasury securities).

     CERTAIN PROVISIONS OF THE MASTER UNIT AGREEMENT, PLEDGE AGREEMENT
                         AND CALL OPTION AGREEMENT

     Distributions on the units will be payable, purchase contracts (and related documents) will be settled and transfers of the units will be registrable at the office of the unit agent in the Borough of Manhattan, The City of New York. In addition, in the event that the units do not remain in book-entry form, payment of distributions on the units may be made, at our option, by check mailed to the address of the persons shown on the unit register.

     If any quarterly payment date, the stock purchase date or any put date is not a business day, then any payment required to be made on that date must be made on the next business day (and so long as such payment is made on the next business day, without any interest or other payment on account of any such delay), except that if the next business day is in the next calendar year, payment or settlement will be made on the prior business day with the same force and effect as if made on the payment date. A "business day" means any day other than Saturday, Sunday or any other day on which banking institutions in The City of New York or the State of California are authorized or obligated by law or executive order to be closed.

     If you fail to surrender the certificate evidencing your units to the unit agent on the stock purchase date, the shares of our common stock issuable in settlement of the related purchase contracts will be registered in the name of the unit agent. These shares of our common stock, together with any distributions on them, will be held by the unit agent, as agent for your benefit, until the certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the unit agent and us.

     If the purchase contracts have terminated before the stock purchase date, the related pledged securities have been transferred to the unit agent for distribution to the holders and you as a holder of units fail to present and surrender the certificate evidencing your units to the unit agent, the pledged securities that would otherwise be delivered to you and any related payments will be held by the unit agent as agent for your benefit, until you present and surrender the certificate or provide the evidence and indemnity described above.

     The unit agent will not be required to invest or to pay interest on any amounts held by it before distribution.

     No service charge will be made for any registration of transfer or exchange of the units, except for any applicable tax or other governmental charge.

MODIFICATION

     The master unit agreement, the pledge agreement and the call option agreement will contain provisions permitting the relevant parties to modify the terms of those agreements, the purchase contracts and the call options with the consent of the holders of a majority of the units at the time outstanding (or, in the case of modifications affecting only holders of units or stripped units, the consent of the holders of a majority of the units or stripped units, as the case may be). However, no modification may, without the consent of the holder of each outstanding unit affected by the modification:

     (1)  change any payment date;

     (2) change the amount or type of pledged securities required to be pledged to secure obligations under the units, impair the right of the holder of any units to receive distributions on the pledged securities underlying those units or otherwise adversely affect the holder's rights in or to pledged securities;

     (3) change the place or currency of payment for any amounts payable in respect of the units, increase any amounts payable by holders in respect of units or decrease any other amounts receivable by holders in respect of units;

     (4) impair the right to institute suit for the enforcement of any purchase contract;

     (5) reduce the amount of shares of our common stock purchasable under any purchase contract, increase the price to purchase shares of our common stock on settlement of any purchase contract, change the stock purchase date or otherwise adversely affect the holder's rights under any purchase contract;

     (6) reduce the amount payable on exercise of any call option, extend the call option expiration date or otherwise adversely affect the holder's rights under any call option; or

     (7) reduce the above-stated percentage of outstanding units the consent of whose holders is required for the modification or amendment of the provisions of the master unit agreement, the pledge agreement, the call option agreement, the purchase contracts or the call options.

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     We will agree in the master unit agreement that we will not merge with or into or consolidate with any other entity or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to any person, firm or corporation unless:

     (1) we are the continuing corporation or the successor corporation is a corporation organized under the laws of the United States of America or a state thereof;

     (2) the successor corporation expressly assumes our obligations under the master unit agreement, the pledge agreement and the purchase contracts; and

     (3) we or the successor corporation is not, immediately after the merger, consolidation, sale, assignment, transfer, lease or conveyance, in default in the performance of any of our or its obligations under the purchase contracts and the master unit agreement or the pledge agreement.

TITLE

     We, the unit agent, the collateral agent and the call option holder may treat the registered holder of any units as the absolute owner of those units for the purpose of making payment and settling the related purchase contracts or call options and for all other purposes.

REPLACEMENT OF UNITS CERTIFICATES

     If physical certificates are issued, any mutilated certificate will be replaced by us at the expense of the holder when that certificate is surrendered to the unit agent. We will replace certificates that are destroyed, lost or stolen at your expense upon delivery to us and the unit agent of satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the unit agent and us.

     We, however, are not required to issue any certificates representing units on or after the stock purchase date or after the purchase contracts have terminated. In place of the delivery of a replacement certificate following the stock purchase date, the unit agent, upon delivery of the evidence and indemnity described above, will deliver the shares of our common stock issuable under the purchase contracts included in the units evidenced by that certificate, or, if the purchase contracts have terminated prior to the stock purchase date, transfer the pledged securities related to the units evidenced by that certificate.

GOVERNING LAW

     The master unit agreement, the pledge agreement, the call option agreement, the purchase contracts and the call options will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE UNIT AGENT

     [ ] will initially act as unit agent. The unit agent will act as the agent for the holders of units from time to time. The master unit agreement will not obligate the unit agent to exercise any discretionary actions in connection with a default under the terms of the master unit agreement, the pledge agreement, the call option agreement, the purchase contracts, the call options or the pledged securities.

     The master unit agreement will contain provisions limiting the liability of the unit agent. The master unit agreement will contain provisions under which the unit agent may resign or be replaced. Resignation or replacement of the unit agent will be effective upon appointment of a successor.

     The unit agent is one of a number of banks with which we maintain ordinary banking and trust relationships.

INFORMATION CONCERNING THE COLLATERAL AGENT

     [ ] will initially act as collateral agent. The collateral agent will act solely as our agent or agent of the call option holder and will not assume any obligation or relationship of agency or trust for or with any of the holders of the units except for the obligations owed by a pledgee of property to the owner of the property under the pledge agreement and applicable law.

     The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement will contain provisions under which the collateral agent may resign or be replaced. Resignation or replacement of the collateral agent will be effective upon the appointment of a successor.

     The collateral agent is one of a number of banks with which we maintain ordinary banking and trust relationships.

                          DESCRIPTION OF THE NOTES

     The notes are to be issued under an indenture among Countrywide Home Loans, us, as guarantor, and The Bank of New York, as trustee under the indenture. The indenture will be qualified under the Trust Indenture Act.

     The notes will be subordinated to the senior indebtedness of Countrywide Home Loans.

     The notes will mature on [ ]. The notes will not be redeemable at the option of Countrywide Home Loans before the maturity date.

INTEREST

     Interest on the notes will accrue from the first date of issuance of the notes at an initial rate of [ ]% per year (the "note rate") and will be payable quarterly in arrears on each quarterly payment date (each, an "interest payment date"), subject to the deferral provisions described below. Interest will be payable to the holders of the notes on each record date, which will be one business day before the relevant interest payment date. The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on the notes is not a business day, then payment of the interest payable on that date will be on the next business day (and if payment is made on the next business day, without any interest or other payment as a result of such delay), except that if that business day is in the next succeeding calendar year, the payment will be made on the prior business day, in each case with the same force and effect as if made on the date that payment was originally payable.

INTEREST RATE INCREASES

     By 9:30 a.m., New York City time, on the call option expiration date, the rate increase agent will determine whether the then current total market value of the notes underlying the units is at least equal to 100.25% of the cash equivalent of the total call option exercise consideration (as defined below). If the rate increase agent determines that it is (or the notes rate is already equal to or greater than the maximum note rate, as defined below), interest on the notes will continue to accrue at the initial note rate. If the rate increase agent determines that it is not (and the note rate is less than the maximum note rate), the rate increase agent will, by 9:30 a.m., New York City time, on the call option expiration date, select an increased interest rate equal to the lower of (1) the rate that it determines is sufficient to cause the then current total market value of such notes to be at least equal to 100.25% of the cash equivalent of the total call option exercise consideration and (2) the maximum note rate (and notify us and the call option holder of such increased rate). The note rate will then become that increased rate.

     The "cash equivalent of the total call option exercise consideration" means the cash value on the call option expiration date of the total call option exercise consideration, assuming for this purpose, even if not true, that the call options are exercised on the call option expiration date, and further assuming that (1) the treasury securities included in the total call option exercise consideration are highly liquid treasury securities maturing on or within 35 days before the stock purchase date (as designated in good faith by the call option holder in a notice delivered to the rate increase agent by 8:30 a.m., New York City time, on the call option expiration date or, if the call option holder fails to so designate those treasury securities, as designated in good faith by the rate increase agent, in either case in a manner intended to minimize the cash equivalent of the total call option exercise consideration) and (2) those treasury securities are valued based on the ask-side price of the treasury securities at 9:00 a.m., New York City time, on the call option expiration date (as determined on a same day settlement basis by a reasonable and customary means selected in good faith by the rate increase agent and notified to the call option holder before that time) plus accrued interest to that date.

     "Maximum note rate" means (1) the yield to maturity (calculated in accordance with standard market practice) corresponding to the bid-side price at 9:00 a.m., New York City time, on the call option expiration date (as determined by a reasonable and customary means selected in good faith by the rate increase agent and notified to the call option holder before that time) of highly liquid treasury securities maturing on or around the note maturity date as selected in good faith by the rate increase agent plus (2) [ ] basis points ([ %]).

OPTION TO EXTEND INTEREST PAYMENT DATE

     So long as no event of default has occurred and is continuing, Countrywide Home Loans will have the right under the indenture at any time during the term of the notes to defer the payment of interest for a period not extending beyond the maturity date (any such period of deferral shall be referred to as an "extension period"). At the end of an extension period, Countrywide Home Loans must pay all interest then accrued and unpaid (together with accrued interest at the deferral rate compounded on each succeeding interest payment date). During an extension period, interest will continue to accrue on the notes and holders of notes will be required to accrue interest income for U.S. federal income tax purposes before the receipt of cash attributable to that income. See "U.S. Federal Income Tax Consequences--Interest Received on the Notes".

     During any extension period, we and Countrywide Home Loans may not take any of the prohibited actions described under "--Certain Covenants of Countrywide Credit Industries and Countrywide Home Loans."

     Prior to the expiration of any extension period, Countrywide Home Loans may further extend the extension period, but not beyond the maturity date of the notes. Upon the termination of any extension period and the payment of all amounts then due on any interest payment date, Countrywide Home Loans may elect to begin a new extension period, subject to the same requirements as described above. No interest will be due and payable during an extension period. Countrywide Home Loans must give the trustee written notice of its election of any extension period (or its further extension) at least five business days prior to the earlier of:

     (1) the date the interest on the notes would have been payable except for the election to begin or extend the extension period;

     (2) the date the trustee is required to give notice to any securities exchange or to holders of notes of the record date or the date the interest is payable; and

     (3)  the record date.

     The trustee must give notice of Countrywide Home Loans' election to begin or extend an extension period to the holders of the notes. There is no limitation on the number of times that Countrywide Home Loans may elect to begin an extension period.

NOTE PUT OPTIONS

     Each holder of notes will have the right, defined as a "note put option," to require Countrywide Home Loans to repurchase its notes, on the stock purchase date or, in the event Countrywide Credit Industries becomes involved in a cash merger before the stock purchase date, on or after the date of the cash merger, for a purchase price, defined as the "put price," equal to the principal amount of the notes plus unpaid interest accrued, to but not including, the stock purchase date, but only if the cash received on the exercise of the option is used to settle the related purchase contracts.

     Each holder of notes or the put agent on behalf of the holder may exercise the note put option related to its securities by presenting and surrendering the certificate evidencing those securities, at the offices of the trustee, with the form of "Notice of Exercise of Put Right" on the reverse side of the certificate completed and executed as indicated, by 10:00 a.m., New York City time, on the stock purchase date.

CERTAIN COVENANTS OF COUNTRYWIDE CREDIT INDUSTRIES AND COUNTRYWIDE HOME LOANS

     We and Countrywide Home Loans will covenant that, during an extension period or during the continuance of an event of default, we will not

     (1) declare or pay dividends on, or make a distribution on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of our respective capital stock, other than

          (a) purchases or acquisitions of shares of that capital stock or rights to acquire that capital stock in connection with the satisfaction by us and Countrywide Home Loans of our respective obligations under any of our benefit plans for our and our subsidiaries' directors, officers or employees or dividend reinvestment plans,

          (b) as a result of a reclassification of that capital stock or rights to acquire that capital stock or the exchange or conversion of one class or series of that capital stock or rights to acquire that capital stock for another class or series of that capital stock or rights to acquire that capital stock,

          (c) the purchase of fractional interests in shares of that capital stock pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged,

          (d) dividends and distributions made on that capital stock or rights to acquire that capital stock with that capital stock or rights to acquire that capital stock, and

          (e) any declaration of a dividend in connection with the implementation of any stockholders' rights plan, or the redemption of rights under any such plan in the future,

     or make any guarantee payments with respect to any of the foregoing, and

     (2) make any payment of interest, principal or any premium on or repay, repurchase or redeem any debt securities, including any guarantees, issued by us or Countrywide Home Loans that rank equally with or junior to the guarantees of the notes or the notes.

GUARANTEES

     We will unconditionally guarantee, on a subordinated basis, the due and punctual payment of principal of and interest on the notes, when and as the same shall become due and payable, whether at the maturity, by declaration of acceleration or otherwise.

EVENTS OF DEFAULT

     The indenture provides that the events of default for the notes will be:

     (a)  failure to pay principal on any notes when due;

     (b)  failure to pay interest within 30 days of the date when due;

     (c) failure to perform for 90 days after notice any other covenant in the indenture;

     (d)  certain events of bankruptcy, insolvency or reorganization; and

     (e) failure to pay the put price when due upon exercise of a note put option.

     If any event of default occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the notes due and payable immediately, but upon certain conditions the declaration may be annulled and past defaults may be waived by holders of a majority in principal amount of the notes on behalf of the holders of all the notes.

     The trustee will, within 90 days after the occurrence of an event of default, give the holders of the notes notice of that event of default known to it if uncured or not waived, provided that, except in the case of an event of default in the payment of principal of or interest on the notes, notice shall not be given until 30 days after the occurrence of an event of default. Except in the case of an event of default in the payment of principal of or interest on the notes, the trustee may withhold notice of the event of default if it determines in good faith that withholding that notice is in the interest of the holders of the notes.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The indenture permits us and Countrywide Home Loans, without the consent of the holders of the notes, to consolidate with or merge into any other corporation or transfer or lease our respective assets substantially as an entirety to any person provided that:

     (1) the successor is a corporation organized under the laws of any domestic jurisdiction;

     (2) the successor corporation assumes our or Countrywide Home Loans' obligations, as applicable, on the notes and the guarantees and under the indenture;

     (3) after giving effect to the transaction no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and

     (4)  certain other conditions are met.

     The general provisions of the indenture do not afford holders of the notes protection in the event of a highly leveraged or other transaction involving us or Countrywide Home Loans that may adversely affect holders of the notes.

MODIFICATION OF THE INDENTURE

     Countrywide Home Loans and the trustee may, with the consent of the holders of a majority in aggregate principal amount of the notes, modify the indenture or the rights of the holders of notes. However, no modifications may, without the consent of the holder of each note:

     (1) change the maturity date, or reduce the principal amount or the rate of payment of interest of the notes;

     (2) reduce the percentage of notes indicated above, the consent of the holders of which is required for any supplemental indenture or for waiver of compliance with certain provisions of the indenture or certain defaults thereunder; or

     (3)  effect certain other changes.

     The indenture also permits Countrywide Home Loans to omit compliance with certain covenants in the indenture upon waiver by the holders of a majority in principal amount of notes.

SATISFACTION AND DISCHARGE

     The indenture provides that Countrywide Home Loans will be discharged from any and all obligations related to the notes (except for certain obligations to register the transfer or exchange of notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and hold moneys for payment in trust) upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge the principal of and interest on the notes on their maturity date in accordance with the terms of the indenture and the notes. This discharge may only occur if, among other things, Countrywide Home Loans has delivered to the trustee an opinion of counsel to the effect that Countrywide Home Loans has received from, or there has been published by, the United States Internal Revenue Service ("IRS") a ruling, or there has been a change in tax law, in either case to the effect that the discharge will not be deemed, or result in, a taxable event with respect to holders of the notes.

     The indenture provides Countrywide Home Loans with the option to omit to comply with certain restrictive covenants. In order to exercise such option, Countrywide Home Loans will be required to deposit with the trustee money and/or U.S. government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and interest on the notes on their maturity date in accordance with the terms of the indenture and the notes. Countrywide Home Loans will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of the notes to recognize income, gain or loss for federal income tax purposes. If Countrywide Home Loans exercises this option and the notes are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations, as the case may be, on deposit with the trustee will be sufficient to pay amounts due on the notes at their maturity date but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from the event of default. However, Countrywide Home Loans shall remain liable for such payments.

SUBORDINATION

     Countrywide Home Loans' obligations under the notes will be subordinate in right of payment to all of its present and future senior indebtedness to the extent provided in the indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with the insolvency or bankruptcy of Countrywide Home Loans, the holders of senior indebtedness will first be entitled to receive payment in full of all senior indebtedness before the holders of notes will be entitled to receive or retain any payment.

     No payments on account of principal of or any premium or interest on the notes (including payments on exercise of note put options) may be made if a default in any payment on senior indebtedness has occurred and is continuing, or an event of default on any senior indebtedness resulting in the acceleration of its maturity has occurred, or if any judicial proceeding is pending with respect to any such default.

     In the event the maturity of notes is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due in respect of such senior indebtedness before the holders of notes will be entitled to receive or retain any payment related to the notes.

     Amounts that would be due and payable by Countrywide Home Loans to holders of units in the absence of the foregoing subordination provisions, however, may be applied by those holders to offset their obligations under their respective purchase contracts.

      Our guarantees of the notes will be subordinated in right of payment to our present and future senior indebtedness on terms comparable to the subordination of the notes.

     "Senior indebtedness" means:

     (1) the principal and any premium and interest in respect of indebtedness for money borrowed and indebtedness evidenced by securities, debentures, bonds or other similar instruments;

     (2)  all capital lease obligations;

     (3) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, excluding trade accounts payable arising in the ordinary course of business;

     (4) all obligations for the reimbursement on any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction;

     (5)  all obligations of the type referred to in clauses (1) through
          (4) above of others, the payment of which Countrywide Home Loans is responsible or liable as obligor, guarantor or otherwise; and

     (6)  all obligations of the type referred to in clauses (1) through
          (5) above of others secured by any lien on any of our properties or assets, whether or not the obligation is assumed by Countrywide Home Loans,

     except for:

     (a) any indebtedness that states, or is issued under a deed, indenture or other instrument that states, that it is subordinate to or ranks equally with the notes;

     (b) any indebtedness between or among Countrywide Home Loans and any of its affiliates;

     (c) the indebtedness represented by the 8% Junior Subordinated Deferrable Interest Debentures due December 15, 2026 of
          Countrywide Home Loans; and

     (d) the indebtedness represented by the 8.05% Junior Subordinated Debentures due June 15, 2027 of Countrywide Home Loans.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness. Substantially all of the indebtedness set forth under "Capitalization" constitutes senior indebtedness.

     The indenture does not limit our ability to issue additional senior indebtedness.

FORM AND BOOK-ENTRY PROCEDURES

     As long as the notes constitute pledged securities with respect to the units, the notes will be represented by a single certificate and held for the benefit of the unit holders. If the notes no longer constitute pledged securities with respect to the units, the notes may be represented by one or more global certificates registered in the name of the depositary or its nominee. The depositary arrangements for those notes are expected to be substantially similar to those for the units. For a description of the depositary and the terms of the depositary arrangements for the units, see "--Book-Entry System."

PAYMENT AND PAYING AGENTS

     Payment of principal of and any premium and interest on notes will be made at the office of the trustee in The City of New York or at the office of the paying agent or paying agents that we may designate from time to time, except that at Countrywide Home Loans' option Countrywide Home Loans may make payments of interest (1) by check mailed to the address of the holder as that address appears in the register for notes or (2) by transfer to an account maintained by the holder as specified in that register, provided that proper payment instructions have been received by the relevant record date. Payment of any interest on any notes will be made to the person in whose name the notes are registered at the close of business on the record date for the interest, except in the case of defaulted interest. Countrywide Home Loans may at any time designate additional paying agents or rescind the designation of any paying agent. Countrywide Home Loans will at all times, however, be required to maintain a paying agent in each place of payment for the notes.

     Any money deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of and any premium or interest on any note (or its put price) that remains unclaimed for two years after the principal and any premium or interest (or put price) has become due and payable will, at Countrywide Home Loans' request, be repaid to Countrywide Home Loans. After that, the holder of such notes must look, as a general unsecured creditor, only to Countrywide Home Loans for payment.

GOVERNING LAW

     The indenture and the note will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE TRUSTEE

     Except as described above, the trustee is not required to exercise any of the powers vested in it by the indenture at the request of any holder of notes, unless the holder offers reasonable indemnity against any costs, expenses and liabilities. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The trustee is one of a number of banks with which Countrywide Home Loans maintains ordinary banking and trust relationships.

BOOK-ENTRY SYSTEM

     The Depository Trust Company (the "depositary") will act as securities depositary for the units. The units will be issued only as fully-registered securities registered in the name of Cede & Co. or another nominee of the depositary. Fully-registered global security certificates representing the total number of units, will be issued, will be deposited with the depositary and will bear a legend regarding restrictions on their exchanges and registration of transfer as described below.

     The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the units as long as the units are represented by global security certificates.

     The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with it. The depositary also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("direct participants"). The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or an indirect custodial relationship with a direct participant either directly or indirectly ("indirect participants"). The rules applicable to the depositary and its participants are on file with the SEC.

     No transfer of global security certificates, in whole or in part, may be registered in the name of any person other than the depositary or a nominee of the depositary unless the depositary has notified us that it is unwilling or unable to continue as depositary for those global security certificates or has ceased to be qualified to act as depositary under the master unit agreement or if there occurs and continues a default by us under the master unit agreement or the pledge agreement. All units and portions of units represented by global security certificates will be registered in the names as the depositary may direct.

     As long as the depositary or its nominee is the registered owner of the global security certificates, that depositary or that nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all units represented by them for all purposes under the units, purchase contracts, call options, the master unit agreement, the pledge agreement and the call option agreement. Except in the limited circumstances referred to in the paragraph above, owners of beneficial interests in global security certificates will not be entitled to have the global security certificates or the underlying units registered in their names, will not receive or be entitled to receive physical delivery of certificates and will not be considered to be owners or holders of those global security certificates or any underlying units for any purpose under the units, purchase contracts, call options, the master unit agreement, the pledge agreement and the call option agreement. All payments on the units represented by the global security certificates and all deliveries of pledged securities or shares of common stock to the holders thereof will be made to the depositary or its nominee, as the case may be, as the holder of the global security certificates.

     Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Procedures for settlement of purchase contracts on the stock purchase date will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit such settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. The depositary has advised us that it will not take any action permitted to be taken by a holder of units unless directed to do so by one or more participants to whose account the depositary interests in the global security certificates are credited and only for the number of units as to which the participant or participants has or have given such direction. None of us, the unit agent nor any of our or its agents will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to those beneficial ownership interests.

     The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

                            ACCOUNTING TREATMENT

     The purchase contracts are forward transactions in our common stock. Under generally accepted accounting principles, the purchase contracts will not be recorded on our consolidated balance sheets but will be disclosed in the notes to our consolidated financial statements. Upon settlement of a purchase contract, we will receive the stated amount of that purchase contract and will issue the requisite number of shares of our common stock. The stated amount received will be credited to stockholders' equity allocated between the common stock and additional paid-in capital accounts.

     Before the issuance of shares of our common stock upon settlement of the purchase contracts, we anticipate that we will reflect the units in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is considered to be increased by any excess of the number of shares issuable upon settlement of the purchase contracts over the number of shares that could be purchased by us in the market (at the average market price during the period) using the proceeds received upon settlement. Consequently, we anticipate there will be no dilutive effect on our diluted earnings per share except during periods when the average market price of our common stock is above the threshold appreciation price.

                    U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of units, notes and common stock is based on the views of Fried, Frank, Harris, Shriver & Jacobson. This summary deals only with units, notes and common stock held as capital assets by the beneficial owners of the units, notes and common stock (referred to as "holders") that purchase units in the initial offering at the issue price and that are

     (1)  citizens or individual residents of the United States,

     (2) corporations, partnerships or other entities created or organized in or under the laws of the United States, any state thereof, or the District of Columbia (other than a partnership that is not treated as a U.S. person under any applicable Treasury regulations),

     (3) estates the income of which is subject to United States federal income taxation regardless of its source, or

     (4) trusts if, in general, a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, this summary does not discuss all aspects of federal income taxation that may be relevant to a particular holder in light of the holder's particular circumstances, or to certain types of holders subject to special treatment under United States federal income tax laws including, but not limited to the following:

     o    financial institutions;

     o    tax-exempt organizations;

     o    insurance companies;

     o    taxpayers subject to the alternative minimum tax;

     o    brokers;

     o    dealers in securities or currencies;

     o    traders in securities;

     o    foreign persons and entities;

     o    certain U.S. expatriates;

     o persons holding purchase contracts, notes or common stock as part of a "straddle", "conversion" or hedging transaction; or

     o persons whose functional currency (as defined in section 985 of the Internal Revenue Code of 1986, as amended (the "Code")) is not the U.S. dollar.

Moreover, the effect of any applicable estate and gift tax laws or state, local or foreign tax laws is not discussed.

     NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY ADDRESSES THE TAX TREATMENT OF UNITS OR INSTRUMENTS SIMILAR TO UNITS FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, NO ASSURANCE CAN BE GIVEN THAT THE IRS WILL AGREE WITH THE TAX CONSEQUENCES DESCRIBED IN THIS SECTION OR THAT THESE CONSEQUENCES WILL NOT BE SUCCESSFULLY CHALLENGED. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE UNITS, INCLUDING THE APPLICATION OF STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

     This summary is for general information only and is based upon the Code, applicable Treasury regulations, published rulings, administrative pronouncements and court decisions, all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations at any time and in some circumstances with retroactive effect.

     This discussion assumes that, in connection with the formation of the units, the underwriters will be acting on behalf of the holders and will
(a) sell the call options to the call option holder and apply the proceeds from that sale in an amount equal to $[ ] per note (the "call premium") together with the amount of $[ ] per unit paid directly by the holders to the underwriters (the "purchase price") to the purchase of the units and
(b) enter into the purchase contracts with Countrywide Credit Industries, and that holders will assume the rights and obligations arising from these actions undertaken on their behalf. This discussion also assumes that the call options will be exercised on the call option expiration date. Accordingly, this discussion does not address the tax consequences of holding notes after the call option expiration date or of recognition of gain or loss on a disposition of the notes after that date.

     Because we will be prohibited from declaring or paying dividends if Countrywide Home Loans exercises its right to defer the payment of interest on the notes or if we exercise our right to defer the payment of contract fees, we do not expect that either we or Countrywide Home Loans will exercise our respective rights to defer those payments. Accordingly, the following discussion assumes those payments will not be deferred.

TREATMENT OF THE CALL PREMIUM

     A holder will not be subject to tax by reason of the receipt of the call premium at the time the call premium is received. Rather, the amount of the call premium will be included in the amount realized by a holder when the call option is exercised (see "--Exercise of the Call Option and Ownership of Treasury Securities," below) or the units are sold (see "--Sale or Disposition of Units," below).

INITIAL TAX BASIS OF NOTES

     The amount paid by a holder for a unit, which, for United States federal income tax purposes, will equal the sum of the purchase price plus the amount of the call premium deemed to have been received by the holder and paid to Countrywide Home Loans in partial payment for the units, will be allocated between the notes and the purchase contract included in such unit in proportion to their respective fair market values at the time of purchase. That allocation will establish the respective issue price of, and each holder's initial tax basis in, the notes and the purchase contract. Consistent with the documentation, and reasonably consistent with the facts and circumstances, we and Countrywide Home Loans intend to take the position that, at the time of issuance of the unit, the fair market value of the purchase contract (including the holder's right to receive contract fees from us) equals zero, and the entire amount paid for the unit, including the call premium, is allocable to the notes. Under Treasury regulations dealing with determination of the issue price of a debt instrument that is part of an investment unit, this position will be binding upon each holder unless the holder explicitly discloses a contrary position on a statement attached to the holder's timely filed United States federal income tax return for the taxable year in which units are acquired by that holder.

     Assuming the above allocation, the issue price of, and each holder's initial tax basis in, the notes will exceed the amount payable at maturity with respect to the notes by the amount of the call premium. Because the notes will be classified as contingent debt instruments for United States federal income tax purposes, this excess will not be treated as "bond premium" that is amortizable at the holder's election. Instead, this excess will be taken into account in determining the yield at which holders will be required to accrue income. See "--Interest Received on the Notes," below.

INTEREST RECEIVED ON THE NOTES

     Because of the ability of the rate increase agent to increase the note rate, the notes will be classified as contingent debt instruments subject to the "noncontingent bond method" as set forth in applicable Treasury regulations. As discussed below, Countrywide Home Loans does not believe that classification of the notes as contingent debt instruments will require holders to recognize taxable income that differs materially from the cash payments of interest on the notes. As discussed below, however, as a result of classification of the notes as contingent debt instruments, any gain realized on the sale or exchange of the notes will be treated as ordinary income. See "--Sale or Disposition of Units," below.

     Under the noncontingent bond method, the yield on the notes is projected based on the yield on a hypothetical noncontingent bond issued by Countrywide Home Loans with similar terms and conditions. Based on that yield (the "comparable yield"), a projected schedule of payments is determined. In general, holders of notes will be required to accrue interest income from the notes under the rules applicable to debt instruments with original issue discount ("OID"), on the assumption that the projected amounts will actually be paid. Under these rules, none of the stated interest on the notes will be "qualified stated interest" as defined in the applicable Treasury regulations and, accordingly, all payments of stated interest will be treated as payments of OID or as return of principal.

     Under the noncontingent bond method, holders of a contingent debt instrument generally must take into account adjustments if contingent payments are fixed at amounts that differ from their projected amounts. Holders will not be required to take into account any such adjustments after the call option expiration date.

     Applying the noncontingent bond method, Countrywide Home Loans has determined the comparable yield and a projected payment schedule for the notes. The projected payment, per $[ ] of stated amount, is $[ ] (which is the stated interest payment) for each quarter ending on or prior to the call option expiration date, and is $[ ] for each quarter ending after the option expiration date and prior to the maturity date. The projected payment, per $[ ] of stated amount, at the maturity date is $[ ] (which includes the stated principal amount of the notes as well as the projected amount of the final interest payment).

     The comparable yield is [ ]%. Applied to the issue price of the notes ([ ]% of their principal amount), this comparable yield results in interest income to holders of $[ ], per $[ ] of stated amount, for each quarter ending on or prior to the call option expiration date. Thus, the amount of interest income to holders for each quarter (other than during extension periods) generally is expected to equal the amount of the cash payment due to holders for each quarter.

     The foregoing comparable yield and projected payment schedule will be used by Countrywide Home Loans for purposes of determining its own taxable income and for any required information reporting.

     If a holder of notes does not use this projected payment schedule to determine interest accruals, the holder must apply the foregoing rules using its own projected payment schedule. A holder that determines its own projected payment schedule must explicitly disclose this fact and the reason why the holder has used its own schedule (that is, why Countrywide Home Loans' projected payment schedule is unreasonable). In general, this disclosure must be made on a statement attached to the timely filed federal income tax return of the holder for the taxable year that includes the date of its acquisition of the notes.

     The foregoing projected payment schedule is supplied by Countrywide Home Loans solely for computing income under the noncontingent bond method for federal income tax purposes, and does not constitute a projection or representation as to the amounts that holders of notes will actually receive.

     Because income with respect to the notes will constitute interest for United States federal income tax purposes, corporate holders of units will not be entitled to a dividends-received deduction in respect of that income.

ADJUSTMENTS TO TAX BASIS IN NOTES

     During the period ending on the call option expiration date, the initial tax basis of a holder of notes (See "--Initial Tax Basis of Notes," above) will be increased by the amount of any interest recognized under the noncontingent bond method and reduced by payments projected to be made with respect to the notes (See "--Interest Received on the Notes," above). Based on Countrywide Home Loans' belief (See "--Interest Received on the Notes," above) that the taxable income from the notes will equal cash payments of interest during this period, Countrywide Home Loans believes that the adjusted tax basis of a holder in the notes as of the call option expiration date will equal the initial tax basis.

CONTRACT FEES

     There is no authority describing the tax treatment of the contract fees under current law.

     If we are required to pay contract fees to the holders of the units, we intend to file information returns on the basis that the contract fees will be taxable currently as ordinary income to holders. Because any contract fees received by a holder will not constitute dividends for United States federal income tax purposes, corporate holders will not be entitled to a dividends-received deduction as a result of receiving those fees. Holders should consult their own tax advisors concerning the treatment of the contract fees, including the possibility that the contract fees may not be treated as current income to holders, but would instead reduce a holder's basis in the common stock received upon exercise of the purchase contracts, by analogy to the treatment of rebates. We do not intend to deduct any contract fees we are required to pay, because we view them as a cost of issuing the common stock. If they are treated as items of ordinary income, contract fees received by a regulated investment company should be treated as income derived with respect to that company's business of investing in stock and securities.

     If holders are required to pay contract fees to us, it is unlikely that the contract fees will be deductible for United States federal income tax purposes. Therefore, although the amount of cash interest received by holders will be reduced by the amount of contract fees payable to us, holders most likely will include in income the full amount of OID on the notes (or interest or OID on other pledged securities) without a deduction for payment of contract fees. Payment of the contract fees should increase the holder's basis in the purchase contracts and be included in the basis of the common stock received under the purchase contracts. See "--Purchase of Common Stock under the Purchase Contract" below.

EXERCISE OF THE CALL OPTION AND OWNERSHIP OF TREASURY SECURITIES

     Exercise of the call option by the call option holder will be a taxable event to holders of the units. As a result, holders will recognize gain or loss equal to the difference between the amount realized from exercise of the call option and their adjusted tax basis in the notes. The amount treated as the amount realized from exercise of the call option will equal the sum of the call premium and the fair market value of the treasury securities received, determined as of the call settlement date. The rules that govern determination of the character of gain or loss on sale of the notes (including pursuant to the exercise of the call option) are summarized under "--Sale or Disposition of Units," below.

     A holder's initial basis in the treasury securities received as a result of the exercise of the call option will be equal to the fair market value of the treasury securities, determined as of the call settlement date. Except to the extent the treasury securities are "stripped" treasury securities, the treatment of which is discussed in the next paragraph, (a) interest with respect to the treasury securities will be taxable as ordinary income to the holder as it is received or accrued, in accordance with the holder's normal method of accounting for United States federal income tax purposes, (b) any excess of a holder's basis in the treasury securities over the amount payable at maturity may be amortized at the holder's election over the remaining term as a reduction of interest income and (c) any gain realized by a holder at maturity of the treasury securities will generally be treated as capital gain, unless the treasury securities are considered to have more than a "de minimis" amount of market discount.

     A holder will be required to treat a stripped treasury security received by the holder as a bond that was originally issued on the date received by the holder. Stripped treasury securities (other than stripped treasury securities with a remaining term of one year or less) will be considered to have OID in an amount equal to the difference between the amount payable on such security and the holder's initial basis in that security (determined as described in the immediately preceding paragraph). As a result, a holder that receives a stripped treasury security (other than a stripped treasury security with a remaining term of one year or less) will be required to include OID in income as ordinary income under a constant yield method over the remaining term of the stripped treasury security (regardless of the holder's normal method of accounting for United States federal income tax purposes) and will increase its basis in the stripped treasury security by the amount of OID included in income with respect to the stripped treasury security.

     Stripped treasury securities with a remaining term of one year or less ("short-term stripped treasury securities") generally should be considered to have "acquisition discount" in an amount equal to the difference between the principal amount of the short-term stripped treasury security and the holder's basis in the short-term stripped treasury security. A holder using the cash method of accounting that has not elected to accrue acquisition discount generally will recognize ordinary income upon maturity of the short-term stripped treasury security equal to the amount of that acquisition discount.

SALE OR DISPOSITION OF UNITS

     A holder generally will recognize gain or loss upon the sale or other disposition of units. This gain or loss will be calculated separately with respect to the notes or treasury securities, as the case may be, and the related purchase contract composing the units by allocating the sum of any cash and the fair market value of any property received between the two components in proportion to their respective fair market values. The amount considered to be received by a holder with respect to the sale of the notes will include the value of the assumption of the holder's obligations under the call option, which, in the absence of any means of independent valuation, will likely be deemed to equal the amount of the call premium previously received by that holder. See "--Treatment of the Call Premium," above.

     The amount of gain or loss with respect to each component will equal the difference between the consideration so allocated to each component (reduced, in the case of certain treasury securities (that is, treasury securities that are not stripped treasury securities), by any amount attributable to accrued but unpaid interest, which will be taxable as ordinary income) and the holder's adjusted tax basis in the respective components. Except in the case of gain or loss with respect to notes and certain short-term stripped treasury securities, that gain or loss will be capital gain or loss.

     If a holder sells or disposes of notes pursuant to the call option or otherwise, the rules governing contingent debt instruments treat any gain recognized as ordinary interest income and treat any loss recognized as ordinary to the extent of prior interest inclusions.

PURCHASE OF COMMON STOCK UNDER THE PURCHASE CONTRACT

     Assuming that the initial basis of the purchase contract will be zero (see "--Initial Tax Basis of Notes" above), the tax basis of the common stock acquired under a purchase contract should equal the amount of cash paid to purchase the common stock (including cash applied by the collateral agent upon maturity of the treasury securities), increased by the amount of any contract fees paid by the holder to us, and decreased by (a) the amount of any contract fees received by the holder and not previously included in income and (b) the amount of any cash received in place of fractional shares of common stock. A holder will recognize capital gain or loss upon receipt of cash in place of fractional shares of common stock equal to the difference between the amount of cash received and the holder's basis in those fractional shares. A holder's holding period in the common stock purchased pursuant to the purchase contract will begin on the day after the purchase of that common stock.

OWNERSHIP OF COMMON STOCK ACQUIRED UNDER THE PURCHASE CONTRACT

     Assuming that we have current or accumulated earnings and profits at least equal to the amount of the dividends, a holder will include a dividend on the common stock in income when paid, and the dividend will be eligible for the dividends-received deduction if received by an otherwise qualifying corporate holder that meets the holding period and other requirements for such deduction. Upon the sale, exchange or other disposition of common stock, the holder will recognize gain or loss equal to the difference between the holder's tax basis in the common stock and the amount realized on the disposition. The gain or loss will be capital gain or loss.

ADJUSTMENT OF SETTLEMENT RATE

     Holders may be treated as receiving a constructive distribution from us if (a) the settlement rate is adjusted and, as a result of such adjustment, the proportionate interest of holders in our assets or earnings and profits is increased, and (b) the adjustment is not made pursuant to a reasonable antidilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate for certain taxable distributions with respect to common stock. Thus, under certain circumstances, an increase in the settlement rate is likely to be taxable to holders of units as a dividend to the extent of the current or accumulated earnings and profits of Countrywide Credit Industries. Holders of units would be required to include their allocable share of those constructive dividends in gross income but would not receive any cash by reason of the constructive dividends.

                                UNDERWRITING

     Countrywide Credit Industries, Inc., Countrywide Home Loans, Inc. and the underwriters for the offering named below have entered into an underwriting agreement with respect to the units being offered. Subject to certain conditions, (1) Countrywide Credit Industries, Inc. has agreed to enter into the purchase contracts with each of the underwriters named below underlying the respective number of units indicated opposite its name below, (2) Countrywide Home Loans, Inc. has agreed to sell to each of the underwriters the notes underlying the respective number of units indicated opposite its name below, and (3) each of the underwriters has severally agreed to enter into the purchase contracts with Countrywide Credit Industries, Inc., purchase the notes from Countrywide Home Loans, Inc., pledge under the pledge agreement such notes and sell (on behalf of the initial investors in the units) to the call option holder the call options with respect to such units.

                    Underwriter                                Number of Units
                    -----------                                ---------------

Goldman, Sachs & Co.........................................
[Other Underwriters]........................................
                                                              --------  --------
                Total.......................................
                                                              ========  ========


     If the underwriters sell more units than the total number set forth in the table above, the underwriters have an option to buy up to an additional [ ] units to cover such sales. The underwriters may exercise that option for 30 days. If any units are purchased pursuant to this option, the underwriters will severally purchase units in approximately the same proportion as set forth in the table above.

     The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters by Countrywide Credit Industries, Inc. and Countrywide Home Loans, Inc. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase [ ] additional units.

                                                Paid by Countrywide
                                                -------------------
                                            No Exercise   Full Exercise
                                            -----------   -------------
         Per unit.........................      $[ ]           $[ ]
         Total............................      $[ ]           $[ ]

     Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $[ ] per unit from the initial public offering price. Any such securities dealers may resell any units purchased from the underwriters to certain other brokers or dealers at a discount of up to $[ ] per unit from the initial public offering price. If all the units are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

     Countrywide Credit Industries, Inc. and Countrywide Home Loans, Inc. have agreed with the underwriters not to dispose of or hedge any of the units or shares of common stock of Countrywide Credit Industries, Inc. or notes of Countrywide Home Loans, Inc. or any of the securities which are substantially similar to the common stock of Countrywide Credit Industries, Inc. or securities convertible into or exchangeable for shares of the common stock of Countrywide Credit Industries, Inc. (other than the units offered in this offering) during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of Goldman, Sachs & Co. This agreement does not apply to any existing employee benefit plans or employee stock purchase plans.

     The units will be a new issue of securities with no established trading market. Countrywide Credit Industries, Inc. will apply to list the units on the New York Stock Exchange under the symbol "[ ]." Countrywide Credit Industries, Inc. and Countrywide Home Loans, Inc. have been advised by the underwriters that the underwriters intend to make a market in the units, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the units.

     In connection with the offering, the underwriters may purchase and sell the units or shares of Countrwide Credit Industries, Inc.'s common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of units than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the units or the common stock while the offering pursuant to this prospectus supplement is in progress.

     The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased units sold by or for the account of such underwriter in stabilizing or short covering transactions.

     These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the units or the common stock. As a result, the price of the units or the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

     Countrywide Credit Industries, Inc. and Countrywide Home Loans, Inc. estimate that their share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $[ ].

     Countrywide Credit Industries, Inc. and Countrywide Home Loans, Inc. have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

      Certain of the underwriters have in the past performed investment banking services for Countrywide Credit Industries, Inc. and Countrywide Home Loans, Inc. and have received compensation for these services.

                           VALIDITY OF SECURITIES

     The validity of the purchase contracts and the guarantees will be passed upon for us and the validity of the notes will be passed upon for Countrywide Home Loans by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York. Edwin Heller (whose professional corporation retired as partner of Fried, Frank, Harris, Shriver & Jacobson in September 1996) is Of Counsel to Fried, Frank, Harris, Shriver & Jacobson and one of our directors. Brown & Wood LLP, New York, New York, will serve as counsel for the underwriters. Brown & Wood LLP also serves as counsel for CWMBS, Inc. and CWABS, Inc., each one of our wholly owned subsidiaries, in connection with offerings of mortgage-backed and asset-backed securities, and from time to time also serves as our counsel on other matters.

(REDHERRING) THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION DATED JULY 9, 1999

PROSPECTUS

                 COUNTRYWIDE CREDIT INDUSTRIES, INC. [LOGO]

          COMMON STOCK, PREFERRED STOCK, STOCK PURCHASE CONTRACTS
                            AND DEBT SECURITIES

                        COUNTRYWIDE HOME LOANS, INC.

                              DEBT SECURITIES

    PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST UNCONDITIONALLY
                               GUARANTEED BY

                    COUNTRYWIDE CREDIT INDUSTRIES, INC.

                             ------------------

     Through this prospectus, we may periodically offer:

     o    shares of our common stock;

     o    shares of our preferred stock;

     o contracts to purchase shares of our common stock or preferred stock; and/or

     o    our debt securities,

and our subsidiary, Countrywide Home Loans, may periodically offer its debt securities.

     The prices and other terms of the securities that we or Countrywide Home Loans will offer will be determined at the time of their offering.

     We will guarantee all payments of principal of and any premium and interest on any debt securities offered by Countrywide Home Loans.

     The offering price of all securities issued under this prospectus may not exceed $3,000,000,000.

     Our common stock trades on the New York Stock Exchange under the symbol "CCR." We will list any shares of our common stock sold under this prospectus on the New York Stock Exchange.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ------------------

                 The date of this prospectus is [ ], 1999.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY PROSPECTUS SUPPLEMENT ACCOMPANYING THIS PROSPECTUS AND THAT WE OR COUNTRYWIDE HOME LOANS HAVE REFERRED YOU TO. NEITHER WE NOR COUNTRYWIDE HOME LOANS HAS AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                             ------------------
     References in this prospectus supplement to "Countrywide Credit Industries," "we," "us" and "our" are to Countrywide Credit Industries, Inc.

                             ------------------
     References in this prospectus supplement to "Countrywide Home Loans" are to Countrywide Home Loans, Inc.



                           ADDITIONAL INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov and at the public reference rooms of the New York Stock Exchange, 20 Broad Street, New York, New York and the Pacific Stock Exchange, 115 Sansome Street, San Francisco, California.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all the securities offered under this prospectus are sold. This prospectus is part of the registration statement we filed with the SEC.

     1. Annual Report on Form 10-K for the year ended February 28, 1999.

     2. Current Report on Form 8-K, dated June 21, 1999.

     You may request a copy of these filings, at no cost, by writing or telephoning us at Countrywide Credit Industries, Inc., 4500 Park Granada, Calabasas, California 91302, telephone (818) 225-3000, Attention: Investor Relations.

          COUNTRYWIDE CREDIT INDUSTRIES AND COUNTRYWIDE HOME LOANS

COUNTRYWIDE CREDIT INDUSTRIES, INC.

     Through Countrywide Home Loans, our principal subsidiary, we originate, purchase, securitize, sell and service mortgage loans. Our mortgage loans are principally prime credit quality first-lien mortgage loans secured by single- (one- to four-) family residences ("Prime mortgages"). We also offer home equity loans either with newly produced Prime mortgages or as a separate product. In addition, we offer sub-prime credit quality first-lien single-family mortgage loans ("Sub-prime loans").

     Through our other subsidiaries, we also offer products and services that complement our mortgage banking business. Through Countrywide Insurance Services, Inc., we act as an agent for the sale of homeowners, fire, flood, earthquake, life, disability and other types of insurance. Through LandSafe, Inc., we act as a title insurance agent and provide settlement, escrow, appraisal, credit reporting, flood zone determination and home appraisal services, and we also provide property profiles to realtors, builders, consumers, mortgage brokers and other financial institutions. Through Second Charter Reinsurance Corporation, we partially reinsure some mortgage loans originated by Countrywide Home Loans and insured by mortgage insurance companies. Through CTC Real Estate Services, we serve as trustee under deeds of trust in connection with foreclosures on loans in our servicing portfolio. We also provide services through Countrywide Tax Services Corporation to ensure that property taxes are paid when due during the terms of the loans that we originate and/or service. Through Countrywide Servicing Exchange, a national servicing brokerage and consulting firm, we facilitate transactions between buyers and sellers of bulk servicing contracts. We also trade securities, including mortgage-backed securities and other mortgage-related assets, with broker-dealers and institutional investors through Countrywide Securities Corporation, a registered securities broker-dealer. Through Countrywide Financial Services, Inc. (formerly Leshner Financial Services, Inc.), we act as a fund manager and service provider for unaffiliated mutual funds, broker-dealers, investment advisors and fund managers. We also have two subsidiaries, CWMBS, Inc. and CWABS, Inc., through which we issue mortgage- and asset-backed securities that are backed by Prime mortgage loans, Sub-prime loans or home equity loans.

     We are a Delaware corporation, originally incorporated in New York under the name of OLM Credit Industries, Inc. Our principal executive offices are located at 4500 Park Granada, Calabasas, California 91302, and our telephone number is (818) 225-3000.

COUNTRYWIDE HOME LOANS, INC.

     As described above in "-- Countrywide Credit Industries," Countrywide Home Loans originates, purchases, securitizes, sells and services mortgage loans that are principally Prime mortgages. Countrywide Home Loans also offers home equity loans and Sub-prime loans. The principal sources of Countrywide Home Loans' revenue are: (1) loan origination fees; (2) any gains from the sale of loans; (3) interest earned on mortgage loans during the period that they are held by Countrywide Home Loans pending sale, net of interest paid on funds borrowed to finance those mortgage loans; (4) loan servicing fees; and (5) interest benefit derived from the custodial balances associated with Countrywide Home Loans' servicing portfolio.

     Countrywide Home Loans produces mortgage loans through three separate divisions. The Consumer Markets Division originates Prime mortgages and home equity loans through referrals from real estate agents and using direct contact with consumers through its nationwide network of retail branch offices, its telemarketing systems and its site on the World Wide Web. The Wholesale Division produces Prime mortgages and home equity loans through mortgage brokers and other financial intermediaries. Through the Correspondent Division, Countrywide Home Loans purchases loans from other mortgage bankers, commercial banks, savings and loan associations, credit unions and other financial intermediaries. Countrywide Home Loans customarily sells substantially all loans that it originates or purchases. To guarantee timely and full payment of principal and interest on Federal National Mortgage Association ("Fannie Mae") securities, Federal Home Loan Mortgage Corporation ("Freddie Mac") securities and Government National Mortgage Association ("Ginnie Mae") securities and to transfer credit risk of the loans, Countrywide Home Loans pays guarantee fees to these agencies.

     Countrywide Home Loans services on a non-recourse basis substantially all of the mortgage loans that it originates or purchases under servicing agreements with Fannie Mae, Freddie Mac, Ginnie Mae and various investors. In addition, Countrywide Home Loans purchases bulk servicing contracts, also on a non-recourse basis, to service single-family residential mortgage loans originated by other lenders. Servicing mortgage loans includes collecting and remitting loan payments, answering questions from customers, making advances when required, accounting for principal and interest, holding custodial (impound) funds for payment of property taxes and hazard insurance, making any physical inspections of the property, counseling delinquent mortgagors, supervising foreclosures and property dispositions in the event of unremedied defaults and generally administering the loans. Countrywide Home Loans receives a fee for servicing mortgage loans ranging generally from 1/4% to 1/2% annually on the declining principal balances of the loans. Countrywide Home Loans has sold, and may sell in the future, a portion of its portfolio of loan servicing rights to other mortgage servicers.

     Countrywide Home Loans' principal financing needs are the financing of its mortgage loan inventory and the investment in mortgage servicing rights. To meet these needs, Countrywide Home Loans currently utilizes commercial paper supported by its revolving credit facility, medium-term notes, mortgage repurchase agreements, pre-sale funding facilities, an optional cash purchase feature in the dividend reinvestment plan, redeemable capital trust pass-through securities and cash flows from operations. In the past, Countrywide Home Loans has utilized whole loan repurchase agreements, servicing-secured bank facilities, private placements of unsecured notes and other financings, direct borrowings from its revolving credit facility and public offerings of preferred and common stock.

     Countrywide Home Loans is a New York corporation, originally incorporated in 1969. Its principal executive offices are located at 4500 Park Granada, Calabasas, California 91302, and its telephone number is
(818) 225-3000.

                              USE OF PROCEEDS

     Except as we may otherwise state in any prospectus supplement, we and/or Countrywide Home Loans intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, including the retirement of debt and the investment in servicing rights through the current production of loans and the bulk acquisition of contracts to service loans, and for acquisitions.

                    SELECTED CONSOLIDATED FINANCIAL DATA

     Our selected consolidated financial data set forth below as of the end of and for each of the five fiscal years in the period ended February 28, 1999 have been derived from, and should be read together with, our related audited financial statements and accompanying notes incorporated by reference in this prospectus. See "Additional Information."


                                                            YEARS ENDED FEBRUARY 28 (29)
                                      ----------------------------------------------------------------------
                                          1999           1998           1997           1996           1995
                                      ----------     ----------     ----------     ----------     ----------
                                             (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AND OPERATING DATA)

SELECTED STATEMENT OF EARNINGS
   DATA(1):
Revenues:
  Loan origination fees.........     $   623,531     $  301,389     $  193,079     $  199,724     $  203,426
  Gain (loss) on sale of loans..         699,433        417,427        247,450         92,341        (41,342)
                                      ----------     ----------     ----------     ----------     ----------
   Loan production revenue......       1,322,964        718,816        440,529        292,065        162,084
  Interest earned...............       1,029,066        584,076        457,005        364,531        311,781
  Interest charges..............        (983,829)      (568,359)      (423,447)      (337,655)      (267,685)
                                      -----------    -----------    -----------    -----------    -----------
   Net interest income..........          45,237         15,717         33,558         26,876         44,096
  Loan servicing income.........       1,023,700        907,674        773,715        620,835        460,351
  Amortization and
    impairment/recovery of mortgage   (1,013,578)      (561,804)      (101,380)      (342,811)       (95,768)
    servicing rights............
  Servicing hedge benefit (expense)      412,812        232,959       (125,306)       200,135        (40,030)
  Less write-off of servicing hedge.         --              --             --             --        (25,600)
                                      -----------    -----------    -----------    -----------    -----------
   Net loan administration income...     422,934        578,829        547,029        478,159        298,953
  Commissions, fees and other income     187,867        138,217         91,346         63,642         40,650
  Gain on sale of subsidiary....              --         57,381             --             --             --
  Gain on sale of servicing.....              --             --             --             --         56,880
                                      ----------     ----------     ----------     ----------     ----------
    Total revenues..............      $1,979,002     $1,508,960     $1,112,462     $  860,742     $  602,663
                                      ----------    -----------     ----------     ----------     ----------
Expenses:
  Salaries and related expenses.         669,686        424,321        286,884        229,668        199,061
  Occupancy and other office             277,921        184,338        129,877        106,298        102,193
    expenses....................
  Guarantee fees................         181,117        172,692        159,360        121,197         85,831
  Marketing expenses............          64,510         42,320         34,255         27,115         23,217
  Other operating expenses......         153,963        119,743         80,188         50,264         37,016
  Branch and administrative office
  consolidation costs...........              --             --             --             --          8,000
                                      ----------     ----------     ----------     ----------     ----------
    Total expenses..............       1,347,197        943,414        690,564        534,542        455,318
                                      ----------     ----------     ----------     ----------     ----------
Earnings before income taxes....         631,805        565,546        421,898        326,200        147,345
Provision for income taxes......         246,404        220,563        164,540        130,480         58,938
                                      ----------     ----------     ----------     ----------     ----------

Net earnings....................      $  385,401     $  344,983     $  257,358     $  195,720     $   88,407
                                       =========     ==========     ==========     ==========     ==========

Per Share Data(2):
  Basic(3)......................      $     3.46     $     3.21     $     2.50     $     1.99     $     0.97
  Diluted(3)....................      $     3.29     $     3.09     $     2.44     $     1.95     $     0.96
  Cash dividends per share......      $     0.32     $     0.32     $     0.32     $     0.32     $     0.32
Weighted Average Shares Outstanding:
  Basic.............................  111,414,000    107,491,000    103,112,000     98,352,000    91,240,000
  Diluted.......................      117,045,000    111,526,000    105,677,000    100,270,000    92,087,000

SELECTED BALANCE SHEET DATA AT END
   OF PERIOD(1):
  Mortgage loans and
    mortgage-backed securities
    shipped and held for sale...      $ 6,231,220    $ 5,292,191    $2,579,972     $4,740,087     $2,898,825
  Total assets..................      $15,648,256    $12,183,211    $7,689,090     $8,321,652     $5,589,138
  Short-term debt...............      $ 5,065,934    $ 4,043,774    $2,567,420     $4,423,738     $2,664,006
  Long-term debt................      $ 5,953,324    $ 4,195,732    $2,367,661     $1,911,800     $1,499,306
  Common shareholders' equity...      $ 2,518,885    $ 2,087,943    $1,611,531     $1,319,755     $  942,558

OPERATING DATA (DOLLAR AMOUNTS IN
   MILLIONS):
  Loan servicing portfolio (4)..      $  215,489    $   182,889     $  158,585     $  136,835     $  113,111
  Volume of loans originated....      $   92,881    $    48,772     $   37,811     $   34,584     $   27,866
  Ratio of earnings to fixed
    charges(5)......................        1.63           1.98           1.98           1.95           1.54

------------------------------------
(1) Certain amounts in the consolidated financial statements of Countrywide Credit Industries have been reclassified to conform to the fiscal year February 28, 1999 presentation.
(2)  Adjusted to reflect the subsequent stock dividends and splits.
(3) Earnings per share for the fiscal year ended February 28, 1998 include a $57.4 million gain on sale of subsidiary. Excluding the non-recurring gain on sale of subsidiary, basic and diluted earnings per share would have been $2.88 and $2.78, respectively.
(4) Includes warehoused loans and loans under subservicing agreements. (5) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before U.S. federal income taxes, plus fixed charges. Fixed charges include interest expense on debt and the portion of rental expenses which is considered to be representative of the interest factor (one-third of operating leases).

                        DESCRIPTION OF CAPITAL STOCK

     The following description of our capital stock is not complete and is qualified in its entirety by reference to our restated certificate of incorporation and to any certificate of designations that we will file with the SEC if we offer preferred stock under this prospectus. We have filed a copy of our restated certificate of incorporation as an exhibit to the registration statement of which this prospectus is part.

COMMON STOCK

     We have authorized under our restated certificate of incorporation
240,000,000 shares of common stock, par value $.05 per share. As of [       ],
1999, [   ] shares of our common stock were issued and outstanding and were
held by [    ] record holders. Each record holder of our common stock is entitled to cast one vote per share on all matters submitted to a vote of our stockholders. We may pay dividends to the record holders of our common stock only when, as and if declared by our board of directors, out of funds legally available for those dividends. Each share of our common stock shares equally in those dividends and in other distributions to holders of our common stock, including distributions made if we liquidate, dissolve or wind up our affairs. Our common stock carries no preemptive, conversion, subscription, redemption, sinking fund or cumulative voting rights.

PREFERRED STOCK PURCHASE RIGHTS

     In February 1988, our board of directors declared a dividend of one preferred stock purchase right for each outstanding share of our common stock. As the result of stock splits and stock dividends, 0.399 of a stock purchase right is presently associated with each outstanding share of our common stock, and 0.399 of a stock purchase right will be associated with each share of our common stock that is issued prior to the Distribution Date (as defined below). Each stock purchase right, when exercisable, allows its holder to purchase from us one one-hundredth of a share of our Series A Participating Preferred Stock, par value $0.05 per share, at a price of $145, subject to adjustments in some instances to prevent dilution.

     These stock purchase rights are evidenced by our common stock certificates and may not be exercised or transferred apart from our common stock until of the earlier of the date (the "Distribution Date") of a public announcement that a person or group without our prior consent has acquired 20% or more of our common stock (an "Acquiring Person") or the date that is ten days (subject to extension by our board of directors) after a tender offer for our common stock is commenced without our prior consent.

     If any person becomes an Acquiring Person, each stock purchase right (except those owned by the Acquiring Person) will allow its holder to purchase, at the then current exercise price of the stock purchase right, the number of shares of our common stock, or their equivalent, that, at the time of the transaction, would have a market value of two times the exercise price of the stock purchase right. Our board of directors may delay the exercisability of the stock purchase rights during the period in which they are exercisable only for our Series A Participating Preferred Stock (and not our common stock).

     If after a person has become an Acquiring Person we are acquired in a merger or other business combination, each stock purchase right (except those held by the Acquiring Person) will entitle its holder to purchase, at the then current exercise price of the stock purchase right, the number of shares of our common stock, or their equivalent, of the other party (or its publicly traded parent company) to the merger or business combination that at the time of the transaction would have a market value of two times the exercise price of the stock purchase right. The stock purchase rights expire on the earliest of February 28, 2002, the date certain merger transactions close or the date we elect to redeem the stock purchase rights before any person becomes an Acquiring Person.

PREFERRED STOCK

     We have authorized under our restated certificate of incorporation 1,500,000 shares of preferred stock, par value $.05 per share. We will describe the specific terms of any series of preferred stock we offer under this prospectus in a prospectus supplement relating to that series of preferred stock. Our board of directors is authorized to provide for the issuance of preferred stock in one or more series with the distinctive designations as may be stated in the resolution or resolutions providing for the issuance of that preferred stock. At the time that it authorizes any series of preferred stock, our board of directors will determine the number of shares constituting that series and its designation and fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series.

     At this time, our board of directors has authorized only one series of preferred stock for issuance, and that series has been designated our Series A Preferred Stock which is issuable upon the exercise of our stock purchase rights. See "--Preferred Stock Purchase Rights" above. Our board of directors could, without stockholder approval, cause us to issue preferred stock that has voting, conversion and other rights that could adversely affect the holders of our common stock or make it more difficult to cause a change in control of our company. The preferred stock could be used to dilute the stock ownership of persons seeking to obtain control of our company and thereby hinder a possible takeover attempt which, if stockholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our stockholders. In addition, the preferred stock could be issued with voting, conversion and other rights and preferences that would adversely affect the voting power and other rights of holders of our common stock.

OTHER PROVISIONS OF OUR RESTATED CERTIFICATE OF INCORPORATION AND OUR BYLAWS

     In addition to the stock purchase rights described above under "--Preferred Stock Purchase Rights" and the terms of any preferred stock that we may determine to issue as described above under "--Preferred Stock," other provisions of our restated certificate of incorporation and our bylaws may make it more difficult for a third party to acquire, or may discourage a third party from attempting to acquire, control of our company. Our restated certificate of incorporation includes the following provisions:

     (1) It provides for a three-year staggered board of directors, vacancies on which may be filled by the board of directors and whose members may be removed only for cause and only by the vote of the holders of two-thirds of the outstanding shares of our common stock.

     (2) It limits our power to purchase shares of our voting stock from a five percent holder at a price exceeding its fair market value, unless the purchase is approved by holders of a majority of those voting shares (unless applicable law requires a greater vote), without the vote of that five percent holder. Voting stock is defined as capital stock that has the right to vote generally on matters relating to our company and any security which is convertible into that stock.

     (3)  It prohibits action by written consent of our stockholders.

     (4) It provides that our bylaws may be amended by our board of directors or, with some exceptions, by a vote of two-thirds of our voting shares and further provides that a two-thirds vote of all of our voting shares is required to amend the provisions of our restated certificate of incorporation that are described in this section, unless the amendment has been approved by two-thirds of our board of directors and a majority of our continuing directors. Continuing directors are directors who became members of our board of directors before any stockholder who beneficially owns ten percent of the outstanding shares first became a ten percent stockholder.

     Our bylaws provide that special meetings of the stockholders may be called only by our directors and limits the business that may be transacted at those meetings to those matters set forth in the request of the proposed meeting.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is The Bank of New York.

      DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     Unless we otherwise indicate in the applicable prospectus supplement, we may issue stock purchase contracts, including contracts that would require holders to purchase from us and for us to sell to them, a specified number of shares of our common stock or preferred stock at a future date or dates. We may fix what the consideration per share of common stock or preferred stock will be when we issue the stock purchase contracts, and this consideration may be determined by a formula that is described in the stock purchase contracts. We may issue the stock purchase contracts separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. Treasury securities, that secure the holders' obligations to purchase our common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner.

PLEDGED SECURITIES AND PLEDGE AGREEMENT

     The securities subject to the stock purchase contracts (the "Pledged Securities") will be pledged to a collateral agent, for our benefit, under the terms of a pledge agreement. The Pledged Securities will secure the obligations of holders of stock purchase contracts to purchase shares of our common stock or preferred stock under the stock purchase contracts. The rights of holders of stock purchase contracts to the related Pledged Securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts may withdraw the underlying pledged securities from the pledge arrangement except upon the termination or early settlement of the stock purchase contracts. Subject to that security interest and the terms of a purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will keep full beneficial ownership of the related pledged securities.

     Except as we may describe in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to us or to the purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the purchase contract agreement.

     We will describe the terms of any stock purchase contracts or stock purchase units that we offer under this prospectus in a prospectus supplement. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the stock purchase contracts and, if applicable, collateral arrangements and depositary arrangements, relating to such stock purchase contracts or stock purchase units.

      DESCRIPTION OF DEBT SECURITIES OF COUNTRYWIDE CREDIT INDUSTRIES

     The following description summarizes some of the general terms and conditions of the debt securities that we may issue under this prospectus. We will describe the particular terms of any debt securities that we offer and the extent to which the general provisions below will apply to those debt securities in a prospectus supplement relating to those debt securities.

     We will issue these debt securities under a senior debt indenture or a subordinated debt indenture. The Bank of New York will serve as the trustee under both indentures. The terms of the debt securities will include those stated in the applicable indenture and those made part of that indenture by reference to the Trust Indenture Act. The debt securities will be subject to all those terms, and we refer the holders of the debt securities to the applicable indenture and the Trust Indenture Act for a statement of those terms. Unless we otherwise indicate, capitalized terms have the meanings given them in that indenture.

     The applicable prospectus supplement will specify whether the debt securities we issue will be senior, senior subordinated or subordinated (including, if applicable, junior subordinated) debt. The debt securities may be convertible into shares of our preferred stock or common stock or may be issued as part of units of debt securities and other securities that we may offer under this prospectus. If we issue debt securities as part of units consisting of debt securities and other securities we may issue under this prospectus or in exchange for shares of our preferred stock, we will describe any applicable material federal income tax consequences to holders in the applicable prospectus supplement.

     The following summaries of various provisions of the indentures and the debt securities are not complete. Except to the extent we specify in the prospectus supplement relating to a particular issue of debt securities, the indentures are substantially identical, except for the subordination provisions, including the provision that the debt securities issued under the senior debt indenture ("senior debt securities") will rank senior to the debt securities issued under the subordinated debt indenture ("subordinated debt securities").

GENERAL

     The indentures will not limit the amount of additional indebtedness that we or any of our subsidiaries may incur, except as we may provide in the applicable prospectus supplement. The debt securities will be senior or subordinated obligations as described in the applicable prospectus supplement.

     We will indicate in the applicable prospectus supplement the following terms of and information concerning any debt securities we issue (to the extent those terms apply to those debt securities and have not been otherwise described):

     (1) the specific title, aggregate principal amount, denomination and form;

     (2) the date of maturity (or the method by which that date may be determined or extended);

     (3) any interest rate or rates, whether fixed or floating (or the method by which that rate or those rates will be determined);

     (4) the date from which interest will accrue (or the method by which that date may be determined or reset), the dates on which that interest will be payable and the record date for any interest payable on the interest payment date and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

     (5) the place or places where the principal of and any premium and any interest on the debt securities will be payable, or where those debt securities may be surrendered for registration of transfer or exchange, if not the corporate trust office of the trustee for those debt securities;

     (6) the portion of the principal amount of debt securities of the series payable upon certain declarations of acceleration or the method by which that portion shall be determined;

     (7) the denominations and the currency, currencies, currency units or composite currencies in which the debt securities will be issuable;

     (8) the currency, currencies, currency units or composite currencies in which payments on the debt securities will be made, if not U.S. dollars;

     (9) whether the debt securities are senior debt securities or subordinated debt securities, and if subordinated debt securities, the terms of the subordination;

     (10) any redemption, repayment or sinking fund provisions, including the period or periods within which, the currency, currencies, currency units or composite currencies in which and the other terms and conditions upon which we may redeem the debt securities;

     (11) the ability of a holder of a debt security to renew all or any portion of a debt security;

     (12) whether the debt securities are convertible into or exchangeable for our common stock or preferred stock and the terms of the security into which they are convertible or exchangeable (see "Description of Capital Stock"), the conversion price or exchange ratio, other terms related to conversion and exchange and any anti-dilution protections;

     (13) whether the debt securities will be sold as part of units consisting of debt securities and other securities that we may offer under this prospectus;

     (14) if the amount of payments of principal of or any premium or interest on any debt securities of the series may be determined by reference to an index, formula or other method, the index, formula or other method by which those amounts will be determined;

     (15) whether and by what method the debt securities of the series (or certain covenants under the related indenture) may be defeased and discharged by us;

     (16) whether the debt securities of the series shall be issued in whole or in part as book-entry securities;

     (17) any applicable material federal income tax consequences; and

     (18) any other material specific terms of the debt securities, including any material additional events of default or covenants provided for and any material terms that may be required by or advisable under applicable laws or regulations.

     Unless we otherwise indicate in the applicable prospectus supplement, we will issue debt securities only in fully registered form without coupons. The debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or integral multiples of $1,000 unless we otherwise provide in the applicable prospectus supplement. The prospectus supplement relating to a series of debt securities denominated in a foreign currency or currency unit will specify the denominations in which those debt securities may be issued.

     The indentures do not contain any provisions that would limit our ability or the ability of any of our affiliates to incur indebtedness (secured or unsecured) or that would afford holders of the debt securities protection in the event of a highly leveraged transaction, restructuring, change in control, merger or similar transaction involving us that may adversely affect holders of the debt securities.

     Unless we otherwise indicate in the applicable prospectus supplement, the principal of, and any premium or interest on, any series of debt securities will be payable, and those debt securities will be exchangeable and transfers of them will be registerable, at the corporate trust office of the trustee, initially at 101 Barclay Street, New York, New York 10286. However, we may elect to make interest payments by check mailed to the address of the person entitled to them as that address appears in the security register for those debt securities.

     None of the debt securities will be entitled to any benefit under the applicable indenture or be valid or obligatory for any purpose unless there appears on the debt security a certificate of authentication substantially in the form provided in that indenture that is duly executed by the trustee, and that certificate will be conclusive evidence and the only evidence that the debt security has been duly authenticated and delivered under and is entitled to the benefits of that indenture.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Our obligations under the debt securities will be subordinate in right of payment to all present and future senior indebtedness to the extent provided in the indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of that senior indebtedness before the holders of the debt securities will be entitled to receive or retain any payment.

     No payments on account of principal of or any premium or interest on the debt securities (including payments on exercise of debt security put options) may be made if a default in any payment on senior indebtedness has occurred and is continuing, or an event of default on any senior indebtedness resulting in the acceleration of its maturity has occurred, or if any judicial proceeding is pending with respect to any such default.

     In the event the maturity of the debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due in respect of that senior indebtedness before the holders of the debt securities will be entitled to receive or retain any payment related to the debt securities.

     Amounts that would be due and payable by us to holders of units in the absence of the foregoing subordination provisions, however, may be applied by those holders to offset their obligations under their respective purchase contracts.

     Any subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the indenture, to all of our, "senior indebtedness." Unless we otherwise indicate in the prospectus supplement, "senior indebtedness" means:

     (1) the principal, premium, if any, and interest in respect of indebtedness for money borrowed and indebtedness evidenced by securities, debentures, bonds or other similar instruments;

     (2)  all capital lease obligations;

     (3) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, excluding trade accounts payable arising in the ordinary course of business;

     (4) all obligations for the reimbursement on any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction;

     (5)  all obligations of the type referred to in clauses (1) through
          (4) above of others, the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

     (6)  all obligations of the type referred to in clauses (1) through
          (5) above of others secured by any lien on any of our properties or assets, whether or not the obligation is assumed by us,

     except for:

     (a) any indebtedness that states, or is issued under a deed, indenture or other instrument that states, that it is subordinate to or ranks equally with the debt securities;

     (b)  any indebtedness between or among us and any of our affiliates;

     (c) the indebtedness represented by our guarantee of the 8% Junior Subordinated Deferrable Interest Debentures due December 15, 2026 of Countrywide Home Loans; and

     (d) the indebtedness represented by our guarantee of the 8.05% Junior Subordinated Debentures due June 15, 2027 of Countrywide Home Loans.

REDEMPTION

     If and to the extent we provide in the applicable prospectus supplement, we will have the right to redeem the debt securities, in whole or from time to time in part, after the date and at the redemption prices set forth in the applicable prospectus supplement.

EVENTS OF DEFAULT

     The indentures define an event of default for the debt securities of any series as:

     (1) failure to pay principal (or premium) on any debt security of that series at maturity;

     (2) failure to pay interest on any debt security of that series within 30 days of the date when due;

     (3) failure to deposit any sinking fund payment when due for that series within 30 days of the date when due;

     (4) failure to perform for 90 days after notice any of the other covenants in the indentures;

     (5)  certain events of bankruptcy, insolvency or reorganization;

     (6) failure to pay the put price when due upon exercise of a debt security put option;

     (7) default resulting in the acceleration of maturity of any other indebtedness for money borrowed by us or by any of our direct or indirect subsidiaries in an amount exceeding $10,000,000 and that acceleration not being rescinded or annulled for a period of 10 days after written notice of the default by the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series; and

     (8) any other event of default provided for debt securities of that series.

     The indentures provide that if any event of default affecting outstanding debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount of those debt securities as specified by their terms) of all debt securities of that series to be due and payable immediately. However, under certain circumstances the holders of a majority in principal amount of the outstanding debt securities of that series on behalf of the holders of all debt securities of that series may annul a declaration and waive past defaults (except, unless previously cured, a default in payment of principal of or any premium or any interest on the debt securities of that series and other specified defaults).

     We refer you to the prospectus supplement relating to each series of debt securities that are original issue discount securities for the particular provisions regarding acceleration of the maturity of a portion of the principal amount of those original issue discount securities if an event of default occurs and continues.

     The agreements governing our outstanding indebtedness contain provisions that would characterize some events of default under the indentures as "events of default" under those agreements that could in turn result in, among other things, an acceleration of indebtedness under those agreements.

     The indentures contain a provision entitling the trustee, subject to its duty to act with the required standard of care during a default under any series of debt securities, to be indemnified by the holders of debt securities of that series before exercising any right or power under the indentures at the request of the holders of the debt securities of that series.

     The indentures provide that no holder of debt securities of any series may institute proceedings, judicial or otherwise, to enforce the applicable indenture except if the trustee fails to act for 60 days after it receives a written request to enforce that indenture by the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series and an offer of reasonable indemnity. This provision will not prevent any holder of debt securities from enforcing payment of the principal of and any premium and interest on those debt securities when due. The holders of a majority in aggregate principal amount of the debt securities of any series outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it with respect to those debt securities. However, the trustee may refuse to follow any direction that it determines would be illegal or would conflict with the indentures or involve it in personal liability or which would unjustly prejudice holders of the debt securities of that series not joining the proceeding.

     The indentures provide that the trustee will, within 90 days after a default occurs that affects the outstanding debt securities of any series, give to the holders of those debt securities notice of that default, unless that default has been cured or waived. Except in the case of a default in the payment of principal of, or any premium or interest on, any debt securities or payment of any sinking fund installment, the trustee will be protected in withholding of that notice if it determines in good faith that the withholding of that notice is in the interest of the holders of the debt securities of that series.

     We will be required to file with the trustee annually an officers' certificate as to the absence of certain defaults under the terms of the indenture.

DEFEASANCE OF DEBT SECURITIES OR SOME COVENANTS

     DEFEASANCE AND DISCHARGE. Unless we otherwise indicate in the applicable prospectus supplement, the debt securities of any series will provide that we will be discharged from all obligations under the debt securities of that series (except for obligations to register the transfer or exchange of debt securities of that series, to replace stolen, lost or mutilated debt securities of that series, to maintain paying agencies and to hold moneys for payment in trust) once we deposit with the trustee, in trust, money and/or U.S. government obligations, which through the payment of interest and principal, will provide a sufficient amount of money to pay and discharge the principal of (and any premium) and any interest on, and any mandatory sinking fund payments that apply to, the debt securities of that series on the stated maturity of those payments. This discharge may occur only if, among other things, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the IRS a ruling, or there has been a change in tax law, that would cause the discharge not to be deemed, or result in, a taxable event for the holders of the debt securities of that series.

     DEFEASANCE OF SOME COVENANTS. Unless we otherwise provide in the applicable prospectus supplement, the debt securities of any series will permit us not to comply with some restrictive covenants, including those relating to consolidation and merger in the indentures, if we satisfy certain conditions. We will be able to defease those covenants if, among other things:

     (1) we deposit with the trustee money and/or U.S. government obligations, which, through the payment of interest and principal, will provide a sufficient amount of money to pay the principal of (and any premium) and any interest on, and any mandatory sinking fund payments applicable to, the debt securities of that series on the stated maturity of those payments; and

     (2) we deliver to the trustee an opinion of counsel stating that the deposit and related covenant defeasance will not cause the holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes.

     If we elect to defease the covenants of a series of debt securities and those debt securities are declared due and payable because an event of default has occurred, the amount of money and/or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on those debt securities at their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration. However, we will remain liable for those payments.

     We will state in the prospectus supplement for any particular series of debt securities if any defeasance provisions will apply to those debt securities.

MODIFICATION OF THE INDENTURE AND WAIVER OF COVENANTS

     The indentures permit us and the trustee, with the consent of the holders of at least a majority in principal amount of outstanding debt securities of each series affected, to execute supplemental indentures adding provisions to or changing or eliminating provisions of the indentures or modifying the rights of the holders of outstanding debt securities of that series, except that no supplemental indenture may, without the consent of the holder of each outstanding debt security affected:

     (1) change the stated maturity, or reduce the principal amount, any premium on or the rate of payment of any interest on, of any debt security of any series;

     (2) reduce the percentage of outstanding debt securities of any series, the consent of the holders of which is required for any supplemental indenture or for waiver of compliance with certain provisions of the indenture or certain defaults thereunder; or

     (3)  effect various other changes.

     The indentures also allow us not to comply with certain covenants in the indentures upon waiver by the holders of a majority in principal amount of outstanding debt securities of the series affected.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The indentures allow us, without the consent of the holders of any of the outstanding debt securities, to consolidate with or merge into any other corporation or transfer or lease our assets substantially as an entirety to any person if:

     (1) the successor is a corporation organized under the laws of any domestic jurisdiction;

     (2) the successor corporation assumes our obligations on the debt securities and under the indentures;

     (3) after giving effect to the transaction no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and

     (4)  certain other conditions are met.

CONCERNING THE TRUSTEE

     The Bank of New York is the trustee under each of the senior debt indenture and the subordinated debt indenture. We and Countrywide Home Loans maintain banking relationships in the ordinary course of business with the trustee. Among other things, The Bank of New York is a lending bank under an existing revolving credit facility of Countrywide Home Loans.

GOVERNING LAW

     Unless we otherwise specify in the applicable prospectus supplement, the indentures for the debt securities and the debt securities will be governed by New York law.

    DESCRIPTION OF DEBT SECURITIES OF COUNTRYWIDE HOME LOANS AND RELATED
                GUARANTEES OF COUNTRYWIDE CREDIT INDUSTRIES

     The following description summarizes some of the general terms and conditions of the debt securities that Countrywide Home Loans may issue under this prospectus (the "CHL debt securities"). Countrywide Home Loans will describe the particular terms of any CHL debt securities that it offers and the extent to which the general provisions below will apply to those CHL debt securities in a prospectus supplement relating to those CHL debt securities.

     Countrywide Home Loans will issue CHL debt securities either (1) under an Indenture, dated as of January 1, 1992, as amended by Supplemental Indenture No. 1, dated as of June 15, 1995 (as it may be further amended or supplemented, the "CHL senior indenture"), among Countrywide Home Loans, Countrywide Credit Industries, as guarantor (the "Guarantor"), and The Bank of New York, as trustee ( the "CHL senior trustee"), or (2) under a subordinated debt indenture (the "CHL subordinated indenture") to be entered into among Countrywide Home Loans, the Guarantor and The Bank of New York, as trustee (the "CHL subordinated trustee"). Any series of CHL debt securities that Countrywide Home Loans issues under the CHL senior indenture will constitute unsubordinated debt of Countrywide Home Loans ("CHL senior debt securities") and will rank senior to any series of CHL debt securities that Countrywide Home Loans issues under the CHL subordinated indenture ("CHL subordinated debt securities").

     Countrywide Home Loans will issue each series of CHL debt securities under the terms of an amendment or supplement to the applicable CHL indenture that takes the form of a supplemental indenture or an officers' certificate delivered under the authority of resolutions adopted by Countrywide Home Loans' board of directors and the terms of that CHL indenture. The terms of any CHL debt securities will include those stated in the applicable CHL indenture and those made part of that CHL indenture by reference to the Trust Indenture Act. The CHL debt securities will be subject to all those terms, and we refer the holders of CHL debt securities to the applicable CHL indenture and the Trust Indenture Act for a statement of those terms.

     The following summaries of various provisions of the CHL indentures and the CHL debt securities are not complete and are qualified in their entirety by reference to the provisions of the CHL indentures, including the definitions of capitalized terms used in this section without definition. Unless we otherwise indicate, capitalized terms have the meanings given them in the applicable CHL indenture.

     The applicable prospectus supplement will specify whether the CHL debt securities that Countrywide Home Loans issues will be senior, senior subordinated or subordinated (including, if applicable, junior subordinated) debt. The CHL debt securities may be issued as part of units consisting of CHL debt securities and securities that we may offer under this prospectus. If Countrywide Home Loans issues debt securities as part of units of CHL debt securities and securities that we may issue under this prospectus, we and Countrywide Home Loans will describe any applicable material federal income tax consequences to holders in the applicable prospectus supplement.

SENIOR INDENTURE

   GENERAL

     The CHL senior indenture does not limit the aggregate principal amount of CHL senior debt securities that Countrywide Home Loans may issue periodically in series.

     The CHL senior debt securities will be unsecured and unsubordinated indebtedness of Countrywide Home Loans and will rank equally in right of payment with Countrywide Home Loans' other unsecured and unsubordinated indebtedness. A substantial portion of the assets of Countrywide Home Loans may be pledged under various credit agreements among Countrywide Home Loans and various lending institutions.

     We refer you to the prospectus supplement and any pricing supplement relating to any particular series of CHL senior debt securities offered by Countrywide Home Loans for a description of the terms of those CHL senior debt securities, including, where applicable:

     (1)  the title of those CHL senior debt securities;

     (2) any limit on the aggregate principal amount of those CHL senior debt securities;

     (3) the date or dates (or any method or methods by which that date or those dates will be determined or extended) on which the principal of those CHL senior debt securities is payable;

     (4) any places other than the Countrywide Home Loans' office or agency in The City of New York where those CHL senior debt securities will be payable or surrendered for registration of transfer or exchange;

     (5) the denominations in which those CHL senior debt securities will be issuable;

     (6) the currency in which those CHL senior debt securities may be denominated, which may be U.S. dollars or any foreign currency or currency unit, and, if applicable, other information regarding that foreign currency or currency unit;

     (7) the designation of the currency or currencies in which payment of the principal of and any premium and interest on those CHL senior debt securities will be made and whether payment of the principal of or any premium or the interest on CHL senior debt securities designated in a foreign currency or currency unit, at the holder's election, may instead be payable in U.S. dollars and the terms and conditions upon which that election may be made;

     (8) any rate or rates (which may be fixed or floating) at which those CHL senior debt securities will bear interest (or any method or methods by which that rate or those rates are to be determined or reset), any date or dates from which that interest will accrue (or any method or methods by which that date or those dates will be determined or reset), the dates on which that interest will be payable, the record date for the interest payable on any interest payment date, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

     (9) any terms and conditions on which those CHL senior debt securities may be redeemed at Countrywide Home Loans' option or repaid at the holders' option;

     (10) any obligation of Countrywide Home Loans to redeem, repay or purchase those CHL senior debt securities under the terms of any sinking fund or analogous provisions, and the terms and conditions on which those CHL senior debt securities will be redeemed, repaid or purchased, in whole or in part, under the terms of that obligation;

     (11) if other than the principal amount, the portion of the principal amount of those CHL senior debt securities that will be payable upon declaration of acceleration of the maturity of those CHL senior debt securities;

     (12) any provisions for the defeasance of those debt securities;

     (13) any ability a holder of a CHL senior debt security may have to renew all or any portion of a CHL senior debt security;

     (14) any additional Events of Default or restrictive covenants applicable to those CHL senior debt securities;

     (15) any other terms not inconsistent with the CHL senior indenture, including any terms which may be required by or advisable under United States laws or regulations;

     (16) if those CHL senior debt securities are denominated or payable in a currency or currency unit other than U.S. dollars, the designation of the initial Exchange Rate Agent and, if other than as set forth in the CHL Indenture, the definition of the "Exchange Rate"; and

     (17) the form of those CHL senior debt securities and, if in global form, the name of the depositary and the terms upon which and the circumstances under which those CHL senior debt securities may be exchanged.

     Unless Countrywide Home Loans otherwise indicates in the applicable prospectus supplement, Countrywide Home Loans will issue CHL senior debt securities only in fully registered form without coupons. CHL senior debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or integral multiples of $1,000 unless Countrywide Home Loans otherwise provides in the applicable prospectus supplement. The prospectus supplement relating to a series of CHL senior debt securities denominated in a foreign currency or currency unit will specify the denominations in which those CHL senior debt securities may be issued.

     The CHL senior indenture does not contain any provisions that would limit the ability of Countrywide Home Loans or any of its affiliates to incur indebtedness (secured or unsecured) or that would afford holders of CHL senior debt securities protection in the event of a highly leveraged transaction, restructuring, change in control, merger or similar transaction involving Countrywide Home Loans that may adversely affect holders of the CHL senior debt securities.

     Countrywide Home Loans may sell one or more series of CHL senior debt securities at a substantial discount below their stated principal amount, and those CHL senior debt securities may bear no interest or interest at a rate that at the time of issuance is below market rate. One or more series of CHL senior debt securities may be floating rate debt securities and may be exchangeable for fixed rate debt securities. Countrywide Home Loans will describe any federal income tax consequences and special considerations applicable to any particular series in the applicable prospectus supplement.

     Unless Countrywide Home Loans otherwise indicates in the applicable prospectus supplement, the principal of, and any premium or interest on, any series of CHL senior debt securities will be payable, and those CHL senior debt securities will be exchangeable and transfers of them will be registerable, at the Corporate Trust Office of the CHL senior trustee, initially at 101 Barclay Street, New York, New York 10286. However, Countrywide Home Loans may elect to make interest payments by check mailed to the address of the person entitled to them as that address appears in the security register for those CHL senior debt securities.

     No CHL senior debt security will be entitled to any benefit under the CHL senior indenture or be valid or obligatory for any purpose unless there appears on that CHL senior debt security a certificate of authentication substantially in the form provided in the CHL senior indenture that is duly executed by the CHL senior trustee, and that certificate will be conclusive evidence and the only evidence that that CHL senior debt security has been duly authenticated and delivered under and is entitled to the benefits of the CHL senior indenture.

   EVENTS OF DEFAULT

     The CHL senior indenture provides that the following are "Events of Default" that apply to any series of CHL senior debt securities:

     (1) default in payment of principal of (or any premium on) any CHL senior debt security of that series at maturity;

     (2) default for 30 days in payment of interest on any CHL senior debt security of that series when due;

     (3) default in the deposit of any sinking fund payment on any CHL senior debt security of that series when due;

     (4) default in the performance or breach of any other covenant or warranty of Countrywide Home Loans or the Guarantor in the CHL senior indenture, the CHL senior debt securities or the related Guarantees, continued for 60 days after written notice of default by the CHL senior trustee or the holders of at least 25% in aggregate principal amount of the then outstanding CHL senior debt securities of that series;

     (5) default resulting in acceleration of maturity of any other indebtedness for borrowed money of Countrywide Home Loans, the Guarantor or any direct or indirect subsidiary of the Guarantor in an amount exceeding $10,000,000 and that acceleration shall not be rescinded or annulled for a period of 10 days after written notice of the default by the CHL senior trustee or the holders of at least 25% in aggregate principal amount of the then outstanding CHL senior debt securities of that series;

     (6)  certain events of bankruptcy, insolvency or reorganization; and

     (7) any other Event of Default applicable to that series of CHL senior debt securities.

     No Event of Default applicable to a particular series of CHL senior debt securities necessarily constitutes an Event of Default applicable to any other series of CHL senior debt securities.

     The CHL senior indenture provides that if an Event of Default occurs and continues, either the CHL senior trustee or the holders of at least 25% in aggregate principal amount of the CHL senior debt securities of that series then outstanding may declare the principal amount of those CHL senior debt securities (or, if they are Original Issue Discount Securities, the amount as provided in the terms of those Original Issue Discount Securities) to be due and payable immediately upon written notice of acceleration to Countrywide Home Loans. In some cases, the holders of a majority in aggregate principal amount of the outstanding CHL senior debt securities of that series may, on behalf of the holders of all those CHL senior debt securities, rescind and annul that declaration of acceleration. "Original Issue Discount Security" means, except as otherwise defined in a CHL senior debt security, any CHL senior debt security that is issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code of 1986 and related regulations.

     The agreements governing certain of Countrywide Home Loans' outstanding indebtedness contain provisions that would characterize some Events of Default under the CHL senior indenture as events of default under those agreements that could in turn result in, among other things, an acceleration of the indebtedness under those agreements.

     The CHL senior indenture contains a provision entitling the CHL senior trustee, subject to its duty to act with the required standard of care during default under any series of CHL senior debt securities, to be indemnified by the holders of the CHL senior debt securities of that series before exercising any right or power under the CHL senior indenture at the request of the holders of CHL senior debt securities of that series. The CHL senior indenture provides that no holders of CHL senior debt securities of any series may institute any proceedings, judicial or otherwise, to enforce the CHL senior indenture except if the CHL senior trustee fails to act for 60 days after it receives a written request to enforce the CHL senior indenture by the holders of at least 25% in aggregate principal amount of the then outstanding CHL senior debt securities of that series and an offer of reasonable indemnity. This provision will not prevent any holder of CHL senior debt securities from enforcing payment of the principal thereof and any premium and interest on those CHL senior debt securities when due. The holders of a majority in aggregate principal amount of the CHL senior debt securities of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the CHL senior trustee or exercising any trust or power conferred on it with respect to those CHL senior debt securities. However, the CHL senior trustee may refuse to follow any direction that it determines would be illegal or would conflict with the CHL senior indenture or involve it in personal liability or that would unjustly prejudice holders of the CHL senior debt securities of that series not joining the proceeding.

     The CHL senior indenture provides that the CHL senior trustee will, within 90 days after a default occurs that affects the outstanding CHL senior debt securities of any series, give to the holders of those CHL senior debt securities notice of that default, unless that default has been cured or waived. Except in the case of a default in the payment of principal of, or any premium or interest on any CHL senior debt securities or payment of any sinking fund installment, the CHL senior trustee will be protected in the withholding of that notice if it determines in good faith that the withholding of that notice is in the interest of the holders of the CHL senior debt securities of that series.

     Countrywide Home Loans will be required to file with the CHL senior trustee annually an officers' certificate as to the absence of certain defaults under the terms of the CHL senior indenture.

   MODIFICATION AND WAIVER

     Countrywide Home Loans, the Guarantor and the CHL senior trustee may modify or amend the CHL senior indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding CHL senior debt securities of each series affected by that modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding CHL senior debt security affected:

     (1) except as the CHL Indenture otherwise permits for CHL senior debt securities for which the Stated Maturity is extendible, change the Stated Maturity of the principal of, or any installment of interest on, that CHL senior debt security;

     (2) reduce the principal amount of, or, except as the CHL Indenture otherwise permits for CHL senior debt securities for which the interest rate may be reset, interest on, or any premium payable upon redemption or repayment of, that CHL senior debt security;

     (3) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of its Maturity;

     (4) adversely affect the right of repayment at the option of a holder of that CHL senior debt security;

     (5) reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions of that CHL senior debt security;

     (6) change the place or currency or currency unit of payment of the principal of or any premium or interest on that CHL senior debt security;

     (7) change or eliminate the rights of a holder to receive payment in a designated currency;

     (8) impair the right to institute suit for the enforcement of any required payment on or with respect to that CHL senior debt security;

     (9) reduce the percentage of the aggregate principal amount of the outstanding CHL senior debt securities of any series the consent of whose holders is required to modify or amend the CHL senior indenture, to waive compliance with certain provisions of the CHL senior indenture, or to waive certain defaults;

     (10) modify any of the provisions of Section 613 (described below) except to increase the percentage or to provide that some other provisions of the CHL Indenture cannot be modified or waived without the consent of the holder of each outstanding CHL senior debt security affected by the modification or waiver; or

     (11) modify or affect the terms and conditions of the related Guarantees in a manner adverse to the interests of the holders of the CHL senior debt securities.

     The CHL senior indenture also contains provisions permitting
Countrywide Home Loans, the Guarantor and the CHL senior trustee, without the consent of any holders of CHL senior debt securities, to enter into supplemental indentures for any of the following purposes:

     (1) to evidence the succession of another corporation to Countrywide Home Loans or the Guarantor and the assumption by that successor of the obligations and covenants of Countrywide Home Loans or the Guarantor contained in the CHL senior indenture, the CHL senior debt securities and the related Guarantees;

     (2) to add to the covenants of Countrywide Home Loans or the Guarantor for the benefit of the holders of all or any series of CHL senior debt securities (and if those covenants are to be for the benefit of less than all series of CHL senior debt securities, stating that those covenants are expressly being included solely for the benefit of that series), or to surrender any right or power in the CHL senior indenture conferred upon Countrywide Home Loans or the Guarantor;

     (3) to add any additional Events of Default (and if those Events of Default will be applied to less than all series of CHL senior debt securities, stating that those Events of Default are expressly being included solely to be applied to that series);

     (4) to add or change any of the provisions of the CHL senior indenture to the extent necessary to permit or facilitate the issuance of CHL senior debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

     (5) to change or eliminate any provisions of the CHL senior indenture, provided that any of those changes or eliminations will become effective only when there is no CHL senior debt security outstanding of any series created before that supplemental indenture is executed which is entitled to the benefit of that provision;

     (6) to establish the form or terms of CHL senior debt securities of any series as otherwise permitted by the CHL senior indenture;

     (7) to evidence and provide for the acceptance of appointment under the CHL senior indenture by a successor CHL senior trustee for the CHL senior debt securities of one or more series issued under the CHL Indenture and to add to or change any of the provisions of the CHL senior indenture necessary to provide for or facilitate the administration of the trusts under the CHL senior indenture by more than one CHL senior trustee consistent with the requirements of the CHL senior indenture;

     (8) to secure the CHL senior debt securities issued under the CHL senior indenture;

     (9) to cure any ambiguity, to correct or supplement any provision in the CHL senior indenture which may be defective or inconsistent with any other provision of the CHL senior indenture, or to make any other provisions regarding matters or questions arising under the CHL senior indenture which will not be inconsistent with any provision of the CHL senior indenture, provided those other provisions will not adversely affect the interests of the holders of CHL senior debt securities of any series issued under the CHL senior indenture in any material respect;

     (10) to modify, eliminate or add to the provisions of the CHL senior indenture to the extent necessary to qualify the CHL senior indenture under the Trust Indenture Act or under any similar federal statute subsequently enacted and to add to the CHL senior indenture other provisions as may be expressly required under the Trust Indenture Act; or

     (11) to enable the Guarantor or one of its subsidiaries to assume the payment obligations under the CHL senior debt securities and the performance of every covenant to be performed or observed by Countrywide Home Loans under the CHL senior indenture.

     The holders of a majority in aggregate principal amount of the outstanding CHL senior debt securities of each series may, on behalf of all holders of CHL senior debt securities of that series, waive any past default under the CHL senior indenture affecting the CHL senior debt securities of that series except a default in the payment of the principal of (or any premium), or interest on, any CHL senior debt security of that series and a default in the compliance of a covenant or provision if the consent of the holder of each outstanding CHL senior debt security of that series would be required to modify or amend that covenant or provision.

   CONSOLIDATION, MERGER AND TRANSFER OF ASSETS

     Under the CHL senior indenture, neither Countrywide Home Loans nor the Guarantor may consolidate with or merge into any corporation, or transfer its assets substantially as an entirety to any person, unless:

     (1) the successor corporation or transferee assumes Countrywide Home Loans' or the Guarantor's obligations on the CHL senior debt securities or the related Guarantees, as applicable, and under the CHL senior indenture, and in the case of a consolidation or merger of Countrywide Home Loans, the Guarantor delivers an affirmation of the continuance of its obligations to the CHL senior trustee;

     (2) after giving effect to the transaction, no Event of Default and no event that, after notice or lapse of time or both, would become an Event of Default will have occurred and be continuing; and

     (3)  some other conditions are met.

   SATISFACTION, DISCHARGE AND DEFEASANCE

     The CHL senior indenture, with respect to any series of CHL senior debt securities (except for some specified surviving obligations, including
(1) any rights of registration of transfer and exchange and (2) rights to receive the principal, any premium and interest on the CHL senior debt securities), will be discharged and cancelled upon the satisfaction of certain conditions, including the following:

     (1) all CHL senior debt securities of that series not previously delivered to the CHL senior trustee for cancellation have become due or payable, will become due and payable at their Stated Maturity within one year, or are to be called for redemption within one year; and

     (2) the deposit with the CHL senior trustee of an amount in the Specified Currency sufficient to pay the principal, any premium and interest to the Maturity of all CHL senior debt securities of that series.

     If Countrywide Home Loans so specifies in the prospectus supplement relating to CHL senior debt securities of any series, Countrywide Home Loans at its option:

     (1) will be discharged from any and all obligations under the CHL senior debt securities of that series (except for obligations to register the transfer or exchange of CHL senior debt securities of that series, replace stolen, lost or mutilated CHL senior debt securities of that series, maintain offices or agencies in each Place of Payment and hold moneys for payment in trust); or

     (2) will not be subject to provisions of the CHL Indenture described above under "--Consolidation, Merger and Transfer of Assets" for the debt securities of that series,

if Countrywide Home Loans irrevocably deposits with the CHL senior trustee, in trust, money or U.S. government obligations, which through interest and principal payments will provide a sufficient amount of money (in the opinion of independent public accountants) to pay all the principal (including any mandatory sinking fund payments) of, and any premium and interest on, the CHL senior debt securities of that series on the dates those payments are due consistent with the terms of those CHL senior debt securities. To exercise either option, Countrywide Home Loans must deliver to the CHL senior trustee:

     (1)  an opinion of counsel stating that;

          (a) the deposit and related defeasance would not cause the holders of the CHL senior debt securities of that series to recognize income, gain or loss for federal income tax purposes;

          (b) the exercise of that option will not cause any violation of the Investment Company Act of 1940; and

          (c) if the CHL senior debt securities of that series are then listed on the New York Stock Exchange, those CHL senior debt securities would not be delisted as a result of the exercise of that option; and

     (2) if CHL senior debt securities of that series are being discharged, a ruling received from or published by the United States Internal Revenue Service to the effect that the deposit and related defeasance would not cause the holders of the CHL senior debt securities of that series to recognize income, gain or loss for federal income tax purposes.

   GUARANTEES

     The Guarantor will unconditionally guarantee (the "Guarantees") the payment of principal of and any premium and interest on the CHL senior debt securities when due and payable, whether at their Stated Maturity or upon redemption, repayment or otherwise. The Guarantees will rank equally in right of payment with all other unsecured and unsubordinated obligations of the Guarantor, including any debt securities issued by the Guarantor under this prospectus.

     The obligations of the Guarantor under the Guarantees will be unconditional regardless of the enforceability of the CHL senior debt securities or the CHL senior indenture and will not be discharged until all obligations under those CHL senior debt securities and the CHL senior indenture are satisfied. Holders of the CHL senior debt securities may proceed directly against the Guarantor if an Event of Default affecting those CHL senior debt securities occurs without first proceeding against Countrywide Home Loans.

     Because the Guarantor is a holding company, the rights of its creditors (including the holders of the CHL senior debt securities if the Guarantees are enforced) to share in the distribution of the assets of any subsidiary upon that subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent the Guarantor may itself be a creditor with recognized claims against the subsidiary.

   GLOBAL SECURITIES

     Countrywide Home Loans may issue CHL senior debt securities of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing CHL senior debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for that global security to a nominee of that depositary or by a nominee of that depositary to that depositary or another nominee of that depositary or by that depositary or that nominee to a successor of that depositary or a nominee of that successor. Countrywide Home Loans will describe the specific terms of the depositary arrangement for a series of CHL senior debt securities in the prospectus supplement relating to that series.

   CONCERNING THE TRUSTEE

     The Bank of New York is the trustee under the CHL senior indenture. Countrywide Home Loans and the Guarantor maintain banking relationships in the ordinary course of business with the CHL senior trustee. Among other things, The Bank of New York is a lending bank under an existing revolving credit facility of Countrywide Home Loans.

   GOVERNING LAW

     Unless Countrywide Home Loans otherwise specifies in the applicable prospectus supplement, the CHL senior indenture and the CHL senior debt securities will be governed by New York law.


SUBORDINATED INDENTURE

   GENERAL

     The CHL subordinated indenture will not limit the amount of additional indebtedness that Countrywide Home Loans or any of its subsidiaries may incur, except as Countrywide Home Loans may provide in the applicable prospectus supplement. The CHL debt securities issued under the CHL subordinated indenture will be subordinated obligations as described in the applicable prospectus supplement.

     Countrywide Home Loans will indicate in the applicable prospectus supplement the following terms of and information concerning any CHL subordinated debt securities that Countrywide Home Loans issues (to the extent those terms apply to those CHL subordinated debt securities and have not been otherwise described):

     (1) the specific title, aggregate principal amount, denomination and form;

     (2) the date of maturity (or the method by which that date may be determined or extended);

     (3) any interest rate or rates, whether fixed or floating (or the method by which that rate or those rates will be determined);

     (4) the date from which interest will accrue (or the method by which that date may be determined or reset), the dates on which that interest will be payable and the record date for any interest payable on the interest payment date and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

     (5) the place or places where the principal of and any premium and any interest on the CHL subordinated debt securities will be payable, or where those CHL subordinated debt securities may be surrendered for registration of transfer or exchange, if not the corporate trust office of the CHL subordinated trustee for those CHL subordinated debt securities;

     (6) the portion of the principal amount of CHL subordinated debt securities of the series payable upon certain declarations of acceleration or the method by which that portion shall be determined;

     (7) the denominations and the currency, currencies, currency units or composite currencies in which the CHL subordinated debt securities will be issuable;

     (8) the currency, currencies, currency units or composite currencies in which payments on the CHL subordinated debt securities will be made, if not U.S. dollars;

     (9) additional or different subordination terms of the CHL subordinated debt securities;

     (10) any redemption, repayment or sinking fund provisions, including the period or periods within which, the currency, currencies, currency units or composite currencies in which and the other terms and conditions upon which Countrywide Home Loans may redeem the CHL subordinated debt securities;

     (11) the ability of a holder of a CHL subordinated debt security to renew all or any portion of a CHL subordinated debt security;

     (12) whether the CHL subordinated debt securities are convertible into or exchangeable for other securities of Countrywide Home Loans and the terms of the security into which they are convertible or exchangeable, the conversion price or exchange ratio, other terms related to conversion and exchange and any anti-dilution protections;

     (13) whether the CHL subordinated debt securities will be sold as part of units consisting of CHL subordinated debt securities and securities that Countrywide Credit Industries may offer under this prospectus;

     (14) if the amount of payments of principal of or any premium or interest on any CHL subordinated debt securities of the series may be determined by reference to an index, formula or other method, the index, formula or other method by which those amounts will be determined;

     (15) whether and by what method the CHL subordinated debt securities of the series (or certain covenants under the related CHL subordinated indenture) may be defeased and discharged by Countrywide Home Loans;

     (16) whether the CHL subordinated debt securities of the series shall be issued in whole or in part as book-entry securities;

     (17) any applicable material federal income tax consequences; and

     (18) any other material specific terms of the CHL subordinated debt securities, including any material additional events of default or covenants provided for and any material terms that may be required by or advisable under applicable laws or regulations.

     Unless Countrywide Home Loans otherwise indicates in the applicable prospectus supplement, Countrywide Home Loans will issue CHL subordinated debt securities only in fully registered form without coupons. The CHL subordinated debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or integral multiples of $1,000 unless Countrywide Home Loans otherwise provides in the applicable prospectus supplement. The prospectus supplement relating to a series of CHL subordinated debt securities denominated in a foreign currency or currency unit will specify the denominations in which those CHL subordinated debt securities may be issued.

     The CHL subordinated indenture does not contain any provisions that would limit Countrywide Home Loans' ability or the ability of any of its affiliates to incur indebtedness (secured or unsecured) or that would afford holders of the CHL subordinated debt securities protection in the event of a highly leveraged transaction, restructuring, change in control, merger or similar transaction involving Countrywide Home Loans that may adversely affect holders of the CHL subordinated debt securities.

     Unless Countrywide Home Loans otherwise indicates in the applicable prospectus supplement, the principal of, and any premium or interest on, any series of CHL subordinated debt securities will be payable, and those CHL subordinated debt securities will be exchangeable and transfers of them will be registerable, at the corporate trust office of the CHL subordinated trustee, initially at 101 Barclay Street, New York, New York 10286. However, Countrywide Home Loans may elect to make interest payments by check mailed to the address of the person entitled to them as that address appears in the security register for those CHL subordinated debt securities.

     None of the CHL subordinated debt securities will be entitled to any benefit under the CHL subordinated indenture or be valid or obligatory for any purpose unless there appears on the CHL subordinated debt security a certificate of authentication substantially in the form provided in that CHL subordinated indenture that is duly executed by the trustee, and that certificate will be conclusive evidence and the only evidence that the CHL subordinated debt security has been duly authenticated and delivered under and is entitled to the benefits of the CHL subordinated indenture.

   SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     Countrywide Home Loans' obligations under the CHL subordinated debt securities will be subordinate in right of payment to all present and future senior indebtedness of Countrywide Home Loans to the extent provided in the CHL subordinated indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with the insolvency or bankruptcy of Countrywide Home Loans, the holders of senior indebtedness of Countrywide Home Loans will first be entitled to receive payment in full of senior indebtedness before the holders of the CHL subordinated debt securities will be entitled to receive or retain any payment.

     No payments on account of principal of or any premium or interest on the CHL subordinated debt securities (including payments on exercise of CHL subordinated debt security put options) may be made if a default in any payment on senior indebtedness has occurred and is continuing, or an event of default on any senior indebtedness resulting in the acceleration of its maturity has occurred, or if any judicial proceeding is pending with respect to any such default.

     In the event the maturity of the CHL subordinated debt securities is accelerated, the holders of all senior indebtedness of Countrywide Home Loans outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due in respect of that senior indebtedness before the holders of the CHL subordinated debt securities will be entitled to receive or retain any payment related to the CHL subordinated debt securities.

     Amounts that would be due and payable by Countrywide Home Loans to holders of units in the absence of the foregoing subordination provisions, however, may be applied by those holders to offset their obligations under their respective purchase contracts.

     Any subordinated CHL subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the CHL subordinated indenture, to all "senior indebtedness" of Countrywide Home Loans. Unless Countrywide Home Loans otherwise indicates in the prospectus supplement, "senior indebtedness" means:

     (1) the principal, premium, if any, and interest in respect of indebtedness for money borrowed and indebtedness evidenced by securities, debentures, bonds or other similar instruments;

     (2)  all capital lease obligations;

     (3) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, excluding trade accounts payable arising in the ordinary course of business;

     (4) all obligations for the reimbursement on any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction;

     (5)  all obligations of the type referred to in clauses (1) through
          (4) above of others, the payment of which Countrywide Home Loans is responsible or liable as obligor, guarantor or otherwise; and

     (6)  all obligations of the type referred to in clauses (1) through
          (5) above of others secured by any lien on any of the properties or assets of Countrywide Home Loans, whether or not the obligation is assumed by Countrywide Home Loans,

except for:

     (a) any indebtedness that states, or is issued under a deed, indenture or other instrument that states, that it is subordinate to or ranks equally with the CHL subordinated debt securities;

     (b) any indebtedness between or among Countrywide Home Loans and any of its affiliates;

     (c) the indebtedness represented by the 8% Junior Subordinated Deferrable Interest Debentures due December 15, 2026 of
          Countrywide Home Loans; and

     (d) the indebtedness represented by the 8.05% Junior Subordinated Debentures due June 15, 2027 of Countrywide Home Loans.

   REDEMPTION

     If and to the extent Countrywide Home Loans provides in the applicable prospectus supplement, Countrywide Home Loans will have the right to redeem the CHL subordinated debt securities, in whole or from time to time in part, after the date and at the redemption prices set forth in the applicable prospectus supplement.

   EVENTS OF DEFAULT

     The CHL subordinated indenture defines an event of default for the CHL subordinated debt securities of any series as:

     (1) failure to pay principal (or premium) on any CHL subordinated debt security of that series at maturity;

     (2) failure to pay interest on any CHL subordinated debt security of that series within 30 days of the date when due;

     (3) failure to deposit any sinking fund payment when due for that series within 30 days of the date when due;

     (4) failure to perform for 90 days after notice any of the other covenants in the CHL subordinated indenture;

     (5)  certain events of bankruptcy, insolvency or reorganization;

     (6) failure to pay the put price when due upon exercise of a CHL subordinated debt security put option;

     (7) default resulting in the acceleration of maturity of any other indebtedness for money borrowed by Countrywide Home Loans or by any direct or indirect subsidiary of Countrywide Home Loans in an amount exceeding $10,000,000 and that acceleration not being rescinded or annulled for a period of 10 days after written notice of the default by the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding CHL subordinated debt securities of that series; and

     (8) any other event of default provided for CHL subordinated debt securities of that series.

     The CHL subordinated indenture provides that if any event of default affecting outstanding CHL subordinated debt securities of any series occurs and is continuing, either the CHL subordinated trustee or the holders of at least 25% in principal amount of the outstanding CHL subordinated debt securities of that series may declare the principal amount (or, if the CHL subordinated debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount of those CHL subordinated debt securities as specified by their terms) of all CHL subordinated debt securities of that series to be due and payable immediately. However, under certain circumstances the holders of a majority in principal amount of the outstanding CHL subordinated debt securities of that series on behalf of the holders of all CHL subordinated debt securities of that series may annul a declaration and waive past defaults (except, unless previously cured, a default in payment of principal of or any premium or any interest on the CHL subordinated debt securities of that series and other specified defaults).

     Countrywide Home Loans refers you to the prospectus supplement relating to each series of CHL subordinated debt securities that are original issue discount securities for the particular provisions regarding acceleration of the maturity of a portion of the principal amount of those original issue discount securities if an event of default occurs and continues.

     The agreements governing the outstanding indebtedness of Countrywide Home Loans contain provisions that would characterize some events of default under the CHL subordinated indenture as "events of default" under those agreements that could in turn result in, among other things, an acceleration of indebtedness under those agreements.

     The CHL subordinated indenture contains a provision entitling the CHL subordinated trustee, subject to its duty to act with the required standard of care during a default under any series of CHL subordinated debt securities, to be indemnified by the holders of CHL subordinated debt securities of that series before exercising any right or power under the CHL subordinated indenture at the request of the holders of the CHL subordinated debt securities of that series.

     The CHL subordinated indenture provides that no holder of CHL subordinated debt securities of any series may institute proceedings, judicial or otherwise, to enforce the CHL subordinated indenture except if the CHL subordinated trustee fails to act for 60 days after it receives a written request to enforce the CHL subordinated indenture by the holders of at least 25% in aggregate principal amount of the then outstanding CHL subordinated debt securities of that series and an offer of reasonable indemnity. This provision will not prevent any holder of CHL subordinated debt securities from enforcing payment of the principal of and any premium and interest on those CHL subordinated debt securities when due. The holders of a majority in aggregate principal amount of the CHL subordinated debt securities of any series outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it with respect to those CHL subordinated debt securities. However, the CHL subordinated trustee may refuse to follow any direction that it determines would be illegal or would conflict with the CHL subordinated indenture or involve it in personal liability or which would unjustly prejudice holders of the CHL subordinated debt securities of that series not joining the proceeding.

     The CHL subordinated indenture provides that the trustee will, within 90 days after a default occurs that affects the outstanding CHL subordinated debt securities of any series, give to the holders of those CHL subordinated debt securities notice of that default, unless that default has been cured or waived. Except in the case of a default in the payment of principal of, or any premium or interest on, any CHL subordinated debt securities or payment of any sinking fund installment, the CHL subordinated trustee will be protected in withholding of that notice if it determines in good faith that the withholding of that notice is in the interest of the holders of the CHL subordinated debt securities of that series.

     Countrywide Home Loans will be required to file with the CHL subordinated trustee annually an officers' certificate as to the absence of certain defaults under the terms of the CHL subordinated indenture.

   DEFEASANCE OF DEBT SECURITIES OR SOME COVENANTS

     DEFEASANCE AND DISCHARGE. Unless Countrywide Home Loans otherwise indicates in the applicable prospectus supplement, the CHL subordinated debt securities of any series will provide that Countrywide Home Loans will be discharged from all obligations under the CHL subordinated debt securities of that series (except for obligations to register the transfer or exchange of CHL subordinated debt securities of that series, to replace stolen, lost or mutilated CHL subordinated debt securities of that series, to maintain paying agencies and to hold moneys for payment in trust) once Countrywide Home Loans deposits with the CHL subordinated trustee, in trust, money and/or U.S. government obligations, which through the payment of interest and principal, will provide a sufficient amount of money to pay and discharge the principal of (and any premium) and any interest on, and any mandatory sinking fund payments that apply to, the CHL subordinated debt securities of that series on the stated maturity of those payments. This discharge may occur only if, among other things, Countrywide Home Loans delivers to the CHL subordinated trustee an opinion of counsel stating that Countrywide Home Loans has received from, or there has been published by, the IRS a ruling, or there has been a change in tax law, that would cause the discharge not to be deemed, or result in, a taxable event for the holders of the CHL subordinated debt securities of that series.

     DEFEASANCE OF SOME COVENANTS. Unless Countrywide Home Loans otherwise provides in the applicable prospectus supplement, the CHL subordinated debt securities of any series will permit Countrywide Home Loans not to comply with some restrictive covenants, including those relating to consolidation and merger in the CHL subordinated indenture, if Countrywide Home Loans satisfies certain conditions. Countrywide Home Loans will be able to defease those covenants if, among other things:

     (1) Countrywide Home Loans deposits with the CHL subordinated trustee money and/or U.S. government obligations, which, through the payment of interest and principal, will provide a sufficient amount of money to pay the principal of (and any premium) and any interest on, and any mandatory sinking fund payments applicable to, the CHL subordinated debt securities of that series on the stated maturity of those payments; and

     (2) Countrywide Home Loans delivers to the CHL subordinated trustee an opinion of counsel stating that the deposit and related covenant defeasance will not cause the holders of the CHL subordinated debt securities of that series to recognize income, gain or loss for federal income tax purposes.

     If Countrywide Home Loans elects to defease the covenants of a series of CHL subordinated debt securities and those CHL subordinated debt securities are declared due and payable because an event of default has occurred, the amount of money and/or U.S. government obligations on deposit with the CHL subordinated trustee will be sufficient to pay amounts due on those CHL subordinated debt securities at their stated maturity but may not be sufficient to pay amounts due on those CHL subordinated debt securities at the time of the acceleration. However, Countrywide Home Loans will remain liable for those payments.

     Countrywide Home Loans will state in the prospectus supplement for any particular series of CHL subordinated debt securities if any defeasance provisions will apply to those CHL subordinated debt securities.

   MODIFICATION OF THE INDENTURE AND WAIVER OF COVENANTS

     The CHL subordinated indenture permits Countrywide Home Loans and the CHL subordinated trustee, with the consent of the holders of at least a majority in principal amount of outstanding CHL subordinated debt securities of each series affected, to execute supplemental indentures adding provisions to or changing or eliminating provisions of the CHL subordinated indenture or modifying the rights of the holders of outstanding CHL subordinated debt securities of that series, except that no supplemental CHL subordinated indenture may, without the consent of the holder of each outstanding CHL subordinated debt security affected:

     (1) change the stated maturity, or reduce the principal amount, any premium on or the rate of payment of any interest on, of any CHL subordinated debt security of any series;

     (2) reduce the percentage of outstanding CHL subordinated debt securities of any series, the consent of the holders of which is required for any supplemental indenture or for waiver of compliance with certain provisions of the CHL subordinated indenture or certain defaults thereunder; or

     (3)  effect various other changes.

     The CHL subordinated indenture also allows Countrywide Home Loans not to comply with certain covenants in the CHL subordinated indenture upon waiver by the holders of a majority in principal amount of outstanding CHL subordinated debt securities of the series affected.

   CONSOLIDATION, MERGER AND SALE OF ASSETS

     The CHL subordinated indenture allows Countrywide Home Loans, without the consent of the holders of any of the outstanding CHL subordinated debt securities, to consolidate with or merge into any other corporation or transfer or lease Countrywide Home Loans' assets substantially as an entirety to any person if:

     (1) the successor is a corporation organized under the laws of any domestic jurisdiction;

     (2) the successor corporation assumes Countrywide Home Loans' obligations on the CHL subordinated debt securities and under the CHL subordinated indenture;

     (3) after giving effect to the transaction no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and

     (4)  certain other conditions are met.

   GUARANTEES

     The Guarantor will unconditionally guarantee (the "subordinated guarantees") the payment of principal of and any premium and interest on the CHL subordinated debt securities when due and payable, whether at their stated maturity or upon redemption, repayment or otherwise. The subordinated guarantees will be subordinated in right of payment to all present and future senior indebtedness of the Guarantor on terms comparable to the subordination of the CHL subordinated debt securities.

     The obligations of the Guarantor under the subordinated guarantees will be unconditional regardless of the enforceability of the CHL subordinated debt securities or the CHL subordinated indenture and will not be discharged until all obligations under those CHL subordinated debt securities and the CHL subordinated indenture are satisfied. Holders of the CHL subordinated debt securities may proceed directly against the Guarantor if an event of default affecting those CHL subordinated debt securities occurs without first proceeding against Countrywide Home Loans.

     Because the Guarantor is a holding company, the rights of its creditors (including the holders of the CHL subordinated debt securities if the subordinated guarantees are enforced) to share in the distribution of the assets of any subsidiary upon that subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent the Guarantor may itself be a creditor with recognized claims against the subsidiary.

   GLOBAL SECURITIES

     Countrywide Home Loans may issue CHL subordinated debt securities of any series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing CHL subordinated debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for that global security to a nominee of that depositary or by a nominee of that depositary to that depositary or another nominee of that depositary or by that depositary or that nominee to a successor of that depositary or a nominee of that successor. Countrywide Home Loans will describe the specific terms of the depositary arrangement for a series of CHL subordinated debt securities in the prospectus supplement relating to that series.

   CONCERNING THE TRUSTEE

     The Bank of New York is the trustee under each of the CHL senior indenture and the CHL subordinated indenture. Countrywide Home Loans maintains banking relationships in the ordinary course of business with the CHL trustee. Among other things, The Bank of New York is a lending bank under an existing revolving credit facility of Countrywide Home Loans.

   GOVERNING LAW

     Unless Countrywide Home Loans otherwise specifies in the applicable prospectus supplement, the CHL subordinated indenture and the CHL subordinated debt securities will be governed by New York law.

                            PLAN OF DISTRIBUTION

     We or Countrywide Home Loans may sell securities issuable under this prospectus to or through one or more underwriters or dealers and also may sell those securities directly to institutional investors or other purchasers, or through agents.

     We or Countrywide Home Loans may distribute the securities periodically in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices.

     In connection with the sale of any securities under this prospectus, underwriters or agents may receive compensation from us or Countrywide Home Loans or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions received by them from us or Countrywide Home Loans and any profit on the resale of those securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any of those underwriters or agents will be identified, and any compensation received from us or Countrywide Home Loans will be described, in the related prospectus supplement.

     Under agreements that we and/or Countrywide Home Loans may enter into, underwriters and agents who participate in the distribution of securities issuable under this prospectus may be entitled to indemnification by us and/or Countrywide Home Loans against certain liabilities, including liabilities under the Securities Act.

     If we or Countrywide Home Loans so indicate in the related prospectus supplement, we or Countrywide Home Loans will authorize underwriters or other persons acting as our or Countrywide Home Loans' agents to solicit offers by some institutions to purchase securities from us or Countrywide Home Loans under contracts providing for payment and delivery on a future date. Institutions with whom we or Countrywide Home Loans would enter into those contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us or Countrywide Home Loans. The obligations of any purchaser under a contract will be subject to the condition that the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject. The underwriters and those other agents will not have any responsibility as to the validity or performance of those contracts.

     If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and some selling group members to bid for and purchase the securities. As an exception to these rules, underwriters may engage in some transactions that stabilize the price of the securities. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

     If any underwriters create a short position in the securities in connection with any offering, that is, if they sell more securities than are set forth on the cover page of any prospectus supplement accompanying this prospectus, the underwriters may reduce that short position by purchasing securities in the open market.

     Underwriters may also impose a penalty bid on some selling group members. This means that if the underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the selling group members that sold those securities as part of that offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resales of the securities.

     Some of the underwriters or agents and their associates may engage in transactions with and perform services for us, Countrywide Home Loans or our or Countrywide Home Loans' affiliates in the ordinary course of business.

     The securities may or may not be listed on a national securities exchange (other than our common stock, which is listed on the New York Stock Exchange and the Pacific Stock Exchange). Any shares of our common stock sold under a prospectus supplement will be listed on the New York Stock Exchange and the Pacific Stock Exchange, subject to official notice of issuance. Neither we nor Countrywide Home Loans can assure you that there will be an active trading market for any of the securities sold under this prospectus.

     We or Countrywide Home Loans may designate Countrywide Securities Corporation to be an underwriter, agent or dealer of one or more series of the securities issuable under this prospectus. The distribution of securities of any series will conform to the requirements set forth in the applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                           VALIDITY OF SECURITIES

     The validity of the securities issuable under this prospectus will be passed upon for us and Countrywide Home Loans by Fried, Frank, Harris, Shriver & Jacobson, a partnership including professional corporations, New York, New York. Edwin Heller, (whose professional corporation retired as a partner of Fried, Frank, Harris, Shriver & Jacobson in September 1996) is of counsel to Fried, Frank, Harris, Shriver & Jacobson and one of our directors. Brown & Wood LLP, New York, New York will serve as counsel for any underwriters and agents. Brown & Wood LLP also serves as counsel for CWMBS, Inc. and CWABS, Inc., each one of our wholly owned subsidiaries, in connection with offerings of mortgage-backed and asset-backed securities, and from time to time also serves as our counsel on other matters.

                                  EXPERTS

     Our consolidated financial statements incorporated by reference in the registration statement, of which this prospectus forms a part, have been audited by Grant Thornton LLP, independent certified public accountants, for the periods and to the extent indicated in their report thereon, and have been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing.

=======================================   =====================================

     No  dealer,  salesperson  or other
person  is   authorized   to  give  any
information  or to  represent  anything
not contained in this  prospectus.  You
must  not  rely  on  any   unauthorized
information  or  representations.  This
prospectus is an offer to sell only the                Units
Units  offered  hereby,  but only under
circumstances   and  in   jurisdictions
where  it  is  lawful  to  do  so.  The
information     contained    in    this
prospectus  is  current  only as of its
date.

           ------------------

           TABLE OF CONTENTS                     COUNTRYWIDE CREDIT
                                                  INDUSTRIES, INC.
                                   PAGE
         PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary....S-3
Risk Factors.....................S-6
Countrywide Credit Industries....S-8
Use of Proceeds..................S-9                 % Adjustable
Capitalization...................S-10               Conversion-rate
Description of Units.............S-12             Equity Security Units
Description of the Purchase
   Contracts.....................S-14
Description of the Call Options..S-18
The Pledged Securities and the
   Pledge Agreement..............S-19
Certain Provisions of the Master Unit
   Agreement, Pledge Agreement                    ------------------
   and Call Option Agreement.....S-20
Description of the Notes.........S-22
Accounting Treatment.............S-30
U.S. Federal Income Tax
   Consequences..................S-30                  [LOGO]
Underwriting.....................S-37
Validity of Securities...........S-38

               PROSPECTUS                         ------------------

Additional Information...........2
Countrywide Credit Industries and
   Countrywide Home Loans........3
Use of Proceeds..................4
Selected Consolidated Financial
    Data.........................5
Description of Capital Stock.....7
Description of Stock Purchase                    GOLDMAN, SACHS & CO.
   Contracts and Stock Purchase                  [OTHER UNDERWRITERS]
   Units.........................9
Description of Debt Securities
   of Countrywide Credit
   Industries....................9
Description of Debt Securities of
   Countrywide Home Loans and
   Related Guarantees of
   Countrywide Credit
   Industries....................16
Plan of Distribution.............30
Validity of Securities...........32
Experts..........................32

=======================================   =====================================

                                  PART II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

         SEC registration fee                              $834,000
         NASD fee
         Stock exchange listing fees
         Blue sky fees and expenses
         Legal fees and expenses
         Accounting fees and expenses
         Printing and engraving expenses
         Trustees' fees and expenses
         Rating agency fees
         Miscellaneous
                                                           ===========
               Total                                       $
                                                           ===========
-----------------

     *Except for the SEC registration fee and the NASD fee, all of the foregoing expenses have been estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent. Sections 722, 723, 725 and 726 of the New York Business Corporation Law are substantively equivalent to Section 145 of the Delaware General Corporation Law.

     Article SIXTH of the Certificate of Incorporation of Countrywide Credit Industries provides that Countrywide Credit Industries may indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware. Article VIII of Countrywide Credit Industries' Bylaws provides that Countrywide Credit Industries shall indemnify its directors and officers, and persons serving as directors and officers of Countrywide Home Loans at the request of Countrywide Credit Industries, against any threatened, pending or completed action, suit or proceeding or investigation brought against such directors and officers by reason of the fact that such persons were such directors or officers, provided that such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of Countrywide Credit Industries; except that in the case of actions brought by or in the right of Countrywide Credit Industries to procure a judgment in its favor, no indemnification is permitted in respect to any claim, issue or matter as to which any such director or officer shall have been adjudged to be liable to Countrywide Credit Industries unless the court in which the action was brought determines that such person is entitled to indemnification. Countrywide Credit Industries' Bylaws further contemplate that the indemnification provisions permitted thereunder are not exclusive of any other rights to which such directors and officers are otherwise entitled by means of Bylaw provisions, agreements, vote of stockholders or disinterested directors or otherwise. Countrywide Credit Industries has entered into indemnity agreements with certain of its directors and executive officers (including the directors and executive officers of Countrywide Home Loans), whereby such individuals are indemnified by Countrywide Credit Industries up to an aggregate limit of $5,000,000 for any claims made against such individual based on any act, omission or breach of duty committed while acting as a director or officer, except, among other things, cases involving dishonesty or improper personal benefit. Countrywide Credit Industries also maintains an insurance policy pursuant to which its directors and officers (including the directors and executive officers of Countrywide Home Loans) are insured against certain liabilities which might arise out of their relationship with Countrywide Credit Industries as directors and officers.

     Article SEVENTH of the Certificate of Incorporation provides that a director of Countrywide Credit Industries shall have no personal liability to Countrywide Credit Industries or its stockholders for monetary damages for breach of his fiduciary duty of care as a director to the full extent permitted by the Delaware General Corporation Law, as it may be amended from time to time.

ITEM 16. EXHIBITS

          1.1* --Form of Underwriting Agreement (for equity securities of Countrywide Credit Industries)

          1.2* --Form of Underwriting Agreement (for debt securities of Countrywide Credit Industries)

          1.3** --Form of Underwriting Agreement (for units consisting of stock purchase contracts and debt securities of Countrywide Credit Industries)

          1.4* --Form of Selling Agency Agreement (for debt securities of Countrywide Home Loans)

          4.1       --Specimen Certificate of Countrywide Credit
                    Industries' Common Stock (incorporated by reference to
                    Exhibit 4.2 to Countrywide Credit Industries' Current Report on Form 8-K dated February 6, 1987)

          4.2 --Certificate of Amendment of Restated Certificate of Incorporation of Countrywide Credit Industries (incorporated by reference to Exhibit 4.1 to Countrywide Credit Industries' Quarterly Report on Form 10-Q dated August 31, 1987)

          4.3 --Restated Certificate of Incorporation of Countrywide Credit Industries (incorporated by reference to Exhibit
                    4.2 to Countrywide Credit Industries' Quarterly Report on Form 10-Q dated August 31, 1987)

          4.4 --Bylaws of Countrywide Credit Industries, as amended and restated (incorporated by reference to Countrywide Credit Industries' Current Report on Form 8-K dated February 10, 1988)

          4.5 --Rights Agreement, dated as of February 10, 1988, between Countrywide Credit Industries and Bank of America NT & SA, as Rights Agent (incorporated by reference to Exhibit 4 to Countrywide Credit Industries' Form 8-A filed on February 12, 1988)

          4.6 --Amendment No. 1 to Rights Agreement, dated as of March 24, 1992, between Countrywide Credit Industries and Bank of America NT & SA, as Rights Agent (incorporated by reference to Exhibit 1 to Countrywide Credit Industries' Form 8 filed on March 27, 1992)

          4.7** --Form of Indenture between Countrywide Credit Industries and The Bank of New York, as trustee, providing for the issuance of senior debt securities

          4.8** --Form of Indenture between Countrywide Credit Industries and The Bank of New York, as trustee, providing for the issuance of subordinated debt securities

          4.9 --Indenture, dated as of January 1, 1992, among Countrywide Home Loans, Countrywide Credit Industries and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 of Countrywide Home Loans and Countrywide Credit Industries (File Nos. 33-50661 and 33-50661-01) filed on October 19, 1993))

          4.10 --Supplemental Indenture No. 1, dated as of June 15, 1995, to the Indenture dated as of January 1, 1992, among Countrywide Home Loans, Countrywide Credit Industries and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-3 of Countrywide Home Loans and Countrywide Credit Industries (File Nos. 33-59559 and 33-59559-01))

          4.11** --Form of Indenture among Countrywide Home Loans, Countrywide Credit Industries and The Bank of New York, as trustee, providing for the issuance of subordinated debt securities.

          4.12** --Form of Master Unit Agreement, between Countrywide Credit Industries and The Bank of New York, as agent.

          4.13**    --Form of Purchase Contract between Countrywide Credit
                    Industries and        , as purchase contract agent

          4.14**    --Form of Pledge Agreement, among Countrywide Credit
                    Industries,       , as collateral agent, and        , as
                    purchase contract agent

          4.15*     --Form of Fixed Rate Medium-Term Note

          4.16*     --Form of Floating Rate Medium-Term Note

          5.1** --Opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to Countrywide Credit Industries and Countrywide Home Loans, as to the legality of the securities being offered

          8.1** --Opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to Countrywide Credit Industries and Countrywide Home Loans, as to certain tax matters

          12.1 --Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit
                    12.1 to Countrywide Credit Industries' Annual Report on Form 10-K for the year ended February 28, 1999)

          23.1      --Consent of Grant Thornton LLP

          23.2 --Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1)

          23.3 --Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 8.1)

          24 --Powers of Attorney for Countrywide Credit Industries and Countrywide Home Loans relating to subsequent amendments (included on pages II-6, II-7 and II-8)

          25.1** --Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of The Bank of New York relating to senior debt securities of Countrywide Credit Industries (separately bound)

          25.2** --Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of The Bank of New York relating to subordinated debt securities of Countrywide Credit Industries (separately bound)

          25.3** --Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of The Bank of New York relating to senior debt securities of Countrywide Home Loans (separately bound)

          25.4** --Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of The Bank of New York relating to subordinated debt securities of Countrywide Home Loans (separately bound)

--------------
*    To be filed as an exhibit to a Current Report on Form 8-K of
     Countrywide Credit Industries at such time as an underwritten issuance of such securities is contemplated.
**   To be filed by amendment.


ITEM 17. UNDERTAKINGS

     (a) The undersigned Countrywide Credit Industries and Countrywide Home Loans (the "Registrants") hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Countrywide Credit Industries' annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrants hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Countrywide Credit Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 9th day of July, 1999.

                                      COUNTRYWIDE CREDIT INDUSTRIES, INC.

                                      By:   /s/   ANGELO R. MOZILO
                                          ------------------------------------
                                                  Angelo R. Mozilo
                                               Chairman of the Board
                                      of Directors and Chief Executive Officer

                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David S. Loeb, Angelo R. Mozilo, Stanford L. Kurland and Carlos M. Garcia, and each of them, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                           TITLE                   DATE
            ---------                           -----                   ----
       /s/ ANGELO R. MOZILO
-----------------------------------   Chairman of the Board of      July 9, 1999
         ANGELO R. MOZILO             Directors and Chief
                                      Executive Officer
                                      (Principal Executive
                                      Officer); Director


        /s/ DAVID S. LOEB             President; Director           July 9, 1999
-----------------------------------
          DAVID S. LOEB


       /s/ CARLOS M. GARCIA
-----------------------------------   Managing Director, Finance,   July 9, 1999
         CARLOS M. GARCIA             Chief Financial Officer
                                      and Chief Accounting
                                      Officer (Principal
                                      Financial and Accounting
                                      Officer)

    /s/ JEFFREY M. CUNNINGHAM         Director                      July 9, 1999
-----------------------------------
      JEFFREY M. CUNNINGHAM


       /s/ ROBERT J. DONATO           Director                      July 9, 1999
-----------------------------------
         ROBERT J. DONATO


     /s/ MICHAEL E. DOUGHERTY         Director                      July 9, 1999
-----------------------------------
       MICHAEL E. DOUGHERTY


         /s/ BEN M. ENIS              Director                      July 9, 1999
-----------------------------------
           BEN M. ENIS


         /s/ EDWIN HELLER             Director                      July 9, 1999
-----------------------------------
           EDWIN HELLER


       /s/ HARLEY W. SNYDER           Director                      July 9, 1999
-----------------------------------
         HARLEY W. SNYDER

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Countrywide Home Loans, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 9th day of July, 1999.

                                      By:   /s/   ANGELO R. MOZILO
                                          ------------------------------------
                                                  Angelo R. Mozilo
                                         Chairman of the Board of Directors

                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David S. Loeb, Angelo R. Mozilo, Stanford L. Kurland and Carlos M. Garcia, and each of them, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and any registration statement related to the offering contemplated by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                           TITLE                   DATE
            ---------                           -----                   ----

       /s/ ANGELO R. MOZILO           Chairman of the Board of      July 9, 1999
-----------------------------------   Directors; Director
         ANGELO R. MOZILO


        /s/ DAVID S. LOEB             Director                      July 9, 1999
-----------------------------------
          DAVID S. LOEB

     /s/ STANFORD L. KURLAND          Chief  Executive  Officer     July 9, 1999
-----------------------------------   and President (Principal
       STANFORD L. KURLAND            Executive Officer);
                                      Director

     /s/ THOMAS K. MCLAUGHLIN         Managing   Director   and     July 9, 1999
-----------------------------------   Chief Financial Officer
       THOMAS K. MCLAUGHLIN           (Principal Financial and
                                      Accounting Officer)

                                   EXHIBIT INDEX
                                   -------------

          1.1* --Form of Underwriting Agreement (for equity securities of Countrywide Credit Industries)

          1.2* --Form of Underwriting Agreement (for debt securities of Countrywide Credit Industries)

          1.3** --Form of Underwriting Agreement (for units consisting of stock purchase contracts and debt securities of Countrywide Credit Industries)

          1.4* --Form of Selling Agency Agreement (for debt securities of Countrywide Home Loans)

          4.1       --Specimen Certificate of Countrywide Credit
                    Industries' Common Stock (incorporated by reference to
                    Exhibit 4.2 to Countrywide Credit Industries' Current Report on Form 8-K dated February 6, 1987)

          4.2 --Certificate of Amendment of Restated Certificate of Incorporation of Countrywide Credit Industries (incorporated by reference to Exhibit 4.1 to Countrywide Credit Industries' Quarterly Report on Form 10-Q dated August 31, 1987)

          4.3 --Restated Certificate of Incorporation of Countrywide Credit Industries (incorporated by reference to Exhibit
                    4.2 to Countrywide Credit Industries' Quarterly Report on Form 10-Q dated August 31, 1987)

          4.4 --Bylaws of Countrywide Credit Industries, as amended and restated (incorporated by reference to Countrywide Credit Industries' Current Report on Form 8-K dated February 10, 1988)

          4.5 --Rights Agreement, dated as of February 10, 1988, between Countrywide Credit Industries and Bank of America NT & SA, as Rights Agent (incorporated by reference to Exhibit 4 to Countrywide Credit Industries' Form 8-A filed on February 12, 1988)

          4.6 --Amendment No. 1 to Rights Agreement, dated as of March 24, 1992, between Countrywide Credit Industries and Bank of America NT & SA, as Rights Agent (incorporated by reference to Exhibit 1 to Countrywide Credit Industries' Form 8 filed on March 27, 1992)

          4.7** --Form of Indenture between Countrywide Credit Industries and The Bank of New York, as trustee, providing for the issuance of senior debt securities

          4.8** --Form of Indenture between Countrywide Credit Industries and The Bank of New York, as trustee, providing for the issuance of subordinated debt securities

          4.9 --Indenture, dated as of January 1, 1992, among Countrywide Home Loans, Countrywide Credit Industries and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 of Countrywide Home Loans and Countrywide Credit Industries (File Nos. 33-50661 and 33-50661-01) filed on October 19, 1993))

          4.10 --Supplemental Indenture No. 1, dated as of June 15, 1995, to the Indenture dated as of January 1, 1992, among Countrywide Home Loans, Countrywide Credit Industries and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.9 to the Registration Statement on Form S-3 of Countrywide Home Loans and Countrywide Credit Industries (File Nos. 33-59559 and 33-59559-01))

          4.11** --Form of Indenture among Countrywide Home Loans, Countrywide Credit Industries and The Bank of New York, as trustee, providing for the issuance of subordinated debt securities.

          4.12** --Form of Master Unit Agreement, between Countrywide Credit Industries and The Bank of New York, as agent.

          4.13**    --Form of Purchase Contract between Countrywide Credit
                    Industries and        , as purchase contract agent

          4.14**    --Form of Pledge Agreement, among Countrywide Credit
                    Industries,       , as collateral agent, and       , as
                    purchase contract agent

          4.15*     --Form of Fixed Rate Medium-Term Note

          4.16*     --Form of Floating Rate Medium-Term Note

          5.1** --Opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to Countrywide Credit Industries and Countrywide Home Loans, as to the legality of the securities being offered

          8.1** --Opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel to Countrywide Credit Industries and Countrywide Home Loans, as to certain tax matters

          12.1 --Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit
                    12.1 to Countrywide Credit Industries' Annual Report on Form 10-K for the year ended February 28, 1999)

          23.1      --Consent of Grant Thornton LLP

          23.2 --Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 5.1)

          23.3 --Consent of Fried, Frank, Harris, Shriver & Jacobson (included in Exhibit 8.1)

          24 --Powers of Attorney for Countrywide Credit Industries and Countrywide Home Loans relating to subsequent amendments (included on pages II-6, II-7 and II-8)

          25.1** --Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of The Bank of New York relating to senior debt securities of Countrywide Credit Industries (separately bound)

          25.2** --Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of The Bank of New York relating to subordinated debt securities of Countrywide Credit Industries (separately bound)

          25.3** --Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of The Bank of New York relating to senior debt securities of Countrywide Home Loans (separately bound)

          25.4** --Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of The Bank of New York relating to subordinated debt securities of Countrywide Home Loans (separately bound)

--------------
*    To be filed as an exhibit to a Current Report on Form 8-K of
     Countrywide Credit Industries at such time as an underwritten issuance of such securities is contemplated.
**   To be filed by amendment.